As filed with the Securities and Exchange Commission on October 23, 2015

Investment Company Act File No. 811-10593

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2 (CHECK APPROPRIATE BOX OR BOXES)

☒  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒  Amendment No. 9

Morgan Stanley Institutional Fund of Hedge Funds LP

(Exact name of Registrant as specified in Charter)

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (800) 421-7572

Joseph C. Benedetti, Esq.

Morgan Stanley Investment Management Inc.

522 Fifth Avenue

New York, NY 10036

(Name and address of agent for service)

COPY TO:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

PART A — INFORMATION REQUIRED IN A PROSPECTUS

PART B — INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

Name:
Number:

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

PRIVATE PLACEMENT MEMORANDUM

October 23, 2015

Morgan Stanley Alternative Investment Partners LP

General Partner

Morgan Stanley AIP GP LP

Investment Adviser

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

(800) 421-7572

In making an investment decision, an investor must rely upon his, her or its own examination of Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) and the terms of the offering, including the merits and risks involved, of the limited partnership interests (the “Interests”) described in this private placement memorandum (“Private Placement Memorandum”). The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Interests have not been and will not be registered under the 1933 Act or the securities laws of any state. The offering described in this Private Placement Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy Interests nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Partnership that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum. This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Partnership for the investor. This Private Placement Memorandum is qualified in its entirety by reference to the Partnership’s Amended and Restated Agreement of Limited Partnership (as it may be amended, modified or otherwise supplemented from time to time, the “Partnership Agreement”) itself. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Partnership Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions.

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STRUCTURAL DIAGRAM

This diagram and the accompanying text are intended as a simplified illustration of the Partnership’s structure and investment program. Please refer to the body of this Private Placement Memorandum for a more complete explanation of each, as well as details regarding the fees, expenses and risks to which an investment in Interests of the Partnership are subject.

As further described in the body of this Private Placement Memorandum, the Investment Funds in which the Partnership invests are commonly referred to as “hedge funds.” Because the investment strategies implemented by the investment managers to these Investment Funds are “non-traditional” in nature (e.g., not based on long-only portfolios of bonds or equities as are the investment programs of most registered investment companies such as mutual funds), this class of investments is typically referred to as “alternative investments.”

SUMMARY OF TERMS

THE PARTNERSHIP	Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) is a limited partnership organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940 (the “1940 Act”) as a closed-end, non-diversified management investment company. Like an unregistered private investment fund, the Partnership privately offers and sells its limited partnership interests (the “Interests”) in large minimum denominations to high net worth individual and institutional investors and restricts transferability of the Interests. The capital accounts of persons who purchase the Interests offered through this Private Placement Memorandum are subject to an asset-based fee payable to Morgan Stanley AIP GP LP, the Partnership’s investment adviser (the “Investment Adviser”). Unlike many private investment funds, the Partnership has registered under the 1940 Act to be able to offer the Interests without limiting the number of Eligible Investors (as defined below) who may participate in its investment program.

INVESTMENT PROGRAM	The Partnership seeks capital appreciation by investing substantially all of its assets in investment funds (“Investment Funds”) managed by unaffiliated third-party investment managers (“Investment Managers”) who employ a variety of alternative investment strategies in pursuit of attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns, as measured in the manner described below). These investment strategies allow Investment Managers the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets, and are referred to as “alternative investment strategies” in contrast to the investment programs of “traditional” registered investment companies, such as mutual funds. “Traditional” investment companies are generally characterized by long-only investments and limits on the use of leverage. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as “hedge funds,” the Partnership’s investment program can be broadly referred to as a fund of hedge funds. The Partnership measures the volatility of its returns by “standard deviation,” which is a measure of risk that represents the degree to which an investment’s performance has varied from its average performance over a particular period. The obligations of the 1940 Act (and thus the protections thereunder), including limits on leverage, do not apply to Investment Funds. The Partnership’s investments, other than in Investment Funds, generally are limited to derivative investments to gain exposure to certain Investment Funds, such as total return swaps, options and futures.

Investment Funds are commingled asset pools that may engage in a wide variety of investment strategies. Among other things, Investment Funds invest primarily in U.S. and non-U.S. equity and debt securities and may engage in leverage, short selling and derivative transactions. Investment Funds typically offer their securities privately without registration under the Securities Act of 1933, as amended (the “1933 Act”), in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors. Investment Funds are excluded from the definition of “investment company,” and hence are not registered as investment companies under the 1940 Act. The general partners or investment advisers of these Investment Funds, which are typically structured as limited partnerships or limited liability companies, are usually compensated through asset-based fees and incentive-based allocations. Through the selection and ongoing monitoring of Investment Funds, the Partnership seeks to achieve capital appreciation that is neither highly correlated with fixed income or equity indices nor disproportionately influenced by the performance of any single Investment Fund. In addition, through constructing a portfolio that is comprised of a number of Investment Funds, the Partnership seeks to achieve the desired capital appreciation with lower volatility than likely would be achieved by investing with most individual Investment Funds. Investing in a number of Investment Funds involves additional costs.

The Partnership may seek to gain investment exposure to certain Investment Funds, to adjust market or risk exposure or to increase overall returns by seeking “leveraged” market exposure in certain investments by entering into derivative transactions, such as total return swaps, options and futures. For example, to achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Fund the Partnership could not invest directly, perhaps because of its high investment minimum or its unavailability for direct investment, the Partnership may enter into one or more swap agreements under which the Partnership may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. See “Types of Investments and Related Risks—Special Investment Instruments and Techniques—Options and Futures” and “Types of Investments and Related Risks—Special Investment Instruments and Techniques—Swap Agreements.”

The Adviser (as hereinafter defined) is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors (as defined below). These Investment Funds will generally have investors other than the Partnership.

The Adviser allocates Partnership assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser’s assessment of the likely risks and returns of various investment strategies that the Investment Funds utilize and the likely correlation among the investment strategies under consideration. The Adviser generally seeks to invest substantially all of the Partnership’s assets in Investment Funds whose expected risk-adjusted returns are deemed attractive and likely to have limited correlations among each other or with fixed income or equity indices. The Adviser periodically reallocates the Partnership’s investments among Investment Funds in order to increase the Partnership’s expected risk-adjusted return. There is no guarantee that the Partnership will be able to avoid substantial losses due to poor returns by any Investment Fund or that the Adviser’s expectations regarding Investment Funds’ limited correlations among each other or with fixed income or equity indices will prove correct.

The Adviser and its personnel use a wide range of resources, including its well-established network, to identify attractive Investment Funds and promising investment strategies for consideration in connection with investments by the Partnership. To narrow the set of Investment Funds and investment strategies initially identified for consideration, the Adviser screens Investment Funds and investment strategies according to criteria that include both quantitative measures such as past performance and systematic risk exposures, to the extent that data is available and; qualitative factors such as the reputation, experience and training of the Investment Manager, and the ability of the Investment Manager to articulate a coherent investment philosophy and risk control process. Following the initial screening process, the Adviser conducts further review of the Investment Funds that it considers likely to generate superior, risk-adjusted returns consistent with the Adviser’s views at that time as to both the most attractive strategy types and the needs of the Partnership’s existing portfolio. On an ongoing basis, the Adviser conducts similar, periodic reviews with respect to Investment Funds in which the Partnership has invested.

The Adviser’s personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in Investment Funds.

The Adviser invests primarily in Investment Funds that employ the following strategies (among others):

• relative value strategies—seek to identify and exploit inefficiencies in the relative pricing of securities whose prices are deemed to move in relation to each other;

• security selection strategies—seek to combine long and short positions of equity securities primarily;

• specialist credit strategies—seek to invest in and lend to credit sensitive issuers that are generally rated below investment grade (typically referred to as “junk”); and

• directional strategies—seek to invest based on the expected direction of market prices of currencies, commodities, equities and bonds in the futures and cash markets.

See “Investment Program-Investment Strategies.”

The Adviser typically endeavors to limit the exposure to any one type of investment strategy to less than 35% of the Partnership’s gross assets (measured over time and subject to underlying Investment Funds’ liquidity constraints) and to limit investments in any one Investment Fund to no more than 15% of the Partnership’s gross assets (measured at the time of purchase). The Adviser limits Partnership investments in any one Investment Fund to less than 5% of an Investment Fund’s outstanding voting securities. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Investments in Non-Voting Stock; Inability to Vote.”

The Investment Funds in which the Partnership invests are not subject to the Partnership’s investment restrictions and are generally subject to few investment limitations. The Investment Funds may collectively invest more than 25% of their assets in an industry or group of industries.

In response to adverse market, economic or political conditions, the Partnership may invest temporarily in high quality fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for temporary defensive purposes. In addition, the Partnership may also make these types of investments pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests.

LEVERAGE AND BORROWING	The Partnership may borrow money in connection with its investment activities—i.e., the Partnership may utilize leverage. Specifically, the Partnership may borrow to manage timing issues in connection with the acquisition of its investments (i.e., to provide the Partnership with temporary liquidity to acquire investments in Investment Funds in advance of the Partnership’s receipt of redemption proceeds from another Investment Fund). The Partnership has entered into a demand discretionary credit agreement (a “Credit Agreement”) with State Street Bank and Trust Company (in such capacity, the “Lender”) to enable the Partnership to borrow money for such purposes. Pursuant to the terms of the Credit Agreement, the Partnership may borrow money from the Lender up to a maximum aggregate outstanding amount of $50 million (subject to the Asset Coverage Requirement, as defined below). Amounts borrowed by the

Partnership under the Credit Agreement must be repaid upon demand by the Lender, and must also be repaid so that there are no borrowings outstanding over at least one interval of three consecutive business days during any 120-day period.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). The Partnership’s borrowings will at all times be subject to the Asset Coverage Requirement.

Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the Asset Coverage Requirement. Accordingly, the Partnership’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008. In general, the use of leverage by Investment Funds or the Partnership may increase the volatility of the Investment Funds or the Partnership. See “Types of Investments and Related Risks—Investment Related Risks—Leverage Utilized by the Partnership” and See “Types of Investments and Related Risks—Investment Related Risks—Leverage Utilized by Investment Funds.”

RISK FACTORS	An investment in the Partnership involves a high degree of risk and may involve the loss of capital, up to the entire amount of a Limited Partner’s investment. Other risks include the risks of investing in a partnership:

• where the Investment Funds in which the Partnership invests, in some cases, may be newly organized with limited operating histories upon which to evaluate their performance

• where the Investment Funds in which the Partnership invests may invest their assets in securities for which trading activity may be dramatically impaired or cease at any time (whether due to general market turmoil, problems experienced by a single issuer or market sector or other factors), such as collateralized debt obligations backed by mortgages (especially subprime mortgages), asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares

• whose performance depends upon the performance of the Investment Managers and selected strategies, the adherence by such Investment Managers to their selected strategies, the instruments used by such Investment Managers and the Adviser’s ability to select Investment Managers and strategies and effectively allocate Partnership assets among them

•	that may borrow money (i.e., incur leverage) to make investments in Investment Funds and/or incur economic leverage via the use of derivatives, which may increase the volatility of the Partnership

•	whose underlying Investment Funds, whether via borrowing or utilizing derivatives, may, for investment or other purposes, also incur leverage without the limitations of the 1940 Act and subject only to self-imposed limitations set forth in their respective offering or organizational documents, which may increase the volatility of the Investment Funds and ultimately the Partnership

•	where underlying Investment Funds may invest in commodities, the trading of which may involve large amounts of leverage and thus expose the Investment Fund and thus the Partnership to substantial risk of loss

•	where the Investment Managers may sell securities held by Investment Funds short, which involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short

•	where the underlying Investment Funds’ investment activities may be adversely affected by regulatory changes and/or restrictions (such as those relating to position limits in commodities and/or short selling) that may be imposed at any time

•	where the Investment Managers may invest the Investment Funds’ assets in securities of non-U.S. issuers, including those located in emerging markets, and where the Partnership may invest in Investment Funds that may be denominated in non-U.S. currencies, thus exposing the Partnership to various risks that may not be applicable to U.S. securities (including certain risks arising from problems with the Euro)

•	where the Investment Managers may change their investment strategies (i.e., may experience style drift) at any time

•	where the Investment Managers may invest the Investment Funds’ assets without limitation in restricted and illiquid securities

•	where the Investment Managers may invest the Investment Funds’ assets in equity securities without limitation as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies, the prices of which may be subject to erratic market movements

•	where the Investment Managers may generally charge investors in the Investment Funds (the Partnership being one such investor) asset-based fees and incentive allocations of as much as 10% to 30% of an Investment Fund’s net profits, which incentive allocations may create incentives for Investment Managers to make investments that are riskier or more speculative than in the absence of these fees and allocations

•	where an Investment Manager may focus on a particular industry or industries, which may subject the Investment Fund, and thus the Partnership, to greater risk and volatility than if investments had been made in issuers in a broader range of industries

•	where an Investment Fund’s assets may be invested in a limited number of securities, which may subject the Investment Fund, and thus the Partnership, to greater risk and volatility than if investments had been made in a larger number of securities

•	that is an unlisted closed-end fund whose shares are thus illiquid, which are not listed on any securities exchange or traded in any other market and are subject to substantial restrictions on transfer

•	where the Investment Managers may use derivatives for hedging and non-hedging purposes of the Investment Funds

•	where the Investment Funds’ returns may exhibit greater correlations among each other and/or with fixed income or equity indices than anticipated by the Adviser, especially during times of general market turmoil such as that experienced during late 2008

•	that does not make periodic distributions; investors will be required to pay applicable taxes on their respective share of the Partnership’s taxable income even if the Partnership does not distribute such income

•	whose Adviser and Investment Managers may have conflicts of interests

•	that is a non-diversified fund that may allocate a higher percentage of its assets to the securities of any one issuer than if it were a diversified fund

•	that is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to financial institutions generally or hedge funds such as the Investment Funds in particular

Moreover, because the Partnership invests in Investment Funds, investors are subject to additional risks, including those of investing in a partnership:

•	whose Investment Managers may employ quantitatively-based financial/analytical trading systems and models that are subject to inherent risks such as software development and implementation errors and other types of trading system or human errors, such that there can be no assurance that the trading systems employed by Investment Managers are currently effective or will remain effective

•	whose underlying Investment Funds will not be registered as investment companies under the 1940 Act, and, therefore, the Partnership, as an investor in such Investment Funds, and thus the Limited Partners, as indirect investors in such Investment Funds, will not be able to avail themselves of 1940 Act protections

•	whose investors will have no right to receive information about the Investment Funds or Investment Managers, and who will have no recourse against Investment Funds or their Investment Managers

•	whose investments in certain underlying Investment Funds may be subject to initial lock-up periods during which the Partnership may not withdraw its investment

•	where certain underlying Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time, possibly requiring the Partnership to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner

•	that may not be able to invest in certain Investment Funds that are oversubscribed or closed or that may only be able to allocate a limited amount of assets to an Investment Fund that has been identified as an attractive opportunity

•	investing in a partnership whose investors will bear two layers of asset-based fees and expenses—one at the Partnership level and one at the Investment Fund level—and incentive allocations at the Investment Fund level

•	that may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, thus exposing the Partnership to the risks of that strategy (though the Adviser typically endeavors to limit the exposure to any one type of investment strategy to less than 35% of the Partnership’s gross assets (measured over time and subject to underlying Investment Funds’ liquidity constraints))

•	that invests in a number of Investment Funds, resulting in investment related expenses that may be higher than if the Partnership invested in only one Investment Fund

•	where the Investment Managers may receive compensation for positive performance of the relevant Investment Fund in the form of the asset-based fees, incentive fees and other expenses payable by the Partnership as an investor in the relevant Investment Fund, even if the Partnership’s overall returns are negative

•	where the Investment Managers make investment decisions independent of the Adviser and each other, which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performance

•	that invests in Investment Funds that may hold a portion of their assets in “side pockets” (i.e., a sub-account established by an Investment Fund in which certain assets (which generally are illiquid and/or hard to value)) are held and segregated from the other assets of the Investment Fund until some type of realization event occurs), which may further restrict the liquidity of the Partnership’s investments in such Investment Funds, and thus the Limited Partners’ investments in the Partnership

•	many of whose assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate; the valuation of the Partnership’s investments in Investment Funds is ordinarily determined based on valuations provided by their Investment Managers, who may face a conflict of interest as such valuations will be used to calculate fees payable to the Investment Manager, as well as the Adviser, and the price at which purchases and repurchases are made.

•	that may not be able to vote on matters that require the approval of the investors of an underlying Investment Fund, including a matter that could adversely affect the Partnership’s investment in it

•	that, upon its redemption of all or a portion of its interest in an Investment Fund, may receive an in-kind distribution of securities that are illiquid or difficult to value

Accordingly, the Partnership should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Partnership only if it can sustain a complete loss of its investment. See “Types of Investments and Related Risks.”

THE GENERAL PARTNER	Morgan Stanley Alternative Investment Partners LP (the “General Partner”), a limited partnership formed under the laws of the State of Delaware, serves as the general partner of the Partnership. The General Partner has claimed an exemption from registration as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) in connection with the Partnership. The General Partner is an affiliate of Morgan Stanley. The General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors of the Partnership or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement and Sub-Advisory Agreement (as defined below).

The General Partner is affiliated with Morgan Stanley Alternative Investment Partners (“Morgan Stanley AIP”), a subsidiary of Morgan Stanley Investment Management Inc. (“MSIM”) focused on managing alternative investments, including funds of hedge funds (such as the Partnership), funds of private equity funds and funds of real estate funds, for a range of institutional and individual clients. MSIM is an affiliate of Morgan Stanley.

BOARD OF DIRECTORS	The Partnership has a Board of Directors (each member, a “Director” and, collectively, the “Board of Directors”) that has overall responsibility for monitoring and overseeing the Partnership’s investment program and its management and operations. The General Partner has delegated to the Board of Directors its rights and powers to the extent necessary for the Board of Directors to carry out its oversight obligations as may be required by the 1940 Act, state law, or other applicable laws or regulations. Each investor, by investing in the Partnership, will become a limited partner of the Partnership (“Limited Partner”). Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Limited Partners. A majority of the Directors are not “interested persons” (as defined by the 1940 Act) of the Partnership, the General Partner or the Adviser. See “Management of the Partnership—Board of Directors” and “Voting.”

The Partnership entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Investment Adviser, effective as of June 30, 2002, which is renewed annually. The Investment Advisory Agreement will continue in effect from year to year thereafter if the continuance is approved annually by the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Partnership, so long as in either case, the continuance is also approved by a majority of the Independent Directors. The Board of Directors may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Investment Adviser. See “Investment Advisory and Sub-Advisory Agreements.”

THE ADVISER	Morgan Stanley AIP GP LP serves as the Partnership’s Investment Adviser. The Investment Adviser is a limited partnership formed under the laws of the State of Delaware and has claimed an exemption from registration as a commodity trading adviser with the CFTC in connection with the Partnership.

Morgan Stanley Investment Management Limited, a company incorporated under the laws of England, serves as the Partnership’s investment sub-adviser (the “Sub-Adviser”). The Investment Adviser has entered into a sub-advisory agreement with the Sub-Adviser (the “Sub-Advisory Agreement”).

Each of the Investment Adviser and Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise specified, the Investment Adviser and Sub-Adviser together are referred to as the “Adviser.”

The day-to-day portfolio management, short-term cash management and operations of the Partnership are the responsibility of Mustafa A. Jama, Chief Investment Officer, Fund of Hedge Funds team; Lawrence Berner, Portfolio Manager; Paresh Bhatt, Portfolio Manager; José F. González-Heres, Portfolio Manager; Jarrod Quigley, Portfolio Manager; Eric Stampfel, Portfolio Manager; Radha Thillainatesan, Portfolio Manager; and Mark L.W. van der Zwan, Portfolio Manager, subject to oversight by the Board of Directors. See “The Adviser.”

The Adviser is an affiliate of Morgan Stanley. Morgan Stanley is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services.

PARTNERSHIP EXPENSES	The Adviser bears all of its own costs incurred in providing investment advisory services to the Partnership, including travel and other expenses related to its selection and monitoring of Investment Managers. As described below, however, the Partnership bears all other expenses related to its investment program (collectively, “investment related expenses”). The Adviser also provides, or arranges at its expense, for certain management and administrative services to be provided to the Partnership and the General Partner. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials with state and U.S. federal regulators; providing legal and regulatory advice in connection with administrative functions; and reviewing and arranging for payment of the Partnership’s expenses. See “Partnership Expenses.”

The Adviser pays or assumes all ordinary operating expenses of the Partnership and the General Partner (if incurred by the General Partner in connection with the Partnership), other than the fee payable to the Adviser, investment related expenses of the Partnership and certain other expenses described below. Expenses assumed by the Partnership include: all investment related expenses incurred by the Partnership, including, but not limited to, expenses borne indirectly through the Partnership’s investments in the underlying Investment Funds, any fees and expenses charged by the Investment Managers of the Investment Funds (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds (whether or not consummated), and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; any non-investment related interest expense; attorneys’ fees and disbursements associated with preparing and updating the Partnership’s Private Placement Memorandum and subscription documents (the “Offering Materials”) and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership; fees paid to the Administrator; recordkeeping, custody and escrow fees and expenses; the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond; the Management Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners; fees of Directors that are not “interested persons” and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Partnership’s transactions among the Adviser and any custodian or other agent engaged by the Partnership; and any extraordinary expenses, including indemnification expenses as provided for in the Partnership Agreement.

The Partnership has retained State Street Bank and Trust Company to provide certain administrative services to the Partnership (in such capacity, the “Administrator”). In consideration of the administrative services provided by the Administrator to the Partnership, the Partnership pays the Administrator a monthly fee at an annual rate ranging from 0.045% to 0.075%, based on the aggregate monthly net assets of certain Morgan Stanley products, including the Partnership, for which State Street Bank and Trust Company serves as administrator (the “Administrative Fee”). The Administrative Fee is an expense paid out of the Partnership’s assets. See “Administrator.”

MANAGEMENT FEE	In consideration of the advisory and other services provided by the Investment Adviser to the Partnership, the Partnership pays the Investment Adviser a monthly fee of 0.046% (0.55% on an annualized basis) of the Partnership’s net assets (the “Management Fee”). The Management Fee is an expense paid out of the Partnership’s assets. See “Management Fee.”

ADVISER PAYMENTS	The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Partnership, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries (“Intermediaries”) in connection with the sale, distribution and retention of Interests, and/or Limited Partner servicing. For example, the Adviser may pay compensation to Intermediaries for the purpose of promoting the sale of Interests of the Partnership, maintaining balances in the Partnership and/or for sub-accounting, administrative or Limited Partner processing services. Such payments are made quarterly by the Adviser. The payments made by the Adviser may be based on the net asset value of the Partnership as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser and may be substantial. With respect to any Intermediaries affiliated with the Adviser, such additional compensation will not exceed 0.05% of the average net asset value of the outstanding Interests beneficially owned by customers of an Intermediary over the applicable quarter (0.20% on an annualized basis).

With respect to each Intermediary that may receive such payments, these payments will be paid by the Adviser from its own funds, based in each case on the net asset value of the Partnership attributable to each client of such Intermediary who invests in the Partnership. A portion of this payment may be paid through to the professional responsible for the client relationship and/or selling the Partnership. This payment may be made as long as a client of an Intermediary is invested in the Partnership.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries, out of the Adviser’s own funds and not as an additional charge to the Partnership, may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Interests of the Partnership, and funds whose affiliates make similar compensation available, over sales of shares of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Limited Partners maintain their assets in the Partnership rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Interests of the Partnership or the amount that the Partnership receives to invest on behalf of an investor. Limited Partners may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Interests of the Partnership. See “Adviser Payments.”

ALLOCATION OF PROFIT AND LOSS	The net profits or net losses of the Partnership (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) are credited to or debited against the capital account of a Limited Partner at the end of each fiscal period of the Partnership in accordance with the Limited Partner’s “investment percentage” for the period.

A Limited Partner’s investment percentage is determined by dividing the balance of the Limited Partner’s capital account by the sum of the balances of the capital accounts of all Limited Partners. See “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

CONFLICTS OF INTEREST	The investment activities of the Adviser, the Investment Managers and their affiliates for their own accounts and other accounts they manage, and the management activities of the General Partner, may give rise to conflicts of interest that may disadvantage the Partnership. Morgan Stanley, an affiliate of the Adviser and the General Partner, is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities and may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Partnership or the Limited Partners. See “Conflicts of Interest.”

SUBSCRIPTION FOR INTERESTS	Each Limited Partner must subscribe for a minimum initial investment in the Partnership of $5,000,000. Additional investments in the Partnership must be made in a minimum amount of $100,000. The minimum initial and additional investments may be reduced by the General Partner with respect to certain individual investors or classes of investors (specifically, with respect to employees, officers, principals or directors of the Partnership, the Adviser, the General Partner or their affiliates) or with respect to investments in the Partnership made by feeder funds affiliated with the Partnership. The General Partner may, in its discretion, cause the Partnership to repurchase all of the Interests of a Limited Partner if the Limited Partner’s capital account balance in the Partnership, as a result of repurchase or transfer requests by the Limited Partner, is less than $5,000,000.

The General Partner, on behalf of the Partnership, may accept initial and additional subscriptions for Interests as of the first business day of each calendar month. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the General Partner, on behalf of the Partnership, may accept, in its sole discretion, a subscription prior to receipt of immediately available funds, an investor may not become a Limited Partner until immediately available funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The General Partner, on behalf of the Partnership, reserves the right to reject any subscription for Interests (or portions of Interests) and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

Entities may be retained by the Partnership or the General Partner to assist in the placement of Interests. These entities (“Placement Agents”), which may be affiliated with the General Partner and the Adviser, may be entitled to receive a placement fee from each investor purchasing an Interest through a Placement Agent. Currently, there is no placement fee applied to an investment in the Partnership.

ELIGIBILITY	Each investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act and a “qualified eligible person” as defined in Rule 4.7 under the Commodity Exchange Act of 1974, as amended (the “Commodity Exchange Act”). Each prospective investor must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D, “qualified eligible persons” as defined in Rule 4.7 and “qualified clients” within the meaning of Rule 205-3 are referred to in this Private Placement Memorandum as “Eligible Investors.” Existing Limited Partners subscribing for additional Interests will be required to qualify as “Eligible Investors” at the time of the additional subscription. The qualifications required to invest in the Partnership appear in a subscription agreement that must be completed by each prospective investor.

TRANSFER RESTRICTIONS	An Interest (or portion of an Interest) held by a Limited Partner may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner or (2) under certain limited circumstances, with the written consent of the General Partner (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless the Partnership consults with its counsel and counsel confirms that the transfer will not cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation, the General Partner generally may not consent to a transfer of an

Interest (or portion of an Interest) unless the following conditions are met: (1) the transferring Limited Partner has been a Limited Partner for at least six months; (2) the proposed transfer is to be made on the effective date of an offer by the Partnership to repurchase the Interest (or portion of the Interest); and (3) the transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Limited Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities), (b) to members of the transferring Limited Partner’s immediate family (siblings, spouse, parents or children), or (c) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or portion of an Interest), the Partnership may require the Limited Partner requesting the transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request.

Transferees will not be allowed to become substituted Limited Partners without the consent of the General Partner, which may be withheld in its sole discretion. A Limited Partner who transfers an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership or the General Partner in connection with the transfer. See “Redemptions, Repurchases and Transfers of Interests—Transfers of Interests.”

REDEMPTIONS AND REPURCHASES OF INTERESTS BY THE PARTNERSHIP	No Limited Partner has the right to require the Partnership to redeem his, her or its Interest (or portion of the Interest). The Partnership may from time to time offer to repurchase Interests (or portions of them) pursuant to written tenders by Limited Partners, and each such repurchase offer will generally apply to 5% to 25% of the assets of the Partnership. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion. In determining whether the Partnership should offer to repurchase Interests (or portions of them), the Board of Directors will consider the recommendations of the Adviser and the General Partner as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser and the General Partner expect that they typically will recommend to the Board of Directors that the Partnership offer to repurchase Interests (or portions of them) from Limited Partners quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day). Each repurchase offer will generally commence approximately 75 days prior to the applicable repurchase date.

The Partnership Agreement, however, provides that the Partnership will be dissolved if any Partner that has submitted a written request, in accordance with the terms of that Agreement,

to tender his, her or its entire Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Partnership has the right to repurchase Interests of Limited Partners if the General Partner determines that the repurchase is in the best interests of the Partnership or upon the occurrence of certain events specified in the Partnership Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Interests—No Right of Redemption” and “—Repurchases of Interests.”

SUMMARY OF TAXATION	The Partnership intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Partnership should not be subject to U.S. federal income tax, and each Limited Partner is required to report on his, her or its own annual tax return the Limited Partner’s distributive share of the Partnership’s taxable income or loss. If the Partnership was determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Partnership would be subject to corporate income tax, and any distributions of profits from the Partnership would be treated as dividends.

See “Tax Aspects.”

EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities (each, a “tax-exempt” entity) may purchase Interests in the Partnership. The Partnership’s assets will not be deemed to be “plan assets” for purposes of ERISA. Investment Managers may utilize leverage in connection with their investment or trading activities. Additionally, the Partnership may borrow money in connection with its investment activities. As a result of the foregoing, a tax-exempt entity that is a Limited Partner may incur income tax liability with respect to its share of the net profits derived from these leveraged transactions to the extent they are treated as giving rise to “unrelated business taxable income” (commonly referred to as UBTI) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

The Partnership provides to tax-exempt entities that are Limited Partners accounting information as is available to the Partnership to assist the Limited Partners in reporting unrelated business taxable income for income tax purposes. Investment in the Partnership by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Private Placement

Memorandum and to consult their legal, tax and accounting advisors with respect to their consideration of an investment in the Partnership. See “ERISA Considerations” and “Tax Aspects.”

REPORTS TO LIMITED PARTNERS	The General Partner furnishes to Limited Partners as soon as practicable after the end of each taxable year information as is required by law to assist the Limited Partners in preparing their tax returns. Investment Managers typically experience delays in providing the necessary tax information, thereby causing a delay in the General Partner’s preparation of tax information for investors. This delay will require Limited Partners to seek extensions on the time to file their tax returns or delay the preparation of the Partnership’s annual report. The General Partner sends Limited Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Limited Partners also are sent reports on a monthly or quarterly basis regarding the Partnership’s operations during each month or quarter. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure.”

TERM	The Partnership’s term is perpetual unless the Partnership is otherwise terminated under the terms of the Partnership Agreement.

FISCAL YEAR	For accounting purposes, the Partnership’s fiscal year is the 12-month period ending on December 31. For tax purposes, the Partnership has adopted the 12-month period ending December 31 of each year as its taxable year.

ADMINISTRATOR	The Partnership has retained State Street Bank and Trust Company to provide certain administrative services to the Partnership. Fees payable to the Administrator for these services, and reimbursement for the Administrator’s out-of-pocket expenses, are paid by the Partnership. See “Partnership Expenses” and “Administrator.”

CUSTODIAN AND ESCROW AGENT	The Partnership has retained State Street Bank and Trust Company to provide certain custodial services to the Partnership (in such capacity, the “Custodian”) and to serve as escrow agent (in such capacity, the “Escrow Agent”) with respect to subscription monies received from prospective investors. Fees payable to the Custodian and the Escrow Agent for these services, and reimbursement for the Custodian’s and the Escrow Agent’s out-of-pocket expenses, are paid by the Partnership. See “Partnership Expenses” and “Custodian and Escrow Agent.”

LEGAL COUNSEL	The Partnership has retained Dechert LLP to serve as legal counsel to the Partnership.

INDEPENDENT PUBLIC ACCOUNTANTS	The Board of Directors has selected Ernst & Young LLP as the independent public accountants of the Partnership.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that the Partnership expects to incur and that Limited Partners can expect to bear directly or indirectly.

LIMITED PARTNER TRANSACTION FEES
Maximum placement fee (percentage of purchase amount)	None
Maximum redemption fee	None

ANNUAL PARTNERSHIP EXPENSES (as a percentage of the Partnership’s net assets)
Management Fee (to the Investment Adviser)	0.55%
Acquired Fund Fees and Expenses(1)	5.96%
Interest Payments on Borrowed Funds	0.01%
Other Expenses	0.17%
Total Annual Partnership Expenses	6.69%

(1)	The Acquired Fund Fees and Expenses include the operating expenses, trading expenses, and performance-based incentive fees/allocations of the Investment Funds in which the Partnership was invested for the year ended December 31, 2014. The operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. Trading expenses are primarily interest and dividend expenses and are the byproduct of leveraging or hedging activities employed by the Investment Funds’ managers in order to enhance investor returns. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Investment Funds or, when not available, from the most recent communication from the Investment Funds. The agreements related to investments in Investment Funds provide for compensation to the Investment Funds’ managers/general partners in the form of management fees generally ranging from 1.0% to 3.0% annually of net assets and performance incentive fees/allocations generally from 10% to 30% of net profits earned. Fees and expenses of Investment Funds are based on historic fees and expenses. Future Investment Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Investment Funds, which may fluctuate over time. See below for the breakdown of the Acquired Fund Fees and Expenses:

Operating Expenses	2.17%
Trading Expenses	1.93%
Incentive Fees/Allocations	1.86%

Total Acquired Fund Fees and Expenses	5.96%

The purpose of the table above is to assist investors in understanding the various fees and expenses Limited Partners will bear directly or indirectly. For a more complete description of the various fees and expenses of the Partnership, see “Partnership Expenses,” “Management Fee,” “Administrator” and “Subscriptions for Interests.”

EXAMPLE:

You would pay the following fees and expenses on a $5,000,000 investment, assuming a 5% annual return:*

1 year	3 years	5 years	10 years
$352,831	$1,100,346	$1,907,358	$4,217,192

Actual expenses may be greater or lesser than those shown. Moreover, the rate of return of the Partnership may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Partnership.

*	On an investment of $1,000, the Example would be as follows:

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 year	3 years	5 years	10 years
$71	$220	$381	$843

THE PARTNERSHIP

The Partnership, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a limited partnership under the laws of Delaware on November 6, 2001. The Partnership’s principal office is located at 100 Front Street, Suite 400, West Conshohocken, Pennsylvania 19428-2881, and its telephone number is (800) 421-7572. Investment advisory services are provided to the Partnership by the Adviser pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement. Responsibility for monitoring and overseeing the Partnership’s investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See “Management of the Partnership—Board of Directors.” The Partnership’s General Partner is Morgan Stanley Alternative Investment Partners LP. The General Partner has delegated to the Board of Directors its rights and powers to the extent necessary for the Board of Directors to carry out its oversight obligations as may be required by the 1940 Act, state law, or other applicable laws or regulations.

USE OF PROCEEDS

The proceeds from the sale of Interests, not including the amount of any placement fees paid by investors and net of the Partnership’s fees and expenses, are invested by the Partnership to pursue its investment program and objectives as soon as practicable (but not in excess of six months) after each subscription date, consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Partnership. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Investment Managers May Have Limited Capacity to Manage Additional Fund Investments” for a discussion of certain limitations applicable to the Partnership’s ability to make investments in Investment Funds. See also “Other Risks—Availability of Investment Opportunities” for a discussion of the timing of Investment Funds’ subscription activities, market conditions and other considerations relevant to the timing of the Partnership’s investments generally.

The Partnership will pay the Investment Adviser the full amount of the Management Fee during any period prior to which any of the Partnership’s assets (including any proceeds received by the Partnership from the offering of Interests) are invested in Investment Funds.

STRUCTURE

The Partnership is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled asset pools that may engage in a wide variety of investment strategies including, among others, leverage, short selling and derivative transactions. Investment funds typically offer their securities privately without registration under the 1933 Act in large minimum denominations (often at least $1 million) to a limited number of high net worth individual and institutional investors. Investment Funds are excluded from the definition of “investment company,” and hence are not registered as investment companies under the 1940 Act. The general partners or investment advisers of these funds, which are typically structured as limited partnerships or limited liability companies, are usually compensated through asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds due to certain requirements imposed by the 1940 Act. These registered companies often impose relatively modest minimum investment requirements (such as $2,000 or less) and publicly offer their shares to a broad range of investors, in contrast to the higher minimum investment amounts and limited range of investors which, as set forth below, characterize the offerings of private investment funds’ securities. The advisers to registered closed-end investment companies are typically compensated through asset-based fees.

The Partnership is similar to a private investment fund in that it is actively managed and Interests are sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the managers of the Investment Funds are typically entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Partnership, as a registered closed-end investment company, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Partnership was designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Partnership to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT PROGRAM

Investment Objective

The Partnership seeks capital appreciation by investing substantially all of its assets in Investment Funds managed by third-party Investment Managers who employ a variety of alternative investment strategies in pursuit of attractive risk-adjusted returns (i.e., returns adjusted to take into account the volatility of those returns, as measured in the manner described below). These Investment Funds have the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets, and are referred to as “alternative investment strategies” in contrast to the investment programs of “traditional” registered investment companies, such as mutual funds. “Traditional” investment companies are generally characterized by long-only investments and limits on the use of leverage. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as “hedge funds,” the Partnership’s investment program can be broadly referred to as a fund of hedge funds. The Partnership measures the volatility of its returns by “standard deviation,” which is a measure of risk that represents the degree to which an investment’s performance has varied from its average performance over a particular period. The obligations of the 1940 Act (and thus the protections thereunder), including limits on leverage, do not apply to Investment Funds.

Through the selection and ongoing monitoring of Investment Funds, the Partnership seeks to achieve capital appreciation that is neither highly correlated with fixed income or equity indices nor disproportionately influenced by the performance of any single Investment Fund. In addition, through constructing a portfolio that is comprised of a number of Investment Funds, the Partnership seeks to achieve the desired capital appreciation with lower volatility than likely would be achieved by investing with most individual Investment Funds.

Investment Philosophy

Traditional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short. As a registered investment company, the Partnership will be subject to such restrictions. By contrast, private, unregistered investment funds, such as the Investment Funds in which the Partnership invests, are not subject to many of these limitations. The Adviser believes that the Partnership’s strategy of investing substantially all of its assets in these types of Investment Funds creates opportunities to participate in alternative methods of investing that may earn attractive risk adjusted returns.

The Adviser intends to invest primarily in Investment Funds seeking to create value from the following strategies (among others), which are discussed in more detail below: inefficiencies in the relative pricing of securities (“relative value strategies”), Investment Manager skill and expertise with respect to creating and combining long and short securities selection programs (“security selection strategies”), inefficiencies in commercial financing markets (“specialist credit strategies”) and, on a more limited basis, Investment Manager predictions on the direction of market prices (“directional strategies”). The Adviser believes a portfolio of Investment Funds can be assembled that capitalizes on both the potential lack of correlation among many Funds and the lack of correlation of some alternative investment strategies with traditional long-only equity and fixed income strategies. A portfolio of alternative investment strategies may therefore produce capital appreciation more consistently and with less volatility than would most individual traditional or alternative investment strategies. The Adviser believes that a portfolio of alternative investment strategies may produce capital appreciation more consistently and with less volatility than would most individual traditional or alternative investment strategies. The Adviser also believes that the success of an investment program developed around these principles, such as that of the Partnership, depends on the Adviser’s ability to successfully perform three key tasks: (1) discovering and developing access to attractive Investment Funds, (2) constructing a portfolio consisting of a number of such Investment Funds, and (3) managing and monitoring the risks of the Partnership’s investments in such Investment Funds.

Because alternative investment strategies may be risky, the Adviser believes it is prudent for the Partnership to generally invest in these strategies through Investment Funds organized as limited partnerships or other vehicles providing limited liability to their investors. This structure limits the effect that losses incurred by any one Investment Fund will have on the assets of the Partnership by limiting the Partnership’s amount at risk to the amount invested in that Investment Fund. In certain circumstances, however, the Adviser believes that it may be appropriate to gain investment exposure to certain Investment Funds by entering into derivative transactions, such as total return swaps, options and forwards. For example, to achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Fund the Partnership could not invest directly, perhaps because of its high investment minimum or its unavailability for direct investment, the Partnership may enter into one or more swap agreements under which the Partnership may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. See “Types of Investments and Related Risks—Investment Related Risks—Risks of Securities Activities—Swap Agreements.”

Investment Strategies

The Adviser has invested, and intends to continue to invest, the assets of the Partnership in Investment Funds that employ a variety of alternative investment strategies. As noted above, the Investment Managers to these Investment Funds generally conduct their investment programs through Investment Funds that have investors other than the Partnership.

Some examples of the primary investment strategies that the Adviser considers with respect to the Partnership are described below:

Relative Value Strategies. Relative value strategies focus on identifying and exploiting spread relationships between pricing components of financial assets or commodities, either with respect to single assets or commodities or groups of assets or commodities whose prices are deemed to move in relation to each other. These strategies seek to avoid assuming any outright market risk, although the risk of loss may be significant if the Investment Manager has incorrectly evaluated the nature or extent of the expected spread relationships or if unexpected, intervening events affect these relationships. Examples of relative value strategies include the following:

•	Convertible Arbitrage Strategies—Convertible arbitrage strategies seek to exploit anomalies in price relationships between convertible securities and the securities into which they convert.

•	Merger Arbitrage Strategies—Merger arbitrage strategies seek to exploit merger activity to capture the spread between current market values of securities and their values after successful completion of a merger, restructuring or similar corporate transaction.

•	Mortgage Arbitrage Strategies—Mortgage arbitrage strategies seek to generate both current income and capital appreciation through a variety of long and short mortgage-related investment strategies.

•	Statistical Arbitrage Strategies—Statistical arbitrage strategies seek to use systematic models to build long and short portfolios of securities whose current prices are predicted to increase or decrease based on established statistical relationships.

Other arbitrage strategies seek to exploit anomalies in price spreads between related or similar instruments. These strategies will typically include fixed income, capital structure, mortgage-backed securities and volatility arbitrage.

Security Selection Strategies. Security selection strategies combine long positions and short sales with the aim of benefiting from the Investment Manager’s ability to select investments while offsetting some systematic market risks. Market exposure can vary substantially, leading to a wide range of risk and return profiles. There is, in addition, no guarantee that an Investment Manager will be able to minimize systematic or other risks effectively. Security selection strategies are expected to be primarily equity-oriented, but they may also involve sovereign and corporate debt securities. There are three distinct security selections strategies:

•

Opportunistic Equity Strategies—Opportunistic equity strategies seek to maintain varying degrees of directional exposure (i.e., exposure to changes in securities’ values) to the equity markets, based on the assessment by Investment Funds’ respective Investment Managers of market conditions and underlying company fundamentals. Core long holdings of some Investment Funds may be concentrated, depending on the investment approach of their respective Investment Managers. Higher degrees of position concentration and directional exposure have the potential for higher volatility of returns than less directional strategies. While some opportunistic equity strategies are diversified across industries, others are focused exclusively on certain geographic regions or industries. Investments in specific geographic regions or industries may, at times, be subject to volatility greater than that of market indices. As a result, the returns of the Partnership have the potential to experience volatility higher than that of global equity indices.

•	High Hedge Equity Strategies—High hedge equity strategies seek to have limited or low net exposure to equity markets. Investment Funds may maintain short equity positions that attempt to mitigate a portion of the market exposure resulting from the Investment Funds’ long equity positions. Although the net market exposure of the Investment Funds pursuing this strategy may be lower than opportunistic equity strategies, the Investment Funds may be subject to significant exposures at the security or industry level.

•	Activist Equity Strategies—Activist equity strategies seek to accumulate concentrated positions in order to exert influence on underlying company management with the objective of increasing shareholder value. The Investment Manager may work with the management team of the target company to design an alternate strategic plan and assist them in its execution and may secure appointment of persons to the target company’s management team or board of directors. If necessary, the Investment Manager may initiate shareholder actions (including those that may be opposed to by the target company’s management) seeking to maximize value, including such actions as corporate restructurings, share repurchases, management changes, asset sales and/or divestitures. Investment Funds pursuing activist strategies will generally have significant market exposures at the security or industry level, taking minimal short positions, if any.

Specialist Credit Strategies. Specialist credit strategies seek to lend to credit-sensitive issuers (generally below investment grade, typically referred to as “junk” issuers). Their potential investment edge is derived from the Investment Manager’s expected ability to perform a high level of due diligence and to take advantage of what the Investment Manager discerns to be relatively inexpensive securities. The securities may be inexpensive due to regulatory anomalies or other constraints on traditional lenders (e.g., speed of decision-making processes and disclosure rules). Risk of loss may be significant if the Investment Manager’s credit judgments are incorrect. There are three distinct specialist credit strategies:

•	Credit Trading Strategies—Credit trading strategies seek exposure to credit-sensitive securities (whether long, short or both) based on credit analysis of issuers and securities and credit market views.

•	Distressed Securities Strategies—Distressed securities strategies seek to invest in companies suffering financial distress. They seek capital appreciation and do not focus on the high-yield nature of the assets.

•	Private Placement Strategies—Private placement strategies seek to make short-term private placements in companies, usually pursuant to Regulation D under the 1933 Act. Regulation D allows small firms to raise capital very quickly and relatively cheaply. Investment Managers seek to benefit from underpriced equity options often embedded in the financing transaction.

Directional Strategies. Directional trading strategies are based on speculating on the direction of market prices of currencies, commodities, equities, and bonds in the futures and cash markets. Investment horizons vary considerably, but a key characteristic of the strategies is that Investment Managers can normally reverse their market view as they see a situation unfold. Some Investment Managers may employ model-based systems to generate buy and sell signals. Others use a more subjective approach, ultimately using their own discretionary judgment in implementing trades. Risk of loss may be significant if the Investment Manager’s judgment is incorrect as to the direction, timing or extent of expected market moves. Strategies include, without limitation, macro trading, tactical asset allocations, and commodity trading activities.

Global Macro and Commodity Trading Advisor (“CTA”) Strategies. Global macro and CTA strategies can be characterized as following long-term economic trends. Global macro hedge funds can be classified as utilizing either a “systematic” approach, using quantitative methods such as computer models and simulations in their trading strategies, or a “discretionary” approach, relying on manager discretion in their trading strategies. Global macro managers use price and volume information in conjunction with valuation information as inputs in their trading decisions. CTA strategies typically focus on managed futures, either on their own or in combination with other derivatives, and can be classified as either long-term trend followers or short-term managed future program styles. CTA managers primarily use price and volume information as inputs in their trading decisions.

Investment Selection

The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors.

The Adviser selects opportunistically from a wide range of Investment Funds in order to create a broad-based portfolio of such Investment Funds while seeking to invest in compelling investment strategies and with promising Investment Managers at optimal times. The Adviser does not intend to invest the Partnership’s assets according to pre-determined allocations.

The Adviser and its personnel use a wide range of resources to identify attractive Investment Funds and promising investment strategies for consideration in connection with investments by the Partnership. These resources include, but are not limited to, the experience of the Adviser’s personnel and their contacts with Investment Managers, academics and prime-broker groups; Morgan Stanley’s global network (subject to third-party confidentiality obligations, information barriers established by Morgan Stanley in order to manage potential conflicts of interest, and applicable allocation policies); conferences and seminars; contacts with selected family offices and investors in other funds managed by the Adviser or its affiliates; academic journals and database research; and ideas generated from within the Adviser.

To narrow the set of Investment Funds and investment strategies initially identified for consideration, the Adviser conducts ongoing analysis of Investment Managers and investment strategies. The Adviser’s criteria include both quantitative measures such as past performance and systematic risk exposures, to the extent that data is available, and qualitative factors such as the reputation, experience and training of the Investment Manager, and the ability of the Investment Manager to articulate a coherent investment philosophy and risk control process.

The Adviser expects that only a few Investment Funds will be deemed sufficiently interesting to warrant further review after the initial analysis. Following this analysis, the Adviser conducts extensive due diligence on the Investment Funds that it considers likely to generate superior, risk adjusted returns consistent with the Adviser’s views at that time as to both the most attractive strategy types and the needs of the Partnership’s existing portfolio. The due diligence process typically, but not in every case, includes meetings with the Investment Manager to seek to understand the Investment Manager’s investment strategy, investment philosophy and portfolio construction procedures. The due diligence process seeks to identify the types of securities and other instruments held or techniques utilized and to confirm the presence of, and adherence to, an investment and risk control process. The due diligence process also typically includes quantitative analysis of the investment strategy, including an analysis of past performance history and risk factors.

If the Adviser’s assessment of the abilities of the Investment Manager and the attractiveness of the investment strategy employed by the Investment Manager are sufficiently positive, then further due diligence typically will be performed. The additional diligence generally involves an analysis of the operational and legal structure of the Investment Fund and background investigations of the Investment Manager. The Investment Manager’s fee structure, the depth and quality of the Investment Manager’s organization, the legal terms and conditions of the Investment Fund’s partnership or other governing documents, the potential for developing and maintaining a long-term relationship with the Investment Manager and the likely alignment of interests between the Investment Fund, its Investment Manager and the Partnership are examples of factors that the Adviser typically investigates.

The Adviser’s personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in the Investment Funds. For a more complete description of the experience of the personnel of the Adviser who are principally responsible for the management of the Partnership, see “The Adviser.”

Portfolio Construction

The Adviser allocates Partnership assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser’s assessment of the likely risks and returns of various investment strategies that the Investment Funds utilize and the likely correlation among the Investment Funds under consideration. The Adviser generally seeks to invest substantially all of the Partnership’s assets in Investment Funds whose expected risk adjusted returns are deemed attractive and likely to have limited correlations among each other or with fixed income or equity indices. The Adviser periodically reallocates the Partnership’s investments among Investment Funds in order to increase the Partnership’s expected risk-adjusted return.

While the Partnership is a non-diversified fund under the 1940 Act, the Adviser believes it is important to maintain a broad-based portfolio in order to reduce the effect on the Partnership of losses or poor returns by any one Investment Fund. There is no guarantee, however, that the Partnership will be able to avoid substantial losses due to poor returns by an Investment Fund or that the Adviser’s expectations regarding Investment Funds’ limited correlations among each other or with fixed income or equity indices will prove correct. The Adviser typically endeavors to limit the exposure to any one type of investment strategy to less than 35% of the Partnership’s gross assets (measured over time and subject to underlying Investment Funds’ liquidity constraints) and to limit investments in any one Investment Fund to no more than 15% of the Partnership’s gross assets (measured at the time of purchase). The Adviser limits Partnership investments in any one Investment Fund to less than 5% of an Investment Fund’s outstanding voting securities. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Investments in Non-Voting Stock; Inability to Vote.”

The Investment Funds in which the Partnership invests are not subject to the Partnership’s investment restrictions and are generally not subject to any investment limitations under the 1940 Act or the Code (as hereinafter defined). Therefore, the Partnership is not entitled to the protections of the 1940 Act with respect to the Investment Funds.

For example, the Investment Funds are not required to, and may not, hold custody of their assets in accordance with the requirements of the 1940 Act. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks, or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Partnership.

In response to adverse market, economic or political conditions, the Partnership may invest temporarily in high quality fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for temporary defensive purposes. In addition, the Partnership may also make these types of investments pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests.

Leverage

The Partnership may borrow money in connection with its investment activities—i.e., the Partnership may utilize leverage. Specifically, the Partnership may borrow money through a credit facility to manage timing issues in connection with the acquisition of its investments (i.e., to provide the Partnership with temporary liquidity to acquire investments in Investment Funds in advance of the Partnership’s receipt of redemption proceeds from another Investment Fund). The Partnership has entered into a demand discretionary credit agreement (a “Credit Agreement”) with State Street Bank and Trust Company (in such capacity, the “Lender”) to enable the Partnership to borrow money for such purposes. Pursuant to the terms of the Credit Agreement, the Partnership may borrow money from the Lender up to a maximum aggregate outstanding amount of $50 million (subject to the Asset Coverage Requirement, as defined below). Amounts borrowed by the Partnership under the Credit Agreement must be repaid upon demand by the Lender, and must also be repaid so that there are no borrowings outstanding over at least one interval of three consecutive business days during any 120-day period.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). The Partnership’s borrowings will at all times be subject to the Asset Coverage Requirement.

Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the Asset Coverage Requirement. Accordingly, the Partnership’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008. In general, the use of leverage by Investment Funds or the Partnership may increase the volatility of the Investment Funds or the Partnership. See “Types of Investments and Related Risks—Investment Related Risks—Leverage Utilized by the Partnership” and “Types of Investments and Related Risks—Investment Related Risks—Leverage Utilized by Investment Funds.”

Risk Management and Monitoring of Investments

As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and, in some cases, the extent to which leverage is used. The Investment Managers selected by the Partnership have full discretion, without the Partnership’s input, to purchase and sell securities and other investments for their respective Investment Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Investment Funds. The Investment Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Investment Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. Although the Investment Funds will primarily invest and trade in equity and debt securities, they may also invest and trade in equity-related instruments, currencies, financial futures, debt-related instruments and any other instruments that are deemed appropriate by the relevant Investment Manager and permitted under the relevant Investment Fund’s governing documents. The Investment Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of one or more of these techniques may be an integral part of the investment program of an Investment Fund, and involves certain risks. The Investment Funds may use leverage, which also entails risk. See “Types of Investments and Related Risks—Investment Related Risks—Leverage Utilized by Investment Funds.”

The Adviser monitors the risks of individual Investment Funds and of the portfolio in the aggregate. The primary goal of this process with respect to individual Investment Funds is to determine the degree to which the Investment Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Partnership’s assets among those Investment Funds. With respect to aggregate portfolio monitoring, the Adviser endeavors to monitor, to the best of its ability, the Partnership’s aggregate exposures to various alternative investment strategies and to various aggregate risks. The Adviser may use futures, options, swaps or other instruments to balance the overall mix and/or manage risk, subject to certain limitations contained in the 1940 Act. Such derivatives may be based on various underlying instruments, including Investment Funds, individual securities, securities indices or interest rates. Such derivatives entail certain risks. See “Types of Investments and Related Risks—Special Investment Instruments and Techniques.”

The Adviser monitors the operation and performance of an Investment Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Investment Manager and prevailing market conditions. The Adviser solicits such information from the Investment Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of an Investment Fund. Prime brokers typically are large full-service brokerages that provide clients with research-related goods and services and support infrastructure to engage in various trading strategies. Morgan Stanley, as prime broker, may be privy to non-public information about the performance of an Investment Fund, which it generally would not disclose to the General Partner, Adviser, the Partnership, or Limited Partners without express permission to do so. Accordingly, Limited Partners may not know important information that could result in a deterioration in the Partnership’s performance notwithstanding that certain affiliates or entities within Morgan Stanley will have such information. The Adviser conducts reviews with Investment Managers and the Adviser’s network and analyses of data. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

Based on the Adviser’s assessment of factors such as (i) the degree to which the Investment Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Investment Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Partnership, the Adviser may periodically adjust the Partnership’s allocations among Investment Funds.

The Partnership’s investment program entails substantial risks. There can be no assurances that the investment objectives of the Partnership (including its risk monitoring goals) will be achieved, and results may vary substantially over time. The Partnership may consider it appropriate, subject to applicable laws and regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin, or leverage in the Partnership’s investment program. Such investment techniques can substantially increase the adverse impact to which the Partnership’s investment portfolio may be subject. See “Types of Investments and Related Risks—Special Investment Instruments and Techniques.”

TYPES OF INVESTMENTS AND RELATED RISKS

General

The value of the Partnership’s total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Partnership invests. Discussed below are the investments generally made by Investment Funds and, where applicable, the Partnership directly, and the principal risks that the Adviser and the General Partner believe are associated with those investments. These risks will, in turn, have an effect on the Partnership. The Partnership invests substantially all its assets in Investment Funds. The Partnership’s direct investments generally are limited to derivative investments to gain exposure to certain Investment Funds, such as total return swaps, options and futures. Additionally, in response to adverse market, economic or political conditions, the Partnership may invest temporarily in high quality fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for temporary defensive purposes. In addition, the Partnership may also make these types of investments pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests. When the Partnership takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objective.

Investment Related Risks

General Economic and Market Conditions. The success of the Partnership’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Partnership’s investments. Unexpected volatility or lack of liquidity, such as the general market conditions that prevailed during the 2008 financial crisis, could impair the Partnership’s profitability or result in its suffering losses.

Highly Volatile Markets. The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forwards, futures and other derivative contracts are influenced by, among other things, interest rates; changing supply and demand relationships; trade, fiscal, monetary and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade, of their clearinghouses, of any counterparty to an Investment Fund’s transactions or of any service provider to an Investment Fund (such as an Investment Fund’s “prime broker”). In times of general market turmoil, even large, well-established financial institutions may fail rapidly with little warning.

Investment Funds are subject to the risk that trading activity in securities in which the Investment Funds invest may be dramatically reduced or cease at any time, whether due to general market turmoil, problems experienced by a single issuer or a market sector or other factors. If trading in particular securities or classes of securities is impaired, it may be difficult for an Investment Fund to properly value any of its assets represented by such securities. In particular, in 2007 and 2008, the trading market for certain classes of securities (such as collateralized debt obligations backed by mortgages (especially subprime mortgages), asset-backed commercial paper issued by structured investment vehicles and auction rate preferred shares) was dramatically impaired, resulting in greater difficulties valuing such securities for which a robust market previously had existed. For additional valuation risks to which Investment Funds may be subject, see “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Valuation.”

The deterioration of the credit markets for a period beginning in late 2007 generally caused an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. In particular, events in the financial sector during late 2008 resulted in an unusually high degree of volatility in the financial markets, both domestic and foreign, and similar market disruption could occur again in the future. More recently, continued weakness in the U.S. housing market, questions about the strength and sustainability of the U.S. economic recovery, concerns about the growing federal debt and the European sovereign debt and banking crisis, are factors which continue to concern the financial markets and create volatility.

The Partnership may invest in Investment Funds that have substantial exposure to the securities of financial services companies. During the financial crisis, numerous financial services companies experienced substantial declines in the valuations of their assets, took action to raise capital (such as the issuance of debt or equity securities), or even ceased operations. These actions caused the securities of many financial services companies to experience a dramatic decline in value. Moreover, certain financial companies avoided collapse at that time due to intervention by the U.S. regulatory authorities (such as the Federal Deposit Insurance Corporation or the Federal Reserve System), but such interventions often did not avert a substantial decline in the value of such companies’ common stock. Issuers that have exposure to the real estate, mortgage and credit markets may be particularly affected by subsequent adverse events affecting these sectors and general market turmoil. Moreover, legal or regulatory changes applicable to financial services companies may adversely affect such companies’ ability to generate returns and/or continue certain lines of business. See “Other Risks—Regulatory Change.”

Hedge funds may be forced to “deleverage” by selling large portions of their investments in a fairly short period of time in the event of market turmoil (which may cause many financial services companies to reduce or terminate the credit they extend to hedge funds) or other adverse events (such as the conditions that occurred during the financial crisis). If an Investment Fund is required to deleverage in such fashion, its returns will likely be substantially reduced, and it may be forced to liquidate entirely if it cannot cover its outstanding indebtedness. See “Types of Investment and Related Risks—Investment Related Risks—Leverage Utilized by the Partnership” and “Types of Investment and Related Risks—Investment Related Risks—Leverage Utilized by Investment Funds.”

The Partnership may take a position in Investment Funds that invest in the publicly traded and privately placed equity or other securities of companies in the information technology and Internet sectors. These investments are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Adviser. The public equity markets have in the past experienced significant price volatility.

Risks of Securities Activities. All securities investing and trading activities risk the loss of capital. Although the Adviser will attempt to moderate these risks, no assurance can be given that the Partnership’s investment activities will be successful or that Limited Partners will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Investment Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Adviser and the General Partner believe are associated with the Investment Funds’ styles of investing:

Equity Securities. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. See “Non-U.S. Securities.” In general, prices of equity securities are more volatile than those of fixed income securities. The prices of equity securities fluctuate, and sometimes widely fluctuate, in response to activities specific to the issuer of the security as well as factors unrelated to the fundamental condition of the issuer, including general market, economic and political conditions. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See “Smaller Capitalization Issuers.”

Bonds and Other Fixed Income Securities. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk). The historically low interest rate environment increases the risk associated with rising interest rates, especially since the Federal Reserve has ended its quantitative easing program and may begin to raise rates. The duration of a fixed income security is an attempt to quantify and estimate how much the security’s price can be expected to change in response to changing interest rates. Accordingly, securities with longer durations are likely to be more sensitive to changes in interest rates, generally making them more volatile than securities with shorter durations.

Investment Funds may invest in fixed income securities rated investment grade or non-investment grade (commonly referred to as high yield securities or junk bonds) and may invest in unrated fixed income securities. Non-investment grade securities are fixed income securities rated below Baa3 by Moody’s Investors Service, Inc. or below BBB- by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc., or Fitch Ratings Inc. or, if unrated, considered by an Investment Manager to be equivalent quality. Non-investment grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default. An Investment Fund’s investments in non-investment grade securities expose it to a substantial degree of credit risk. Non-investment grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest. Non-investment grade securities are subject to greater risk of loss of income and principal than higher rated securities and may be considered speculative. Non-investment grade securities may experience reduced liquidity, and sudden and substantial decreases in price. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In the event of a default, an Investment Fund may incur additional expenses to seek recovery. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Fixed income securities are also susceptible to liquidity risk (i.e., the risk that certain investments may become difficult to purchase or sell). Fixed income securities may experience reduced liquidity due to the lack of an active market and the reduced number and capacity of traditional market participants to make a market in fixed income securities, which may occur to the extent traditional dealer counterparties that engage in fixed income trading do not maintain inventories of corporate bonds (which provide an important indication of their ability to “make markets”) that keep pace with the growth of the bond markets over time. Liquidity risk also may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed income mutual funds, exchange-traded funds or hedge funds may be higher than normal, causing increased supply in the market due to selling activity.

Mortgage-Backed Securities. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans generally may be prepaid at any time. Investments in mortgage-backed securities are subject to the risk that if interest rates decline, borrowers may pay off their mortgages sooner than expected, which may adversely affect an Investment Fund’s performance by forcing the Investment Fund to reinvest at a lower interest rate (commonly referred to as “prepayment risk”). Prepayment rates can shorten or extend the average life of an Investment Fund’s mortgage securities. Rates of prepayment which are faster or slower than anticipated by an Investment Manager may reduce yields, increase volatility and/or cause an Investment Fund to lose net asset value (“NAV”). Further, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities (“ARMs”), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation (“CMO”) derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market’s perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Mortgage-backed securities are also subject to the risk of delinquencies on mortgage loans underlying such securities. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to an Investment Fund. So-called “subprime” mortgages (mortgage loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their mortgages) have experienced higher rates of delinquency in recent years. Increased mortgage delinquencies may adversely impact the market for mortgage-backed securities generally (including derivatives or other instruments linked to the value of such securities) and lead to turmoil in the credit markets generally, as happened in the period beginning in 2007. In particular, holders of mortgage-backed securities may experience great difficulty in valuing such securities if there is a reduced market for mortgage-backed securities (as happened during the same period). See “Types of Investments and Related Risks—Investment Related Risks—Highly Volatile Markets” and “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Valuation.”

Non-U.S. Securities. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (referred to collectively as “ADRs”), which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. In addition, investments in certain foreign markets, which have historically been considered stable, may become more volatile and subject to increased risk due to ongoing developments and changing conditions in such markets. Moreover, the growing interconnectivity of global economies and financial markets has increased the probability that adverse developments and conditions in one country or region will affect the stability of economies and financial markets in other countries or regions. Governmental issuers of non-U.S. securities may also be unable or unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries, which are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market or developing countries may be more likely to experience political turmoil or rapid changes in economic conditions than more developed countries, and the financial condition of issuers in emerging market or developing countries may be more precarious than in other countries. In addition, emerging market securities generally are less liquid and subject to wider price and currency fluctuations than securities issued in more developed countries. These characteristics result in greater risk of price volatility in emerging market or developing countries, which may be heightened by currency fluctuations relative to the U.S. dollar.

Other risks of investing in non-U.S. securities include the following:

Non-U.S. Exchanges. An Investment Fund may trade, directly or indirectly, futures and securities on exchanges located outside of the United States. Some non-U.S. exchanges, in contrast to U.S. exchanges, are “principal’s markets” in which performance is solely the individual member’s responsibility with whom the Investment Fund has entered into a commodity contract and not that of an exchange or clearinghouse, if any. In the case of trading on non-U.S. exchanges, an Investment Fund will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to contracts. Moreover, since there is generally less government supervision and regulation of non-U.S. exchanges, clearinghouses and clearing firms than in the United States, an Investment Fund is also subject to the risk of the failure of the exchanges on which its positions trade or of their clearinghouses or clearing firms, and there may be a high risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

Non-U.S. Government Securities. An Investment Fund’s non-U.S. investments may include debt securities issued or guaranteed by non-U.S. governments, their agencies or instrumentalities and supranational entities. An Investment Fund may invest in debt securities issued by certain “supranational” entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. An example of a supranational entity is the International Bank for Reconstruction and Development (commonly referred to as the “World Bank”).

Investment in sovereign debt of non-U.S. governments can involve a high degree of risk, including additional risks not present in debt obligations of corporate issues and the U.S. government. Certain emerging market countries are among the largest debtors to commercial banks and foreign governments. The issuer of the debt or the government authority that controls the repayment of sovereign debt may be unable or unwilling to repay the principal and/or interest when due in accordance with the terms of the debt, and an Investment Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor’s or governmental entity’s willingness or ability to repay principal and/or interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s or governmental entity’s policy toward international lenders, such as the International Monetary Fund, the World Bank and other multilateral agencies, the political constraints to which a governmental entity may be subject, and changes in governments and political systems. A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports. If a foreign sovereign obligor cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multilateral organizations, and inflows of foreign investment. The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government’s implementation of economic reforms and/or economic performance and the timely service of its obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds, which may further impair the sovereign obligor’s ability or willingness to timely service its debts.

At certain times, certain countries (particularly emerging market countries) have declared moratoria on the payment of principal and interest on external debt. Governmental entities may also depend on expected disbursements from non-U.S. governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Partnership) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no legal process for collecting on a sovereign debt that a government does not pay or bankruptcy proceeding by which all or a part of the sovereign debt that a governmental entity has not repaid may be collected. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Currencies. One or more Investment Funds may invest a portion of its assets in non-U.S. currencies, or in instruments denominated in non-U.S. currencies, the prices of which are determined with reference to currencies other than the U.S. dollar. To the extent unhedged, the value of such Investment Fund’s assets will fluctuate with U.S. dollar exchange rates, as well as the price changes of its investments in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the other currencies in which the Investment Fund makes its investments will reduce the effect of increases, and magnify the effect of decreases, in the prices of securities denominated in currencies other than the U.S. dollar and held by the Investment Fund in such securities’ respective local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect on the non-U.S. dollar securities of the Partnership or such Investment Fund. In addition, some governments from time to time impose restrictions intended to prevent capital flight, which may for example involve punitive taxation (including high withholding taxes) on certain securities transfers or the imposition of exchange controls making it difficult or impossible to exchange or repatriate the local currency.

An Investment Fund may also incur costs in connection with conversion between various currencies. In addition, certain Investment Funds may be denominated in non-U.S. currencies. Subscription amounts contributed by the Partnership for investment in such an Investment Fund will be converted immediately by the relevant Investment Manager from U.S. Dollars into the applicable foreign currency at the then applicable exchange rate determined by and available to the Investment Manager. In certain cases, depending on the applicable circumstances, the exchange rate obtained by the Investment Manager may be less advantageous to the Partnership than other rates available to the Partnership directly.

An Investment Fund may enter into foreign currency forward exchange contracts for hedging and non-hedging purposes in pursuing its investment objective. Foreign currency forward exchange contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Foreign currency forward exchange contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Foreign currency forward exchange contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund’s non-U.S. securities holdings and the foreign currency forward exchange contracts entered into with respect to those holdings. The precise matching of foreign currency forward exchange contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. There is additional risk that such transactions reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken and that foreign currency forward exchange contracts create exposure to currencies in which an Investment Fund’s securities are not denominated. Foreign currency forward exchange contracts may be used for non-hedging purposes in seeking to meet an Investment Fund’s investment objective, such as when the Investment Manager to an Investment Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s investment portfolio. The use of foreign currency forward exchange contracts involves the risk of loss from the insolvency or bankruptcy of the counterparty to the contract or the failure of the counterparty to make payments or otherwise comply with the terms of the contract.

Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

European Economic Risk. European financial markets have experienced volatility in recent years and have been adversely affected by concerns about rising government debt levels, credit rating downgrades, and possible default on or restructuring of government debt. These events have affected the value and exchange rate of the euro. An Investment Fund’s investments in euro-denominated (or other European currency-denominated) securities also entail the risk of being exposed to a currency that may not fully reflect the strengths and weaknesses of the disparate European economies. The governments of several member countries of the European Union (EU) have experienced large public budget deficits, which have adversely affected the sovereign debt issued by those countries and may ultimately lead to declines in the value of the euro.

It is possible that EU member countries that have already adopted the euro could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro would likely have an extremely destabilizing effect on all eurozone countries and their economies and negatively affect the global economy as a whole, which may have substantial and adverse effects on one or more Investment Funds and thus the Partnership. In addition, under these circumstances, it may be difficult for an Investment Fund to value investments denominated in euros or in a replacement currency.

Leverage Utilized by the Partnership. The Partnership may borrow money in connection with its investment activities—i.e., the Partnership may use leverage. Specifically, the Partnership may borrow money through a credit facility to manage timing issues in connection with the acquisition of its investments (i.e., to provide the Partnership with temporary liquidity to acquire investments in Investment Funds in advance of the Partnership’s receipt of redemption proceeds from another Investment Fund). The Partnership has entered into the Credit Agreement with the Lender to enable the Partnership to borrow money for such purposes. Pursuant to the terms of the Credit Agreement, the Partnership may borrow money from the Lender up to a maximum aggregate outstanding amount of $50 million (subject to the Asset Coverage Requirement). Amounts borrowed by the Partnership under the Credit Agreement must be repaid upon demand by the Lender. Amounts borrowed by the Partnership under the Credit Agreement must be repaid upon demand by the Lender, and must also be repaid so that there are no borrowings outstanding over at least one interval of three consecutive business days during any 120-day period.

The use of leverage is speculative and involves certain risks. Although leverage will increase the Partnership’s investment return if the Partnership’s interest in an Investment Fund purchased with borrowed funds earns a greater return than the interest expense the Partnership pays for the use of those funds, the use of leverage will decrease the return on the Partnership if the Partnership fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Partnership, especially in times of a “credit crunch” or during general market turmoil, such as that experienced during late 2008. The Partnership may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Partnership may terminate or refuse to renew any credit facility into which the Partnership has entered. If the Partnership is unable to access additional credit, it may be forced to redeem investments in Investment Funds at inopportune times, which may further depress the returns of the Partnership.

The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets (including the indebtedness). The Partnership’s borrowings will at all times be subject to the Asset Coverage Requirement.

Leverage Utilized by Investment Funds. The Investment Funds may also utilize leverage in their investment activities. Specifically, some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. Investment Funds that utilize leverage are subject to the same risks as the Partnership with respect to its use of leverage as set forth above, and may also be subject to the following additional risks: Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. In the event that an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. During the financial crisis of late 2008, numerous hedge funds faced margin calls and were required to sell large portions of their investments in rapid fashion so as to meet these calls. In addition, hedge funds may be forced to deleverage in a fairly short period of time in the event of market turmoil (which may cause many financial services companies to reduce or terminate the credit they extend to hedge funds) or other adverse events (such as those that occurred during the financial crisis) A substantial number of hedge funds could be forced to liquidate as a result. If an Investment Fund is required to deleverage in such fashion, its returns will likely be substantially reduced, and it may be forced to liquidate entirely if it cannot meet its margin calls or otherwise cover its outstanding indebtedness. In addition, legal and regulatory changes applicable to hedge funds and/or financial services companies generally may either force Investment Funds to deleverage or otherwise limit their ability to utilize leverage. See “Other Risks—Regulatory Change.”

The Asset Coverage Requirement does not apply to Investment Funds. Accordingly, the Partnership’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

In seeking “leveraged” market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that may involve significant economic leverage and may, in some cases, involve significant risks of loss, especially in highly volatile market conditions such as those currently being experienced.

Smaller Capitalization Issuers. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. These securities may also present a substantial risk of default. An Investment Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Investment Fund experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status. The Partnership is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Partnership is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Partnership’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such limitations. The Partnership will, however, endeavor to limit investments in any single Investment Fund to no more than 15% of the Partnership’s gross assets (measured at the time of purchase). An Investment Manager may focus on a particular industry or industries, which may subject the Investment Fund, and thus the Partnership, to greater risk and volatility than if investments had been made in issuers in a broader range of industries.

Short Sales. An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Investment Manager’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund’s portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover an Investment Fund’s short position will be available for purchase.

An Investment Fund may make “short sales against-the-box,” in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

On September 19, 2008, in response to spreading turmoil in the financial markets, the Securities and Exchange Commission (the “SEC”) temporarily banned short selling in the stocks of numerous financial services companies, and also promulgated new disclosure requirements with respect to short positions held by investment managers. Various international regulatory bodies, including the United Kingdom’s Financial Conduct Authority, also promulgated restrictions on short selling at that time. The SEC’s temporary ban on short selling of such stocks has since expired, but similar restrictions and/or additional disclosure requirements may be promulgated at any time, especially if market turmoil recurs. If Investment Funds are subjected to such new restrictions, they may be forced to cover short positions more quickly than otherwise intended and may suffer losses as a result. Such restrictions may also adversely affect the ability of Investment Funds to execute their investment strategies generally, especially if short selling is a fundamental element of their strategies. The SEC has subsequently adopted amendments to Regulation SHO under the Securities Exchange Act of 1934 that restrict the ability to engage in a short sale at a price that is less than or equal to the current best bid if the price of the covered security has decreased by 10% or more from the covered security’s closing price as of the end of the prior day (a “short sale-related circuit breaker”). See “Types of Investments and Related Risks—Other Risks—Regulatory Change.”

Reverse Repurchase Agreements. Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.

Purchasing Initial Public Offerings. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies, and share prices for newly-public companies have fluctuated substantially over short periods of time. Such volatility can affect the value of the Partnership’s investment in Investment Funds that invest in these shares. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income. Initial public offerings may also produce high, double digit returns. Such returns are highly unusual and may not be sustainable. In addition, an investment in an initial public offering may have a disproportionate impact on the performance of an Investment Fund that does not yet have a substantial amount of assets. This impact on an Investment Fund’s performance may decrease as an Investment Fund’s assets increase.

Special Investment Instruments and Techniques

Investment Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund’s investment objective. The Adviser, on behalf of the Partnership, may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. The Partnership, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions. Derivatives are financial instruments whose value is based, at least in part, on the value of an underlying asset, interest rate, index or financial instrument. Prevailing interest rates and volatility, among other things, also affect the value of derivatives. Derivatives entered into by an Investment Fund or the Partnership can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Fund or the Partnership as a whole. Derivatives often have risks similar to their underlying assets and may have additional risks, including imperfect correlation between the value of the derivative and the underlying asset, risks of default by the counterparty to certain transactions, magnification of losses incurred due to changes in the market value of the securities, instruments, indices or interest rates to which they relate, risks that the transactions may not be liquid and risks arising from leverage in derivatives and initial and variation margin requirements. The use of derivatives involves risks that are different from, and possibly greater than, the risks associated with other portfolio investments. Derivatives may permit an Investment Manager or the Adviser to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making direct investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Fund or the Partnership. The Adviser’s use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or an Investment Fund’s underlying investments (for example, where an Investment Fund is concentrated in a given sector). The Adviser may enter into these types of derivatives where, for example, an Investment Fund in which the Partnership would like to invest does not have sufficient capacity for a direct investment on the part of the Partnership. The Adviser may also enter into derivatives to increase or otherwise adjust market or risk exposure generally.

If an Investment Fund or the Partnership invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Partnership or result in a loss. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment and even well-conceived derivatives transactions may be unsuccessful because of market behavior or unexpected events. An Investment Fund or the Partnership also could experience losses if derivatives are poorly correlated with its other investments, or if the Investment Fund or the Partnership is unable to liquidate a derivatives position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The use by Investment Funds or by the Partnership of derivatives that are subject to regulation by the CFTC may cause the Partnership to be deemed to be a “commodity pool”, which could result in the Partnership being required to comply with certain rules promulgated by the CFTC. Although the Adviser has registered with the CFTC and the NFA as a commodity trading adviser (“CTA”) and as a commodity pool operator (“CPO”), the General Partner with respect to its operation of the Partnership has claimed an exclusion from the definition of the term CPO under the Commodity Exchange Act, as amended (the “CEA”), and therefore the General Partner is not subject to registration or regulation as a CPO under the CEA pursuant to the exclusion contained in Rule 4.5 under the CEA with respect to its operation of the Partnership. Additionally, the Adviser with respect to its advisory work for the Partnership has claimed an exemption from the CTA registration requirement, and, therefore, the Adviser is not subject to the CTA registration requirement with respect to its advisory work for the Partnership pursuant to Rule 4.14 under the CEA.

Options and Futures. The Partnership and the Investment Funds may utilize options and futures contracts and so-called “synthetic” options or other derivatives sold (or “written”) by swap dealers, broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges, futures clearing houses or in the over-the-counter (“OTC”) market. When options are purchased OTC, the Partnership or the Investment Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Partnership or an Investment Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities, indices or other financial assets or instruments.

The Partnership and the Investment Funds may purchase call and put options on specific securities, indices or other financial assets or instruments, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Partnership or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security or other asset at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security or other asset at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option on a security is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security above the exercise price plus the amount of the premium received or to possible continued holding of a security that might otherwise have been sold at a profit or to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian in an amount equal to the exercise price less the amount of the premium received to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security below the exercise price, less the amount of the premium received while depriving the seller of the opportunity to invest the segregated assets.

The Partnership and the Investment Funds may close out a position when buying or writing options by selling or purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously purchased or written on the security. In such a case, the Partnership or the Investment Fund will realize a profit or loss if the amount paid to purchase (or received to sell) an option is less (or more) than the amount received from the corresponding sale (or purchase) of the option.

Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. In addition, any profits realized could be eliminated by adverse changes in the relevant currency exchange rate, or the Partnership or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the Commodity Futures Trading Commission (“CFTC”).

Engaging in transactions in futures contracts involves risk of loss to the Partnership or the Investment Fund that could adversely affect the value of the Partnership’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. There is also the risk of loss by the Partnership of margin deposits in the event of bankruptcy of a broker (known as a “futures commission merchant”) with which the Partnership or an Investment Fund has open positions in the futures contract. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Partnership or the Investment Funds to substantial losses. Successful use of futures also is subject to the Adviser’s or an Investment Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the SEC and its staff require the Adviser to segregate liquid assets of the Partnership in connection with its options and futures transactions in an amount generally equal to the negative mark-to-market value of the option or futures contract or, for such physically settled contracts, in an amount equal to the notional amount thereof. The segregation of these assets will have the effect of limiting the Adviser’s ability otherwise to invest those assets.

Commodity Futures Contracts. Investment Funds may invest in commodity futures contracts. Trading in commodity interests may involve substantial risks. The low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss. There is no assurance that a liquid secondary market will exist for commodity futures contracts or options purchased or sold, and an Investment Fund may be required to maintain a position until exercise or expiration, which could result in losses. Futures positions may be illiquid because, for example, most U.S. commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the price of a contract for a particular future has increased or decreased by an amount equal to the daily limit, positions in the future can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices on various commodities or financial instruments occasionally have reached the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent an Investment Fund from promptly liquidating unfavorable positions and could subject such Investment Fund and, therefore, the Partnership to substantial losses. In addition, Investment Funds may not be able to execute futures contract trades at favorable prices if trading volume in such contracts is low. It is also possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

Trading in commodity futures contracts and options is a highly specialized activity which may entail greater than ordinary investment or trading risks. The price of stock index futures contracts may not correlate perfectly with the movement in the underlying stock index because of certain market distortions. First, all participants in the futures market are subject to initial margin and variation margin requirements. Rather than meeting additional margin requirements, investors may close out futures contracts through offsetting transactions which would distort the normal relationship between the index and futures markets. Second, from the point of view of speculators, the margin requirements in the futures market are typically less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions. Successful use of stock index futures contracts by an Investment Fund also is subject to its Investment Manager’s ability to predict correctly movements in the direction of the market.

Under CFTC regulations, futures commission merchants (“FCMs”) are required to maintain a client’s assets in a segregated account. If a FCM used by an Investment Fund fails to properly segregate, the Investment Fund may be subject to a risk of loss of the margin on deposit with the FCM in the event of the FCM’s bankruptcy. In addition, under certain circumstances, such as the inability of another client of the FCM or the FCM itself to satisfy substantial deficiencies in such other client’s account, the Investment Fund may be subject to a risk of loss of its margin on deposit with its FCM, even if such margin funds are properly segregated. In the case of any such bankruptcy or other client loss, the Investment Fund might recover, even in respect of property specifically traceable to the Investment Fund, only a pro rata share of all property available for distribution to all of the FCM’s clients, and the Partnership may suffer a loss as a result.

Non-U.S. Futures Transactions. Investment Funds may invest in non-U.S. futures contracts and in options thereon. Non-U.S. futures transactions involve executing and clearing trades on a non-U.S. exchange. This is the case even if the non-U.S. exchange is formally “linked” to a U.S. exchange, whereby a trade executed on one exchange liquidates or establishes a position on the other exchange. No U.S. organization regulates the activities of a non-U.S. exchange, including the execution, delivery, and clearing of transactions on such an exchange, and no U.S. regulator has the power to compel enforcement of the rules of the non-U.S. exchange or the laws of non-U.S. countries. Moreover, such laws or regulations will vary depending on the country in which the transaction occurs. For these reasons, Investment Funds which trade on non-U.S. exchanges may not be afforded certain of the protections which apply to U.S. commodity futures transactions, including the right to use U.S. alternative dispute resolution procedures. In particular, funds received from Investment Funds to margin non-U.S. futures transactions may not be provided the same protections as funds received to margin futures transactions on U.S. exchanges. In addition, the price of any non-U.S. futures or option contract, and therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the non-U.S. exchange rate between the time the order is placed and the non-U.S. futures contract is liquidated or the non-U.S. option contract is liquidated or exercised.

Possible Effects of Speculative Position Limits. The CFTC and the U.S. commodities exchanges have established limits referred to as “speculative position limits” on the maximum net long or short speculative futures positions that any person may hold or control in certain derivatives traded on U.S. commodities exchanges. All accounts owned or managed by a commodity trading advisor, its principals and their affiliates generally will be combined for position limit purposes. Because futures position limits allow a commodity trading advisor, its principals and their affiliates to control only a limited number of contracts in any one commodity, the Adviser and each Investment Manager and their principals and affiliates are potentially subject to a conflict among the interests of all accounts the Investment Manager and its principals and their affiliates control which are competing for shares of that limited number of contracts. Although each Investment Manager may be able to achieve the same or similar performance results with OTC substitutes for futures contracts, the OTC market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the U.S. exchange-traded market. Each Investment Manager may be required to reduce the size or number of positions that would otherwise be held for an Investment Fund or not trade in certain markets on behalf of the Investment Fund in order to avoid exceeding such limits. Modification of trades that would otherwise be made by an Investment Fund, if required, could adversely affect the Investment Fund’s operations and profitability. A violation of speculative position limits by the Adviser or an Investment Manager could lead to regulatory action materially adverse to an Investment Fund’s prospects for profitability.

The speculative position limits of the CFTC and U.S. commodities exchanges are subject to change. Any new or additional position limits imposed on an Investment Manager and its principal and affiliates may impact the Investment Fund’s ability to invest in a manner that most efficiently meets its investment objective.

Forward Trading. Investment Funds may engage in forward trading. Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and other swap dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward trading is less regulated than futures trading: There is no limitation on daily price movements, and speculative position limits are currently not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by Investment Managers because of unusually high trading volume, political intervention, or other factors. The imposition of controls by governmental authorities might also limit such forward trading to less than that which the Investment Managers would otherwise recommend, to the possible detriment of the Partnership. Market illiquidity or disruption could result in major losses to the Partnership. In addition, Investment Funds in which the Partnership has an interest may be exposed to credit risks with regard to counterparties with whom the Investment Managers trade, as well as risks relating to settlement default. Such risks could result in substantial losses to the Partnership. To the extent possible, the Adviser will endeavor to select Investment Funds having Investment Managers which it believes will deal only with counterparties which are creditworthy and reputable institutions, but such counterparties may not be rated investment grade.

Call and Put Options on Securities Indices. The Partnership or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the OTC market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Partnership or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Adviser’s or an Investment Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights. Investment Funds may invest in warrants and rights. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. The Partnership or an Investment Fund may enter into OTC swap contracts or cleared swap transactions, which include equity, interest rate, and index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Partnership or an Investment Fund had invested directly in the asset that yielded the desired return. An OTC swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indices, reference rates, currencies or other assets or instruments. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.

The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by the Partnership or an Investment Fund require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Partnership or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Partnership’s or the Investment Fund’s risk of loss consists of the net amount of payments that the Partnership or the Investment Fund contractually is entitled to receive.

To achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Fund the Partnership could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Partnership may enter into one or more swap agreements under which the Partnership may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Partnership may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives as described above is unclear. Swap agreements and other derivatives used in this manner may be treated as a “constructive ownership of the reference property,” which may result in a portion of any long-term capital gain being treated as ordinary income. See “Tax Aspects—Tax Treatment of Partnership Investments.”

The Partnership’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Partnership) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash or liquid securities to avoid any potential leveraging of the Partnership. The Adviser believes that such swap transactions and related obligations do not constitute “senior securities” under the 1940 Act to the extent the Partnership segregates liquid assets to cover the Partnership’s obligations (which are marked to market on a daily basis) under such swap transactions or holds an offsetting position. Accordingly, the Adviser will not treat them as being subject to the Partnership’s borrowing restrictions.

Cleared swap transactions held may help reduce counterparty credit risk. In a cleared swap, the Partnership’s or an Investment Fund’s ultimate counterparty is a clearinghouse rather than a swap dealer, bank, dealer or financial institution. OTC swap agreements are generally not entered into or traded on exchanges and often there is no central clearing or guaranty function for swaps. These OTC swaps are often subject to credit risk or the risk of default or nonperformance by the counterparty. Both OTC and cleared swaps could result in losses if interest rates or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Partnership or Investment Fund or if the reference index, security or investments do not perform as expected. The Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulatory developments require the clearing and exchange-trading of certain standardized swap transactions. Mandatory exchange-trading and clearing is occurring on a phased-in basis.

Lending Portfolio Securities. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities. Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Partnership, will be subject to the Partnership’s limitation on indebtedness unless, at the time the transaction is entered into, the Partnership has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Partnership may incur a loss.

Restricted and Illiquid Investments. Although the Adviser anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Partnership’s interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Partnership’s ability to liquidate an interest in an Investment Fund will likely be limited. The Partnership is subject to certain Investment Funds’ initial lock-up periods beginning at the time of the Partnership’s initial investment in an Investment Fund, during which the Partnership may not withdraw its investment. In addition, certain Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time in response to market turmoil or other adverse conditions (such as those experienced by many hedge funds for a period of time beginning in late 2008). Investment Funds may also assess fees for redemptions or other withdrawals. The limited liquidity of these Investment Funds’ interests may adversely affect the Partnership were it to have to sell or redeem such interests at an inopportune time. The Partnership may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner.

Some of the Investment Funds may hold a portion of their assets in “side pockets,” which are sub-accounts within the Investment Funds in which certain assets (which generally are illiquid and/or hard to value) are held and segregated from the Investment Fund’s other assets until some type of realization event occurs. Side pockets thus have restricted liquidity, potentially extending over a much longer period than the typical liquidity an investment in the Investment Funds may provide. Should the Partnership seek to liquidate its investment in an Investment Fund that maintains these side pockets, the Partnership might not be able to fully liquidate its investment without delay, which could be considerable. In such cases, until the Partnership is permitted to fully liquidate its interest in the Investment Fund, the value of its investment in such Investment Fund could fluctuate based on adjustments to the fair value of the side pocket as determined by the Investment Manager. In addition, if an Investment Fund establishes a side pocket prior to the Partnership’s investing in the Investment Fund, the Partnership may not be exposed to the performance of the Investment Fund’s assets held in the side pocket.

Counterparty Credit Risk. Many of the markets in which the Partnership and the Investment Funds effect their transactions are OTC or “interdealer” markets. With the exception of OTC swap dealers, the participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Partnership or an Investment Fund invests in swaps, derivatives or synthetic instruments, or other OTC transactions in these markets, the Partnership or Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of payment or settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections and require separately negotiated documentation, which in turn may subject the Partnership to the risk that a counterparty will not margin or settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Partnership and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Partnership. In addition, the Partnership and the Investment Funds are subject to the risk that a counterparty may be unable to settle a transaction due to such counterparty’s insolvency, inability to access sufficient credit, or other business factors.

Fixed Income and Convertible Bond Arbitrage. Fixed income arbitrage is an investment strategy which involves taking opposite positions in the market with respect to a bond in an effort to profit from small price discrepancies while limiting interest rate risk. Convertible bond arbitrage involves a similar concept with respect to convertible securities, in which an investor purchases convertible securities while simultaneously selling short the issuer’s common stock in an effort to profit from a potential inefficiency in the value of a convertible security relative to the issuer’s common stock. The success of the investment activities of an Investment Fund involved in fixed income and convertible bond arbitrage will depend on the ability of the Investment Fund to identify and exploit price discrepancies in the market. Identification and exploitation of market opportunities involve uncertainty. No assurance can be given that the Investment Fund will be able to locate investment opportunities or to exploit price discrepancies correctly. A reduction in the pricing inefficiency of the markets in which the Investment Fund will seek to invest will reduce the scope for the investment strategies of the Investment Fund. In the event that the perceived mispricings underlying the positions of the Investment Fund were to fail to materialize as expected by the Investment Fund, the Investment Fund could incur a loss. Fixed income and convertible bond arbitrage strategies often involve substantial amounts of leverage in an effort to reap large returns from small inefficiencies. If an Investment Fund utilizes substantial leverage in implementing such strategies, the impact on the volatility of, as well as the potential loss to, the Investment Fund and thus the Partnership, could accordingly be substantial.

Other Instruments and Future Developments. An Investment Fund may take advantage of opportunities in the area of swaps, options on various underlying instruments, and certain other customized “synthetic” or derivative instruments, which will be subject to varying degrees of risk. In addition, an Investment Fund may take advantage of opportunities with respect to certain other “synthetic” or derivative instruments which are not presently contemplated, or which are not presently available, but which may be developed and which may be subject to significant degrees of risk.

Risks of Fund of Hedge Funds Structure

The Investment Funds are not registered as investment companies under the 1940 Act. The Partnership, as an investor in these Investment Funds, does not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser periodically receives information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. Investment Managers may change their investment strategies (i.e., may experience style drift) at any time. In addition, the Partnership and the Adviser have no control over the Investment Funds’ investment management, brokerage and custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas. The performance of the Partnership depends on the success of the Adviser in selecting Investment Funds for investment by the Partnership and the allocation and reallocation of Partnership assets among those Funds.

The Investment Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies. It is anticipated that the Investment Funds in which the Partnership invests generally will maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Partnership than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Partnership for its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use.

For the Partnership to complete its tax reporting requirements and for the General Partner to provide an audited annual report to Limited Partners, it must receive timely information from the Investment Funds. Investment Managers typically experience delays in providing the necessary tax information, thereby causing a delay in the General Partner’s preparation of tax information for investors. This delay will require Limited Partners to seek extensions on the time to file their tax returns and delay the preparation of the Partnership’s annual report. An investor in the Partnership meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Partnership, could invest directly in the Investment Funds. By investing in the Investment Funds via the Partnership, an investor in the Partnership bears a portion of the Adviser’s Management Fee and other expenses of the Partnership, and also indirectly bears a portion of the asset-based fees, incentive allocations and other expenses borne by the Partnership as an investor in the Investment Funds. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Partnership generally. As a result, an Investment Manager with positive performance may receive compensation from the Partnership in the form of the asset-based fees, incentive-based allocations and other expenses payable by the Partnership, as an investor in the relevant Investment Fund, and indirectly from its Limited Partners, even if the Partnership’s overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing interests in an issuer that at the same time are being sold by another Investment Fund. Transactions of this sort could result in the Partnership’s directly or indirectly incurring certain transaction costs without accomplishing any net investment result which may result in the pursuit of opposing investment strategies or result in performance that correlates more closely with broader market performances. Because the Partnership may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Partnership from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

Investment Funds may permit or require that redemptions of interests be made in kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Partnership may receive securities that are illiquid or difficult to value. In such a case, the Adviser would seek to cause the Partnership to dispose of these securities in a manner that is in the best interests of the Partnership. The Partnership may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

Other risks that the Adviser and the General Partner believe are associated with the Partnership’s fund of hedge funds investment approach include:

Development and Implementation of Global Macro Trading Systems. Investment Managers that pursue global macro investment strategies may implement their strategies via quantitative trading. In that connection, Investment Managers may employ quantitatively-based financial/analytical trading systems to aid in the selection of investments for an Investment Fund, to allocate investments across various asset classes and types and to determine the risk profile of the Investment Fund. The use of these trading systems in an Investment Fund’s investment and trading activities involves special risks, both in the development of the trading systems and in their implementation. The accuracy of the trading signals (i.e., indicators of when a trade may be desirable) produced by the trading systems is dependent on a number of factors, including without limitation the analytical and mathematical foundation of the trading systems, the accurate incorporation of such principles in a complex technical and coding environment, the quality of the data introduced into the trading systems and the successful deployment of the trading systems’ output into the investment process. Software development and implementation errors and other types of trading system or human errors are an inherent risk of employing complex quantitatively-based trading systems in investment and trading processes. Trading systems may operate or be operated erroneously. Such errors may result in, among other things, the execution of unanticipated trades, the failure to execute anticipated trades, the failure to properly gather and organize available data, and/or the failure to take certain hedging or risk reducing actions. These errors, including errors that appear in software codes from time to time, may be very hard to detect, may go undetected for long periods of time, or may never be detected. The degradation or impact caused by errors may be compounded over time. Such errors could, at any time, have a material adverse effect on the performance of an Investment Fund.

Other risks of such trading systems include:

Trading Systems with Discretion. Although an Investment Fund’s global macro trading strategies may be reliant on technology, discretionary decisions may be used on occasion within trading systems. There may be some trading systems where discretionary decisions are a large component of the trading system. Trade opportunities within such a trading system may be subject to qualitative scrutiny and modification or approval by Investment Managers before execution. Such discretionary trading decisions or modifications require the exercise of judgment by the Investment Managers. Investment Managers may, at times, decide to modify or not to make certain trades recommended by a trading system. Additionally, in an attempt to improve results and/or achieve other specified objectives, certain Investment Managers have the ability, under certain circumstances, to delay trading or to execute trades on behalf of an Investment Fund that are either not derived from any one of the trading systems or are based on instructions from the Investment Manager. There can be no assurance that the Investment Managers have or will correctly evaluate the nature and magnitude of the various factors that could affect the value of and return on the Investment Fund’s investments. Prices of the Investment Fund’s investments may be volatile and a variety of factors that are inherently difficult to predict may significantly affect the results of the Investment Fund’s, and thus the Partnership’s, activities and the value of its investments.

Effectiveness of Trading Systems. The success of an Investment Fund’s investment and trading activities will depend, to some degree, on the effectiveness of the Investment Manager’s trading systems. There can be no assurance that the trading systems are currently effective or, if currently effective, that they will remain effective during the existence of the Investment Fund. Trading systems are generally back-tested, to the extent practicable, prior to implementation on the basis of historical data. For example, event driven strategies may not be capable of being back-tested. Even if all of the assumptions underlying the trading systems were met exactly, the trading systems can only make a prediction, not afford certainty. Changes in underlying market conditions can adversely affect the performance of trading systems. There is no guarantee that such trading systems will continue to be effective in changing market conditions, and past performance is no indication of future performance or returns. Further, most statistical procedures cannot fully match the complexity of the financial markets and, as such, results of their application are uncertain. Because the financial markets are constantly evolving, most trading systems eventually require replacement or enhancement. There is no guarantee that such replacement or enhancement will be implemented on a timely basis or that it will be successful. The use of a trading system that is not effective or not completely effective could, at any time, have a material adverse effect on the performance of an Investment Fund and thus the Partnership.

Technological Failures. The successful deployment of an Investment Fund’s trading systems, the implementation and operation of these trading systems and any future trading systems, and various other critical activities of the Investment Managers could be severely compromised by unforeseeable software or hardware malfunction and other technological failures, power loss, software bugs and errors, malicious code such as “worms,” viruses, or “system crashes,” fire or water damage, or various other events or circumstances either within or beyond the Investment Manager’s control. Software bugs and errors, in particular, and their ensuing risks are an inherent part of technology-based analytics, systems and models. Any event that interrupts an Investment Manager’s computer and/or telecommunications operations could result in, among other things, the inability to establish, modify, liquidate, or monitor the Investment Fund’s investments and, for those and other reasons, could have a material adverse effect on the operating results, financial condition, activities and prospects of the Investment Fund and thus the Partnership.

Valuation. Certain securities and other financial instruments in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers. Such a valuation generally will be conclusive with respect to the Partnership, even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation. In most cases, the Adviser will have no ability to assess the accuracy of the valuations received from an Investment Fund. In addition, the net asset values or other valuation information received by the Adviser from the Investment Funds will typically be estimates only, subject to revision through the end of each Investment Funds’ annual audit. Revisions to the gain and loss calculations will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final until the annual audit of each Investment Fund is completed.

Securities Believed to Be Undervalued or Incorrectly Valued. An Investment Manager may invest in securities that an Investment Manager believes are fundamentally undervalued or incorrectly valued, but such securities may not ultimately be valued in the capital markets at prices and/or within the timeframe the Investment Manager anticipates. As a result, the Partnership may lose all or substantially all of its investment in an Investment Fund in any particular instance.

Investment Funds’ Turnover Rates. The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Partnership has no control over this turnover. As a result, it is anticipated that a significant portion of the Partnership’s income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Partnership from an Investment Fund could involve expenses to the Partnership under the terms of the Partnership’s investment with that Investment Fund.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments. Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. As a result, an Investment Manager may refuse to manage some or all of the Partnership’s assets that the Adviser seeks to allocate to such Investment Manager. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from the Partnership, continued sales of interests would dilute the indirect participation of existing Limited Partners with such Investment Manager.

Dilution. If an Investment Manager limits the amount of capital that may be contributed to an Investment Fund from the Partnership, or if the Partnership declines to purchase additional interests in an Investment Fund, continued sales of interests in the Investment Fund to others may dilute the returns for the Partnership from the Investment Fund.

Investments in Non-Voting Stock; Inability to Vote. Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor whether holdings of the Investment Funds cause the Partnership to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Partnership may need to hold its interest in an Investment Fund in non-voting form. Additionally, in order to avoid becoming subject to certain 1940 Act prohibitions with respect to affiliated transactions, the Partnership intends to own less than 5% of the voting securities of each Investment Fund. This limitation on owning voting securities is intended to ensure that an Investment Fund is not deemed an “affiliated person” of the Partnership for purposes of the 1940 Act, which may, among other things, potentially impose limits on transactions with the Investment Funds, both by the Partnership and other clients of the Adviser. To limit its voting interest in certain Investments Funds, the Partnership may enter into contractual arrangements under which the Partnership irrevocably waives its rights (if any) to vote its interest in an Investment Fund. The Partnership will not receive any consideration in return for entering into a voting waiver arrangement. Other investment funds or accounts managed by the Adviser may also waive their voting rights in a particular Investment Fund. Subject to the oversight of the Partnership’s Board, the Adviser will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Adviser in the particular Investment Fund. These voting waiver arrangements may increase the ability of the Partnership to invest in certain Investment Funds. However, to the extent the Partnership contractually foregoes the right to vote the securities of an Investment Fund, the Partnership will not be able to vote on matters that require the approval of the investors in the Investment Fund, including matters adverse to the Partnership’s interests. This restriction could diminish the influence of the Partnership in an Investment Fund, as compared to other investors in the Investment Fund (which could include other investment funds or accounts managed by the Adviser, if they do not waive their voting rights in the Investment Fund), and adversely affect the Partnership’s investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Limited Partners. There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in some situations where the Partnership owns less than 5% of the voting securities of an Investment Fund. In these circumstances, transactions between the Partnership and an Investment Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Partnership has entered into a voting waiver arrangement.

OTHER RISKS

Investing in the Partnership involves risks other than those associated with investments made by Investment Funds including those described below:

Limited Operating History. Investment Funds and/or Investment Managers with whom the Partnership may invest may, in some cases, be newly organized with limited operating histories upon which to evaluate their performance.

Performance Incentive Arrangements. Each Investment Manager may receive a performance or incentive allocation generally of 10% to 30% of net profits of the Investment Fund that it manages. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, these performance incentives will be calculated on a basis that includes realized and unrealized appreciation of assets, and may be greater than if it were based solely on realized gains.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Partnership is competitive, and involves a high degree of uncertainty.

The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Partnership will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Other accounts or investment vehicles sponsored, managed or advised by the General Partner, the Adviser and their affiliates may seek investment opportunities similar to those the Partnership may be seeking. The Adviser will allocate fairly between the Partnership and such other accounts or investment vehicles any investment opportunities that may be appropriate for the Partnership and such other accounts or investment vehicles. Such allocations between the Partnership and such other accounts or investment vehicles, however, are not guaranteed to be pro rata due to a variety of factors, including without limitation pre-existing and varying levels of capital availability, liquidity needs, exposure to identical or similar opportunities, and strategy exposure.

Control Positions. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Partnership’s investments will be commensurate with the risk of investment in the Partnership. Investors should not commit money to the Partnership unless they have the resources to sustain the loss of their entire investment in the Partnership.

Correlation. While the Adviser generally seeks to invest the Partnership’s assets in Investment Funds which are deemed likely to have limited correlations among each other or with fixed income or equity indices, there can be no assurance that the Adviser’s expectations regarding such limited correlations will prove correct. Investment Funds’ correlations among each other or with fixed income or equity indices may be much higher in times of general market turmoil such as those experienced during late 2008.

Inside Information. From time to time, the Partnership or its affiliates may come into possession of material, non-public information concerning an entity in which the Partnership has invested, or proposes to invest. Possession of that information may limit the ability of the Partnership to buy or sell securities of the entity.

Recourse to the Partnership’s Assets. The Partnership’s assets, including any investments made by the Partnership and any interest in the Investment Funds held by the Partnership, are available to satisfy all liabilities and other obligations of the Partnership. If the Partnership becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Partnership’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of a Limited Partner Based on Certain Detrimental Effects. The Partnership may, as determined by the General Partner, repurchase the Interest or portion of an Interest held by a Limited Partner or other person acquiring an Interest from or through a Limited Partner, if:

•	the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

•	ownership of the Interest or portion of the Interest by the Limited Partner or other person likely will cause the Partnership to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of the Interest or portion of the Interest by the Limited Partner or other person may be harmful or injurious to the business or reputation of the Partnership, the Board of Directors, the General Partner, the Adviser or any of their affiliates, or may subject the Partnership or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Limited Partner or other person in connection with the acquisition of the Interest or portion of the Interest was not true when made or has ceased to be true;

•	the Limited Partner is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and the General Partner determines that the Limited Partner is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

•	the General Partner or the Directors determine that the repurchase of the Interest or portion of the Interest would be in the best interests of the Partnership.

The effect of these provisions may be to deprive an investor in the Partnership of an opportunity for a return even though other investors in the Partnership might enjoy such a return.

Limitations on Transfer; Interests Not Listed; No Market for Limited Partner Interests. No Limited Partner is permitted to transfer his, her or its Interest without the consent of the General Partner. The transferability of Interests is subject to certain restrictions contained in the Partnership Agreement and is affected by restrictions imposed under applicable securities laws. Interests are not traded on any securities exchange or other market. No market currently exists for Interests, and the General Partner does not contemplate that one will develop. The Interests are, therefore, not readily marketable. Although the Adviser and the General Partner expect to recommend to the Board of Directors that the Partnership offer to repurchase Interests quarterly, no assurances can be given that the Partnership will do so. Consequently, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

Closed-end Fund; Liquidity Risks. The Partnership is a non-diversified closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. An investor should not invest in the Partnership if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.

Repurchase Risks. With respect to any future repurchase offer, Limited Partners tendering an Interest, or a portion of an Interest, for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Date”). The Notice Date generally will be 45 days prior to the date that the Interests to be repurchased are valued by the Partnership (the “Valuation Date”). Tenders will be revocable upon written notice to the Partnership up to two business days prior to the Valuation Date. Limited Partners that elect to tender an Interest, or a portion of an Interest, for repurchase will not know the price at which such Interest will be repurchased until approximately 30 days after the election to tender becomes irrevocable. It is possible that during the time period between the Expiration Date and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Partnership. Moreover, because the Notice Date will be substantially in advance of the Valuation Date, Limited Partners who tender an Interest, or a portion of an Interest, of the Partnership for repurchase will receive their repurchase proceeds well after the Notice Date. In addition, the Partnership is subject to certain Investment Funds’ initial lock-up periods beginning at the time of the Partnership’s initial investment in an Investment Fund, during which the Partnership may not withdraw its investment. In addition, certain Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time in response to market turmoil or other adverse conditions (such as those experienced by many hedge funds for a period of time beginning in late 2008). During such periods, the Partnership thus may not be able to liquidate its holdings in such Investment Funds in order to meet repurchase requests. In addition, should the Partnership seek to liquidate its investment in an Investment Fund that maintains a side pocket, the Partnership might not be able to fully liquidate its investment without delay, which could be considerable. The Partnership may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner. See “Redemptions, Repurchases and Transfers of Interests.”

Substantial Repurchases. Substantial requests for the Partnership to repurchase Interests could require the Partnership to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Interests.

To the extent the Partnership obtains repurchase proceeds by disposing of its interest in certain Investment Funds, the Partnership will thereafter hold a larger proportion of its assets in the remaining Investment Funds, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Partnership to fund subsequent repurchase requests of Limited Partners or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining Investment Funds may not reflect the Adviser’s ideal judgments as to the desired portfolio composition of the Partnership’s Investment Funds, in that the Partnership’s performance may be tied to the performance of fewer Investment Funds and/or may not reflect the Adviser’s judgment as to the Partnership’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Partnership receives requests to repurchase substantial portions of Interests, and may have a material adverse effect on the Partnership’s ability to achieve its investment objective and the value of the Interests. In addition, substantial repurchases of Interests could result in a sizeable decrease in the Partnership’s net assets, resulting in an increase in the Partnership’s total annual operating expense ratio.

Potential Significant Effect of the Performance of a Limited Number of Investments. The Adviser expects that the Partnership will participate in multiple investments. The Partnership may, however, make investments in a limited number of the Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited numbers of investments may have a significant effect on the performance of the Partnership. In addition, the Partnership may invest a substantial portion of its assets in Investment Funds that follow a particular investment strategy. In such event, the Partnership would be exposed to the risks associated with that strategy to a greater extent than if the Partnership’s exposure was broadly diversified amongst Investment Funds pursuing various investment strategies. However, the Adviser typically endeavors to limit the exposure to any one type of investment strategy to less than 35% of the Partnership’s gross assets (measured over time and subject to underlying Investment Fund liquidity constraints).

Tax Considerations; Distributions to Limited Partners and Payment of Tax Liability. The Partnership does not intend to make periodic distributions of its net income or gains, if any, to Limited Partners. A Limited Partner is required each year nonetheless to pay applicable U.S. federal and state income taxes on his, her or its share of the Partnership’s taxable income, and must pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the General Partner. See “Tax Aspects” for a summary of certain significant U.S. federal income and other tax consequences that are relevant to an investment in the Partnership.

Regulatory Change. Legal and regulatory changes could occur during the term of the Partnership, which may materially adversely affect the Partnership. The regulation of the U.S. and non-U.S. securities, derivatives and futures markets and investment funds such as the Partnership has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of hedge fund managers, including requirements for such managers to register as investment advisers under the Advisers Act, and to disclose various information to regulators about the positions, counterparties and other exposures of the hedge funds managed by such managers.

The Dodd-Frank Act significantly alters the regulation of commodity interests and comprehensively regulates the OTC derivatives markets for the first time in the United States. Provisions in the new law include: new registration requirements with the SEC and/or the CFTC, recordkeeping, capital, and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations, and the requirement that certain standardized OTC derivatives, such as interest rate swaps, be executed in regulated markets and submitted for clearing through regulated clearinghouses. OTC derivatives transactions traded through clearinghouses will be subject to margin requirements set by clearinghouses and possibly to additional requirements set by the SEC and/or the CFTC. Regulators also have discretion to set margin requirements for OTC derivative transactions that do not take place through clearinghouses. OTC derivatives dealers will be required to post margin to the clearinghouses through which they clear their customer trades instead of using such margin in their operations as they are currently permitted to do. This will increase the dealers’ costs and may be passed through to other market participants, such as an Investment Fund, in the form of higher fees or spreads and less favorable dealer valuations.

The CFTC, along with the SEC and other U.S. federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The Dodd-Frank Act and the rules already promulgated or to be promulgated thereunder may negatively impact the ability of an Investment Fund and, in turn, the Partnership, to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on an Investment Fund or its counterparties may impact an Investment Fund’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of the Investment Fund’s investments and doing business. See “Types of Investments and Related Risks —Special Investment Instruments and Techniques — Possible Effects of Speculative Position Limits.”

Many regulations have been adopted and reports prepared by various agencies for the purpose of implementing the Dodd-Frank Act, but many of these regulations have not yet taken effect. The impact any such implemented regulations will have on Investment Funds and/or Investment Managers and, in turn, the Partnership, the markets or instruments in which Investment Funds invest or the counterparties with whom Investment Funds conduct business, all remains unknown. The effect of the Dodd-Frank Act or other regulatory change on the Partnership and/or Investment Funds, while impossible to predict, could be substantial and adverse. In addition, the practice of short selling has been the subject of numerous temporary restrictions, and similar restrictions may be promulgated at any time. Such restrictions may adversely affect the returns of Investment Funds that utilize short selling. See “Types of Investments and Related Risks—Investment Related Risks—Short Sales.” Certain tax risks associated with an investment in the Partnership are discussed in “Tax Aspects.”

Special Risks Related to Cyber Security. The Partnership and its service providers are susceptible to cyber security risks that include, among other things, theft, unauthorized monitoring, release, misuse, loss, destruction or corruption of confidential and highly restricted data; denial of service attacks; unauthorized access to relevant systems, compromises to networks or devices that the Partnership and its service providers use to service the Partnership’s operations; or operational disruption or failures in the physical infrastructure or operating systems that support the Partnership and its service providers. Cyber attacks against or security breakdowns of the Partnership or its service providers may adversely impact the Partnership and its Limited Partners, potentially resulting in, among other things, financial losses; the inability of Fund shareholders to transact business and the Partnership to process transactions; inability to calculate the Partnership’s net asset value (“NAV”); violations of applicable privacy and other laws; regulatory fines, penalties, reputational damage, reimbursement or other compensation costs; and/or additional compliance costs. The Partnership may incur additional costs for cyber security risk management and remediation purposes. In addition, cyber security risks may also impact issuers of securities in which the Partnership invests, which may cause the Partnership’s investment in such issuers to lose value. There can be no assurance that the Partnership or its service providers will not suffer losses relating to cyber attacks or other information security breaches in the future.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Partnership and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Partnership. Prospective investors should read this entire Private Placement Memorandum and the Partnership Agreement and consult with their own advisors before deciding whether to invest in the Partnership. In addition, as the Partnership’s investment program changes or develops over time, an investment in the Partnership may be subject to risk factors not described in this Private Placement Memorandum.

INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Partnership is fundamental and may not be changed without a vote of a majority of the Partnership’s outstanding voting securities. The Partnership has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Partnership’s outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Partnership, means the vote, at an annual or a special meeting of the security holders of the Partnership duly called, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Partnership are present or represented by proxy or of more than 50% of the outstanding voting securities of the company, whichever is less.

With respect to Investment Funds in which the Partnership invests, the Partnership will not “look through” to the investments and transactions of such Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Partnership’s total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy. The Partnership’s fundamental investment restrictions are as follows:

(1) The Partnership will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Partnership’s investment in Investment Funds is not deemed to be an investment in a single industry).

(2) The Partnership will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Partnership may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Partnership of “senior securities” representing indebtedness, (b) the Partnership may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Partnership may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(3) The Partnership will not underwrite securities of other issuers, except insofar as the Partnership may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(4) The Partnership will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Partnership’s investment policies.

(5) The Partnership will not purchase or sell commodities or commodity contracts, except that it may purchase and sell non-U.S. currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(6) The Partnership will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

The Adviser will not cause the Partnership to make loans to or receive loans from the General Partner, the Adviser or their affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Partnership and the Investment Funds in which the Partnership invests may effect brokerage transactions through affiliates of the General Partner and the Adviser, subject to compliance with the 1940 Act and other applicable laws.

THE GENERAL PARTNER

Morgan Stanley Alternative Investment Partners LP, a limited partnership formed under the laws of the State of Delaware, serves as the general partner of the Partnership. The General Partner currently serves, and may in the future serve, as the general partner of other registered and unregistered private investment companies. The General Partner is an affiliate of Morgan Stanley. See “The Adviser.” The General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement and Sub-Advisory Agreement. The General Partner is responsible, among other things, for: (1) approving the acceptance of initial and additional subscriptions from investors on behalf of the Partnership; (2) making determinations as to the suspension of additional subscriptions; (3) making determinations regarding the transfer of Interests; (4) determining appropriate reserves to be created for the contingent liabilities of the Partnership; (5) acting as Tax Matters Partner (as defined below in “Tax Aspects”); and (6) managing or overseeing the general administrative and operational aspects of the Partnership. The General Partner may be removed by vote or written consent of Limited Partners holding at least a majority of the total number of votes eligible to be cast by all Limited Partners.

The General Partner and the Adviser are affiliated with Morgan Stanley AIP, a division of MSIM.

MANAGEMENT OF THE PARTNERSHIP

Board of Directors

The Partnership’s Board of Directors has overall responsibility for monitoring and overseeing the Partnership’s investment program and its management and operation and has approved the Partnership’s investment program. The Partnership’s General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board of Directors its rights and powers to monitor and oversee the business affairs of the Partnership, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Partnership as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation and has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business. The General Partner retains all rights, duties and powers to manage and oversee the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board of Directors or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement and Sub-Advisory Agreement. The General Partner will remain as the general partner of the Partnership and will continue to be liable as a general partner. The Directors, in their capacities as such, are not general partners of the Partnership and, accordingly, each Director in his or her capacity as such has no liability as a general partner. Directors will not contribute to the capital of the Partnership in their capacity as Directors, but may subscribe for Interests as Limited Partners, subject to the eligibility requirements described in this Private Placement Memorandum.

Directors may be removed in accordance with the Partnership Agreement with or without cause by a vote of a majority of the Limited Partners if at a meeting, or if by written consent, consent of Limited Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Limited Partners. Effective as of July 31, 2003, Directors are required to retire as of the last day of the month in which they reach 72 years of age, unless the requirement that a Director retire is waived in accordance with the Partnership Agreement.

Directors and Officers

The Board of the Partnership consists of 11 Directors. These same individuals also serve as directors or trustees for certain of the funds advised by the Adviser and MSIM. 10 Directors have no affiliation or business connection with the Adviser or any of its affiliated persons and do not own any stock or other securities issued by the Adviser’s parent company, Morgan Stanley. These are the “non-interested” or “Independent Directors.” The other Director (the “Interested Director”) is affiliated with the Adviser.

Board Structure and Oversight Function

The Board’s leadership structure features an Independent Director serving as Chairperson and the Board Committees described below. The Chairperson participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Partnership between meetings.

The Board of Directors operates using a system of committees to facilitate the timely and efficient consideration of all matters of importance to the Directors, the Partnership and Limited Partners, and to facilitate compliance with legal and regulatory requirements and oversight of the Partnership’s activities and associated risks. The Board of Directors has established five standing committees: (1) Audit Committee, (2) Governance Committee, (3) Compliance and Insurance Committee, (4) Investment Committee and (5) Closed-End Fund Committee. The Audit Committee, the Governance Committee and the Closed-End Fund Committee are comprised exclusively of Independent Directors. Each committee charter governs the scope of the committee’s responsibilities with respect to the oversight of the Partnership. The responsibilities of each committee, including their oversight responsibilities, are described further under the caption “Independent Directors and the Committees.”

The Partnership is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board of Directors oversees these risks as part of its broader oversight of the Partnership’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Partnership. In addition, appropriate personnel, including but not limited to the Partnership’s Chief Compliance Officer, members of the Partnership’s administration and accounting teams, representatives from the Partnership’s independent registered public accounting firm, the Partnership’s Treasurer and portfolio management personnel and independent valuation and brokerage evaluation service providers, make regular reports regarding the Partnership’s activities and related risks to the Board of Directors and the committees, as appropriate. These reports include, among others, quarterly performance reports, quarterly derivatives activity and risk reports and discussions with members of the risk teams relating to each asset class. The Board’s committee structure allows separate committees to focus on different aspects of risk and the potential impact of these risks on some or all of the funds in the complex and then report back to the full Board. In between regular meetings, Partnership officers also communicate with the Directors regarding material exceptions and items relevant to the Board’s risk oversight function. The Board recognizes that it is not possible to identify all of the risks that may affect the Partnership, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Partnership. Moreover, the Board recognizes that it may be necessary for the Partnership to bear certain risks (such as investment risk) to achieve its investment objective.

As needed between meetings of the Board, the Board or a specific committee receives and reviews reports relating to the Partnership and engages in discussions with appropriate parties relating to the Partnership’s operations and related risks.

Independent Directors

The Partnership seeks as Directors individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Director was and continues to be qualified to serve as Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. Based on a review of the experience, qualifications, attributes or skills of each Director, including those enumerated in the table below, the Board has determined that each of the

Directors is qualified to serve as a Director of the Partnership. In addition, the Board believes that, collectively, the Directors have balanced and diverse experience, qualifications, attributes and skills that allow the Board to operate effectively in governing the Partnership and protecting the interests of Limited Partners. Information about the Partnership’s Governance Committee and Board of Directors nomination process is provided below under the caption “Independent Directors and the Committees.”

The Directors of the Partnership, their ages, addresses, positions held, length of time served, their principal business occupations during the past five years and other relevant professional experience, the number of portfolios in the Fund Complex (defined below) overseen by each Independent Director (as of December 31, 2014 unless otherwise indicated) and other directorships, if any, held by the Directors, are shown below. The Fund Complex includes all open-end and closed-end funds (including all of their portfolios) advised by the Adviser and any registered funds that have an adviser that is an affiliate of the Adviser (including, but not limited to, MSIM) (collectively, the “Morgan Stanley Funds”).

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Directors

Frank L. Bowman (70) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since August 2006	President, Strategic Decisions, LLC (consulting) (since February 2009); Director or Trustee of various Morgan Stanley Funds (since August 2006); Chairperson of the Insurance Sub-Committee of the Compliance and Insurance Committee (since February 2007); served as President and Chief Executive Officer of the Nuclear Energy Institute (policy organization) (February 2005-November 2008); retired as Admiral, U.S. Navy after serving over 38 years on active duty including 8 years as Director of the Naval Nuclear Propulsion Program in the Department of the Navy and the U.S. Department of Energy (1996-2004); served as Chief of Naval Personnel (July 1994-September 1996) and on the Joint Staff as Director of Political Military Affairs (June 1992-July 1994); knighted as Honorary Knight Commander of the Most Excellent Order of the British Empire; awarded the Officier de l’Orde National du Mérite by the French Government; elected to the National Academy of Engineering (2009).	96	Director of BP p.l.c.; Director of Naval and Nuclear Technologies LLP; Director Emeritus of the Armed Services YMCA of the USA; Director of the U.S. Naval Submarine League; Member of the National Security Advisory Council of the Center for U.S. Global Engagement and a member of the CNA Military Advisory Board; Chairman of the charity J Street Cup Golf; Trustee of Fairhaven United Methodist Church.

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Directors

Kathleen A. Dennis (62) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since August 2006	President, Cedarwood Associates (mutual fund and investment management consulting) (since July 2006); Chairperson of the Money Market and Alternatives Sub-Committee of the Investment Committee (since October 2006) and Director or Trustee of various Morgan Stanley Funds (since August 2006); formerly, Senior Managing Director of Victory Capital Management (1993-2006).	96	Director of various non-profit organizations.

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Directors

Nancy C. Everett*** (60) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since January 2015	Owner, OBIR, LLC (institutional investment management consulting) (since June 2014); formerly, Managing Director, BlackRock, Inc. (February 2011-December 2013); and Chief Executive Officer, General Motors Asset Management (a/k/a Promark Global Advisors, Inc.) (June 2005-May 2010).	96	Member of Virginia Commonwealth University Board of Visitors; Member of Virginia Commonwealth University School of Business Foundation; formerly, Member of Committee on Directors for Emerging Markets Growth Fund, Inc. (2007-2010); Chairperson of Performance Equity Management, LLC (2006-2010); and Chairperson, GMAM Absolute Return Strategies Fund, LLC (2006-2010).

Jakki L. Haussler*** (58) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since January 2015	Chairman and Chief Executive Officer, Opus Capital Group (since January 1996); and formerly, Director, Capvest Venture Fund, LP (May 2000-December 2011); Partner, Adena Ventures, LP (July 1999-December 2010); Director, The Victory Funds (February 2005-July 2008).	96	Director of Cincinnati Bell Inc. and Member, Audit Committee and Compensation Committee; Director of Northern Kentucky University Foundation and Member, Investment Committee; Member of Chase College of Law Transactional Law Practice Center Board of Advisors; Director of Best Transport; Member, University of Cincinnati Foundation Investment Committee; formerly, Member, Miami University Board of Visitors (2008-2011); Trustee of Victory Funds (2005-2008) and Chairman, Investment Committee (2007-2008) and Member, Service Provider Committee (2005-2008).

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.
***	Mmes. Everett and Haussler joined the Board of Directors of the Partnership as Independent Directors effective January 1, 2015.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Directors

Dr. Manuel H. Johnson (66) c/o Johnson Smick International, Inc. 220 I Street, NE Suite 200 Washington, D.C. 20002	Director	Since July 1991	Senior Partner, Johnson Smick International, Inc. (consulting firm); Chairperson of the Investment Committee (since October 2006) and Director or Trustee of various Morgan Stanley Funds (since July 1991); Co-Chairman and a founder of the Group of Seven Council (G7C) (international economic commission); formerly, Chairperson of the Audit Committee (July 1991-September 2006); Vice Chairman of the Board of Governors of the Federal Reserve System and Assistant Secretary of the U.S. Treasury.	98	Director of NVR, Inc. (home construction).

Joseph J. Kearns (73) c/o Kearns & Associates LLC 23823 Malibu Road S-50-440 Malibu, CA 90265	Director	Since August 1994	President, Kearns & Associates LLC (investment consulting); Chairperson of the Audit Committee (since October 2006) and Director or Trustee of various Morgan Stanley Funds (since August 1994); formerly, Deputy Chairperson of the Audit Committee (July 2003-September 2006) and Chairperson of the Audit Committee of various Morgan Stanley Funds (since August 1994); CFO of the J. Paul Getty Trust.	99	Director of Electro Rent Corporation (equipment leasing). Prior to December 31, 2013, Director of The Ford Family Foundation.

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Directors

Michael F. Klein (56) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since August 2006	Managing Director, Aetos Capital, LLC (since March 2000); Co-President, Aetos Alternatives Management, LLC (since January 2004) and Co-Chief Executive Officer of Aetos Capital LLC (since August 2013); Chairperson of the Fixed Income Sub-Committee of the Investment Committee (since October 2006) and Director or Trustee of various Morgan Stanley Funds (since August 2006); formerly, Managing Director, Morgan Stanley & Co. Inc. and Morgan Stanley Dean Witter Investment Management, President, various Morgan Stanley Funds (June 1998-March 2000) and Principal, Morgan Stanley & Co. Inc. and Morgan Stanley Dean Witter Investment Management (August 1997-December 1999).	96	Director of certain investment funds managed or sponsored by Aetos Capital, LLC; Director of Sanitized AG and Sanitized Marketing AG (specialty chemicals).

Michael E. Nugent (79) 522 Fifth Avenue New York, NY 10036	Chairperson of the Board and Director	Chairperson of the Boards since July 2006 and Director since July 1991	Chairperson of the Boards of various Morgan Stanley Funds (since July 2006); Chairperson of the Closed-End Fund Committee (since June 2012) and Director or Trustee of various Morgan Stanley Funds (since July 1991); formerly, Chairperson of the Insurance Committee (until July 2006); General Partner, Triumph Capital, L.P. (private investment partnership) (1988-2013).	98	None.

W. Allen Reed (68) c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Directors 1177 Avenue of the Americas New York, NY 10036	Director	Since August 2006	Chairperson of the Equity Sub-Committee of the Investment Committee (since October 2006) and Director or Trustee of various Morgan Stanley Funds (since August 2006); formerly, President and CEO of General Motors Asset Management; Chairman and Chief Executive Officer of the GM Trust Bank and Corporate Vice President of General Motors Corporation (August 1994-December 2005).	96	Director of Temple-Inland Industries (packaging and forest products); Director of Legg Mason, Inc. and Director of the Auburn University Foundation.

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Independent Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Independent Director

Fergus Reid (83) c/o Joe Pietryka, Inc. 85 Charles Colman Blvd. Pawling, NY 12564	Director	Since June 1992	Chairman, Joe Pietryka, Inc.; Chairperson of the Governance Committee and Director or Trustee of various Morgan Stanley Funds (since June 1992).	99	Formerly, Trustee and Director of certain investment companies in the JPMorgan Fund complex managed by JP Morgan Investment Management Inc. (1987-2012).

The Interested Director who is affiliated with the Adviser or affiliates of the Adviser (as set forth below) and his age, address, positions held, length of time served, his principal business occupations during the past five years and other relevant professional experience, the number of portfolios in the Fund Complex overseen by the Interested Director (as of December 31, 2014) and the other directorships, if any, held by the Interested Director, are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years and Other Relevant Professional Experience	Number of Portfolios in Fund Complex Overseen by Interested Director	Other Trusteeships/Directorships Held Outside the Fund Complex During Past 5 Years**
Interested Director

James F. Higgins (67) One New York Plaza New York, NY 10004	Director	Since June 2000	Director or Trustee of various Morgan Stanley Funds (since June 2000); Senior Advisor of Morgan Stanley (since August 2000).	97	Formerly, Director of AXA Financial, Inc. and AXA Equitable Life Insurance Company (2002-2011) and Director of AXA MONY Life Insurance Company and AXA MONY Life Insurance Company of America (2004-2011).

*	This is the earliest date the Director began serving the Morgan Stanley Funds. Each Director serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Director at any time during the past five years.

The executive officers of the Partnership, their ages, addresses, positions held, length of time served and their principal business occupations during the past five years are shown below.

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Officers**

John H. Gernon (52) 522 Fifth Avenue New York , NY 10036	President and Principal Executive Officer	Since September 2013	President and Principal Executive Officer of the Equity and Fixed Income Funds and the Morgan Stanley AIP Funds (since September 2013) and the Liquidity Funds and various money market funds (since May 2014) in the Fund Complex; Managing Director of the Adviser; Head of Product (since 2006) and Global Portfolio Analysis and Reporting (since 2012) for MSIM’s Long Only business.

Stefanie V. Chang Yu (48) 522 Fifth Avenue New York, NY 10036	Chief Compliance Officer	Since December 1997	Managing Director of MSIM and various entities affiliated with MSIM; Chief Compliance Officer of various Morgan Stanley Funds and MSIM (since January 2014). Formerly, Vice President of various Morgan Stanley Funds (December 1997-January 2014).

Joseph C. Benedetti (50) 522 Fifth Avenue New York, NY 10036	Vice President	Since January 2014	Managing Director of MSIM and various entities affiliated with MSIM; Vice President of various Morgan Stanley Funds (since January 2014). Formerly, Assistant Secretary of various Morgan Stanley Funds (October 2004-January 2014).

Mustafa Jama (55) 100 Front Street, Suite 400 West Conshohocken, PA 19428-2881	Vice President	Since June 2008	Head and Chief Investment Officer of Morgan Stanley AIP Fund of Hedge Funds team; Managing Director of MSIM (since January 2004). Formerly, Managing Director of Glenwood Capital Investments.

Matthew Graver (47) 100 Front Street, Suite 400 West Conshohocken, PA 19428-2881	Vice President	Since June 2008	Chief Operating Officer of the Morgan Stanley Alternative Investment Partners Fund of Hedge Funds group and Managing Director of MSIM. Formerly, Senior Manager at PricewaterhouseCoopers LLP.

Mary E. Mullin (48) 522 Fifth Avenue New York, NY 10036	Secretary	Since June 1999	Executive Director of MSIM and various entities affiliated with MSIM; Secretary of various Morgan Stanley Funds (since June 1999).

Noel Langlois (45) 100 Front Street, Suite 400 West Conshohocken, PA 19428-2881	Treasurer and Chief Financial Officer	Since March 2010	Head of Alternative Investment Services of MSIM and Managing Director of MSIM; Director of Morgan Stanley Funds plc, Morgan Stanley Multi-Strategy Fund plc, Morgan Stanley Alpha Plus Funds plc, and Morgan Stanley Select Investment Strategies Limited.

*	This is the earliest date the officer began serving the Morgan Stanley Funds. Each officer serves an indefinite term, until his or her successor is elected.
**	In addition, the following individuals who are officers of MSIM or its affiliates serve as assistant secretaries of the Partnership: Joanne Antico, Allan Fajardo and Sheri Schreck. The following individuals who are officers of MSIM or its affiliates also serve as assistant treasurers of the Partnership: Michael Conklin, Robert Creaney, Marnie Niziolek, Geoff Kron, Lee Spector and Francie Tai.

It is a policy of the Partnership’s Board that each Trustee shall invest at least $250,000 ($100,000 prior to January 1, 2015) in any combination of the Morgan Stanley Funds that the Trustee determines meets his or her own specific investment objectives, without requiring any specific investment in any particular Fund. Newly elected or appointed Trustees have three years to comply with this policy.

For each Director, the dollar range of equity securities beneficially owned by the Director in the Partnership and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Adviser and MSIM) for the calendar year ended December 31, 2014, is set forth in the table below.

Name of Director	Dollar Range of Equity Securities in the Partnership (As of December 31, 2014)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies (As of December 31, 2014)
Independent:
Frank L. Bowman(1)	$0	over $100,000
Kathleen A. Dennis	$0	over $100,000
Nancy C. Everett(2)	N/A	N/A
Jakki L. Haussler(2)	N/A	N/A
Manuel H. Johnson	$0	over $100,000
Joseph J. Kearns(1)	$0	over $100,000
Michael F. Klein	$0	over $100,000
Michael E. Nugent	$0	over $100,000
W. Allen Reed(1)	$0	over $100,000
Fergus Reid(1)	$0	over $100,000

(1)	Includes the total amount of compensation deferred by the Director at his election pursuant to a deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in one or more of the Morgan Stanley Funds (or portfolio thereof) that are offered as investment options under the plan.
(2)	Ms. Everett and Ms. Haussler joined the Board of Directors of the Partnership as Independent Directors effective January 1, 2015.

Name of Director	Dollar Range of Equity Securities in the Partnership (As of December 31, 2014)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies (As of December 31, 2014)
Interested:
James F. Higgins	$0	over $100,000

As to each Independent Director and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Partnership, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Partnership.

As of September 30, 2015, the Directors and officers of the Partnership, as a group, owned less than 1% of the outstanding Interests of the Partnership.

Independent Directors and the Committees

Law and regulation establish both general guidelines and specific duties for the Independent Directors. The Board has five committees: (1) Audit Committee, (2) Governance Committee, (3) Compliance and Insurance Committee, (4) Investment Committee and (5) Closed-End Fund Committee.

The Independent Directors are charged with recommending to the full Board approval of management, advisory and administration contracts, Rule 12b-1 plans and distribution and underwriting agreements; continually reviewing fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time. The Independent Directors are required to select and nominate individuals to fill any Independent Director vacancy on the board of any fund that has a Rule 12b-1 plan of distribution. Most of the Institutional Funds, as well as the Partnership, do not have a Rule 12b-1 plan.

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Partnership’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit fees; reviewing the adequacy of the Partnership’s system of internal controls; and reviewing the valuation process. The Partnership has adopted a formal, written Audit Committee Charter.

The members of the Audit Committee of the Partnership are Jakki L. Haussler, Joseph J. Kearns, Michael F. Klein and W. Allen Reed. None of the members of the Partnership’s Audit Committee is an “interested person,” as defined under the 1940 Act, of the Partnership (with such disinterested Directors being “Independent Directors” or individually, an “Independent Director”). Each Independent Director is also “independent” from the Partnership under the listing standards of the New York Stock Exchange, Inc. (“NYSE”). The Chairperson of the Audit Committee of the Partnership is Joseph J. Kearns.

The Board of Directors of the Partnership also has a Governance Committee. The Governance Committee identifies individuals qualified to serve as Independent Directors on the Partnership’s Board and on committees of such Board and recommends such qualified individuals for nomination by the Partnership’s Independent Directors as candidates for election as Independent Directors, advises the Partnership’s Board with respect to Board composition, procedures and committees, develops and recommends to the Partnership’s Board a set of corporate governance principles applicable to the Partnership, monitors and makes recommendations on corporate governance matters and policies and procedures of the Partnership’s Board of Directors and any Board committees and oversees periodic evaluations of the Partnership’s Board and its committees. The members of the Governance Committee of the Partnership are Kathleen A. Dennis, Michael E. Nugent and Fergus Reid, each of whom is an Independent Director. In addition, Michael E. Nugent (as Chairperson of the Morgan Stanley Funds) periodically may attend other operating committee meetings. The Chairperson of the Governance Committee is Fergus Reid.

The Partnership does not have a separate nominating committee. While the Partnership’s Governance Committee recommends qualified candidates for nominations as Independent Directors, the Board of Directors of the Partnership believes that the task of nominating prospective Independent Directors is important enough to require the participation of all current Independent Directors, rather than a separate committee consisting of only certain Independent Directors. Accordingly, all the Independent Directors participate in the selection and nomination of candidates for election as Independent Directors for the Partnership. Persons recommended by the Partnership’s Governance Committee as candidates for nomination as Independent Directors shall possess such experience, qualifications, attributes, skills and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Partnership, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or any listing requirements of the NYSE. While the Independent Directors of the Partnership expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Partnership’s Board as they deem appropriate, they will consider nominations from shareholders to the Board. Nominations from shareholders should be in writing and sent to the Independent Directors as described below under the caption “Limited Partner Communications.”

The Board formed the Compliance and Insurance Committee to address insurance coverage and oversee the compliance function for the Partnership and the Board. The Compliance and Insurance Committee consists of Frank L. Bowman, Nancy C. Everett, James F. Higgins and Manuel H. Johnson. Frank L. Bowman, Nancy C. Everett and Manuel H. Johnson are Independent Directors. The Compliance and Insurance Committee has an Insurance Sub-Committee to review and monitor the insurance coverage maintained by the Partnership. The Chairperson of the Insurance Sub-Committee is Frank L. Bowman.

The Investment Committee oversees the portfolio investment process for and reviews the performance of the Partnership. The Investment Committee also recommends to the Board to approve or renew the Partnership’s Investment Advisory, Sub-Advisory and Administration Agreements. The members of the Investment Committee are Frank L. Bowman, Kathleen A. Dennis, Nancy C. Everett, Jakki L. Haussler, James F. Higgins, Manuel H. Johnson, Joseph J. Kearns, Michael F. Klein, Michael E. Nugent, W. Allen Reed and Fergus Reid. The Chairperson of the Investment Committee is Manuel H. Johnson.

The Investment Committee has three Sub-Committees, each with its own Chairperson. Each Sub-Committee focuses on the funds’ primary areas of investment, namely equities, fixed income and alternatives. Within the Fund Complex, the Sub-Committees and their members are as follows:

(1) Equity—W. Allen Reed (Chairperson), Frank L. Bowman, Nancy C. Everett and Michael E. Nugent.

(2) Fixed Income—Michael F. Klein (Chairperson) and Fergus Reid.

(3) Money Market and Alternatives—Kathleen A. Dennis (Chairperson), Jakki L. Haussler, James F. Higgins and Joseph J. Kearns.

In addition, Manuel H. Johnson (as Chairperson of the Investment Committee) periodically attends the Sub-Committee meeting, filling in where necessary.

The Board formed the Closed-End Fund Committee to consider a range of issues unique to closed-end funds. The Closed-End Fund Committee consists of Michael E. Nugent, W. Allen Reed and Fergus Reid, each of whom is an Independent Director. The Chairperson of the Closed-End Fund Committee is Michael E. Nugent.

During the Partnership’s fiscal year ended December 31, 2014, the Board of Directors held the following meetings:

Number of Meetings:
Board of Directors	6
Committee/Sub-Committee
Audit Committee	4
Governance Committee	4
Compliance and Insurance Committee	4
Insurance Sub-Committee	1
Investment Committee	5
Equity Sub-Committee	5
Fixed Income Sub-Committee	5
Money Market and Alternatives Sub- Committee	5
Closed-End Fund Committee	4

Experience, Qualifications and Attributes

The Board has concluded, based on each Director’s experience, qualifications and attributes that each Board member should serve as a Director. Following is a brief summary of the information that led to and/or supports this conclusion.

Mr. Bowman has experience in a variety of business and financial matters through his prior service as a Director or Trustee for various other funds in the Fund Complex, where he serves as Chairperson of the Insurance Sub-Committee of the Compliance and Insurance Committee, and as a Director of BP p.l.c. and Naval and Nuclear Technologies LLP. Mr. Bowman also serves as a Director Emeritus for the Armed Services YMCA of the USA, Director of the U.S. Naval Submarine League and as Chairman of the charity J Street Cup Golf. Mr. Bowman serves as a Trustee of the Fairhaven United Methodist Church. Mr. Bowman is also a member of the National Security Advisory Council of the Center for U.S. Global Engagement and a member of the CNA Military Advisory Board. Mr. Bowman retired as an Admiral in the U.S. Navy after serving over 38 years on active duty including eight years as Director of the Naval Nuclear Propulsion Program in the Department of the Navy and the U.S. Department of Energy (1996-2004). Additionally, Mr. Bowman served as the U.S. Navy’s Chief of Naval Personnel (1994-1996) where he was responsible for the planning and programming of all manpower, personnel, training and education resources for the U.S. Navy and on the Joint Staff as Director of Political Military Affairs (1992-1994). In addition, Mr. Bowman served as President and Chief Executive Officer of the Nuclear Energy Institute. Mr. Bowman has received such distinctions as a knighthood as Honorary Knight Commander of the Most Excellent Order of the British Empire and the Officier de l’Orde National du Mérite from the French Government and was elected to the National Academy of Engineering (2009). He is President of the consulting firm Strategic Decisions, LLC.

Ms. Dennis has over 25 years of business experience in the financial services industry and related fields including serving as a Director or Trustee of various other funds in the Fund Complex, where she serves as Chairperson of the Money Market and Alternatives Sub-Committee of the Investment Committee. Ms. Dennis possesses a strong understanding of the regulatory framework under which investment companies must operate based on her years of service to this Board and her position as Senior Managing Director of Victory Capital Management.

Ms. Everett has over 35 years of experience in the financial services industry, including roles with both registered investment companies and registered investment advisers. By serving on the boards of other registered funds, such as GMAM Absolute Return Strategies Fund, LLC and Emerging Markets Growth Fund, Inc., Ms. Everett has acquired significant experience with financial, accounting, investment and regulatory matters. Ms. Everett is also a Chartered Financial Analyst.

With more than 30 years of experience in the financial services industry, including her years of entrepreneurial and managerial experience in the development and growth of Opus Capital Group, Ms. Haussler brings a valuable perspective to the Partnership’s Board. Through her role at Opus Capital and her service as a director of several venture capital funds and other boards, Ms. Haussler has gained valuable experience dealing with accounting principles and evaluating financial results of large corporations. She is a certified public accountant (inactive) and a licensed attorney in the State of Ohio (inactive).

In addition to his tenure as a Director or Trustee of various other funds in the Fund Complex, where he formerly served as Chairperson of the Audit Committee, Dr. Johnson has also served as an officer or a board member of numerous companies for over 20 years. These positions included Co-Chairman and a founder of the Group of Seven Council, Director of NVR, Inc., Director of Evergreen Energy and Director of Greenwich Capital Holdings. He also has served as Vice Chairman of the Board of Governors of the Federal Reserve System and Assistant Secretary of the U.S. Treasury. In addition, Dr. Johnson also served as Chairman of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board, for seven years.

Mr. Kearns gained extensive experience regarding accounting through his experience on the Audit Committees of the boards of other funds in the Fund Complex, including serving as either Chairperson or Deputy Chairperson of the Audit Committee for nearly 20 years, and through his position as Chief Financial Officer of the J. Paul Getty Trust. He also has experience in financial, accounting, investment and regulatory matters through his position as President and founder of Kearns & Associates LLC, a financial consulting company. Mr. Kearns also serves as a Director of Electro Rent Corporation and previously served as Director of The Ford Family Foundation. The Board has determined that Mr. Kearns is an “audit committee financial expert” as defined by the SEC.

Through his prior positions as a Managing Director of Morgan Stanley & Co. Inc. and Morgan Stanley Dean Witter Investment Management and as President and a Trustee of the Morgan Stanley Institutional Funds, Mr. Klein has experience in the management and operation of registered investment companies, enabling him to provide management input and investment guidance to the Board. Mr. Klein also has extensive experience in the investment management industry based on his current positions as Managing Director and Co-Chief Executive Officer of Aetos Capital, LLC, Co-President of Aetos Alternatives Management, LLC and as a Director of certain investment funds managed or sponsored by Aetos Capital, LLC. In addition, he also has experience as a member of the board of other funds in the Fund Complex.

Mr. Nugent has extensive experience with financial, accounting, investment and regulatory matters through his over 20 years of service on the boards of various funds in the Fund Complex, including time as the Chairperson of the Insurance Committee, Chairperson of the Closed-End Fund Committee and Chairperson of the Morgan Stanley Funds. Mr. Nugent also has experience as a former General Partner in Triumph Capital, L.P.

Mr. Reed has experience on investment company boards and is experienced with financial, accounting, investment and regulatory matters through his prior service as a Director of iShares, Inc. and his service as Trustee or Director of other funds in the Fund Complex. Mr. Reed also gained substantial experience in the financial services industry through his position as a Director of Legg Mason, Inc. and prior position as President and CEO of General Motors Asset Management.

Mr. Reid has served on a number of mutual fund boards, including as a Trustee or Director of certain investment companies in the JP Morgan Funds complex and as a Trustee or Director of other funds in the Fund Complex. Therefore, Mr. Reid is experienced with financial, accounting, investment and regulatory matters, enabling him to provide management input and investment guidance to the Board.

Mr. Higgins has over 30 years of experience in the financial services industry. Mr. Higgins has substantial mutual fund experience and is experienced with financial, accounting, investment and regulatory matters due to his experience on the boards of other funds in the Fund Complex. Mr. Higgins also previously served on the boards of other companies in the financial services industry, including AXA Financial, Inc. and AXA Equitable Life Insurance Company.

The Directors’ principal occupations and other relevant professional experience during the past five years or more are shown in the above tables.

Advantages of Having the Same Individuals as Directors for the Morgan Stanley Funds

The Independent Directors and the Partnership’s management believe that having the same Independent Directors for each of the Morgan Stanley Funds avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Directors for each of the funds or even of sub-groups of funds. They believe that having the same individuals serve as Independent Directors of all the Morgan Stanley Funds tends to increase their knowledge and expertise regarding matters which affect the Fund Complex generally and enhances their ability to negotiate on behalf of each fund with the fund’s service providers. This arrangement also precludes the possibility of separate groups of Independent Directors arriving at conflicting decisions regarding operations and management of the funds and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Directors serve on all fund boards enhances the ability of each fund to obtain, at modest cost to each separate fund, the services of Independent Directors of the caliber, experience and business acumen of the individuals who serve as Independent Directors of the Morgan Stanley Funds.

Limited Partner Communications

Limited Partners may send communications to the Partnership’s Board of Directors. Limited Partners should send communications intended for the Partnership’s Board by addressing the communications directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Partnership’s office or directly to such Board member(s) at the address specified for each Director previously noted. Other shareholder communications received by the Partnership not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Compensation

Effective January 1, 2015, each Director (except for the Chairperson of the Boards) receives an annual retainer fee of $240,000 ($230,000 prior to January 1, 2015) for serving as a Director of the Morgan Stanley Funds.

The Chairperson of the Audit Committee receives an additional annual retainer fee of $78,750 and the Investment Committee Chairperson receives an additional annual retainer fee of $63,000. Other Committee and Sub-Committee Chairpersons (except for the Chairperson of the Closed-End Fund Committee) receive an additional annual retainer fee of $31,500. The aggregate compensation paid to each Director is paid by the Morgan Stanley Funds, and is allocated on a pro rata basis among each of the operational funds/portfolios of the Morgan Stanley Funds based on the relative net assets of each of the funds/portfolios. Michael E. Nugent receives a total annual retainer fee of $480,000 ($460,000 prior to January 1, 2015) for his services as Chairperson of the Boards of the Morgan Stanley Funds and for administrative services provided to each Board.

The Partnership also reimburses such Directors for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Directors of the Partnership who are employed by the Adviser receive no compensation or expense reimbursement from the Partnership for their services as Director.

Effective April 1, 2004, the Partnership began a Deferred Compensation Plan (the “DC Plan”), which allows each Director to defer payment of all, or a portion, of the fees he or she receives for serving on the Board of Directors throughout the year. Each eligible Director generally may elect to have the deferred amounts credited with a return equal to the total return on one or more of the Morgan Stanley Funds (or portfolios thereof) that are offered as investment options under the DC Plan. At the Director’s election, distributions are either in one lump sum payment, or in the form of equal annual installments over a period of five years. The rights of an eligible Director and the beneficiaries to the amounts held under the DC Plan are unsecured and such amounts are subject to the claims of the creditors of the Partnership.

Prior to April 1, 2004, the Partnership maintained a similar Deferred Compensation Plan (the “Prior DC Plan”), which also allowed each Independent Director to defer payment of all, or a portion, of the fees he or she received for serving on the Board of Directors throughout the year. Generally, the DC Plan amends and supersedes the Prior DC Plan and all amounts payable under the Prior DC Plan are now subject to the terms of the DC Plan (except for amounts paid during the calendar year 2004, which remain subject to the terms of the Prior DC Plan).

The following table shows aggregate compensation payable to each of the Partnership’s Directors from the Partnership for the fiscal year ended December 31, 2014 and the aggregate compensation payable to each of the funds’ Directors by the Fund Complex (which includes all of the Morgan Stanley Funds) for the calendar year ended December 31, 2014.

Compensation(1)

Name of Independent Director	Aggregate Compensation from the Partnership(2)	Total Compensation from the Fund Complex Payable to Directors(3)
Frank L. Bowman	$871	$261,500
Kathleen A. Dennis	$871	$261,500
Nancy C. Everett(4)	N/A	N/A
Jakki L. Haussler(4)	N/A	N/A
Manuel H. Johnson	$958	$293,000
Joseph J. Kearns(3)	$1,009	$340,750
Michael F. Klein(2) (3)	$871	$261,500
Michael E. Nugent	$1,504	$460,000
W. Allen Reed(2) (3)	$871	$261,500
Fergus Reid(3)	$855	$308,500

Name of Interested Director
James F. Higgins	$754	$230,000

(1)	Includes all amounts paid for serving as director/trustee of the funds, as well as serving as Chairperson of the Boards or a Chairperson of a Committee or Sub-Committee.

(2)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Partnership’s fiscal year. The following Directors deferred compensation from the Partnership during the fiscal year ended December 31, 2014: Mr. Klein: $871 and Mr. Reed: $871.
(3)	The amounts shown represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 2014 before deferral by the Directors under the DC Plan. As of December 31, 2014, the value (including interest) of the deferral accounts across the Fund Complex for Messrs. Kearns, Klein, Reed and Reid pursuant to the deferred compensation plan was $666,222, $260,630, 1,697,049 and $845,514, respectively. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown are presented on a calendar year basis.
(4)	Ms. Everett and Ms. Haussler joined the Board of Directors of the Partnership as Independent Directors effective January 1, 2015.

Prior to December 31, 2003, 49 of the Morgan Stanley Funds (the “Adopting Funds”) had adopted a retirement program under which an Independent Director who retired after serving for at least five years as an Independent Director of any such fund (an “Eligible Director”) would have been entitled to retirement payments, based on factors such as length of service, upon reaching the eligible retirement age. On December 31, 2003, the amount of accrued retirement benefits for each Eligible Director was frozen, and will be payable, together with a return of 8% per annum, at or following each such Eligible Director’s retirement as shown in the table below.

The following table illustrates the retirement benefits accrued to the Partnership’s Independent Directors by the Adopting Funds for the calendar year ended December 31, 2014, and the estimated retirement benefits for the Independent Directors from the Adopting Funds for each calendar year following retirement. Only the Directors listed below participated in the retirement program.

Name of Independent Director	Retirement Benefits Accrued as Partnership Expenses	Estimated Annual Benefits Upon Retirement (1)
	By All Adopting Funds	From All Adopting Funds
Manuel H. Johnson	$31,557	$64,338
Michael E. Nugent(2)	$(14,620)	$57,539

(1)	Total compensation accrued under the retirement plan, together with a return of 8% per annum, will be paid annually commencing upon retirement and continuing for the remainder of the Director’s life.
(2)	Mr. Nugent’s retirement benefits are negative due to the fact his expenses have been overaccrued.

Security Ownership of Certain Beneficial Owners

The following persons owned beneficially more than 5% of the Partnership’s outstanding Interests as of September 30, 2015:

Name and Address of Beneficial Owner	Amount and nature of Beneficial Ownership
Factory Mutual Insurance Company 225 Wyman Street, P.O. Box 9198 Waltham, MA 02454	43.01% Interests

Morgan Stanley Institutional Cayman Fund LP P.O. Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands	39.97% Interests

Nuclear Electric Insurance Limited Suite 100 1201 North Market Street Wilmington, DE 19801	9.46% Interests

Amica Mutual Insurance Company 100 Amica Way Lincoln, RI 02865	5.39% Interests

THE ADVISER

The Adviser has the responsibility to implement the Partnership’s investment program, subject to the ultimate supervision of, and any policies established by, the Board of Directors.

Under the terms of an Investment Advisory Agreement dated as of June 30, 2002, which is renewed annually, the Investment Adviser allocates the Partnership’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Partnership’s investment objective and whether its investment performance and other criteria are satisfactory. The Investment Adviser may reallocate the Partnership’s assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors. The Investment Adviser has entered into a sub-advisory agreement with Morgan Stanley Investment Management Limited. The Sub-Adviser is a wholly-owned subsidiary of Morgan Stanley. The Sub-Adviser provides the Partnership with investment advisory services subject to the overall supervision of the Investment Adviser and the Partnership’s officers and Board of Directors. The Investment Adviser pays the Sub-Adviser on a monthly basis a portion of the net Management Fee the Investment Adviser receives from the Partnership.

The Investment Adviser was formed as a limited partnership under the laws of the State of Delaware on November 10, 2000 and is a registered investment adviser under the Advisers Act. The Investment Adviser also is registered as a commodity trading adviser and a commodity pool operator with the CFTC and the NFA. The Investment Adviser is the general partner of the General Partner. The Sub-Adviser is a company incorporated under the laws of England. Each of the Investment Adviser and Sub-Adviser is a registered investment adviser under the Advisers Act. Each of the Investment Adviser and Sub-Adviser currently serves, and may in the future serve, as an investment adviser and/or sub-adviser of other registered and unregistered private investment companies. The offices of the Investment Adviser are located at 100 Front Street, Suite 400, West Conshohocken, Pennsylvania 19428, and its telephone number is (800) 421-7572. The offices of the Sub-Adviser are located at 25 Cabot Square, Canary Wharf, London E14-4QA, England and its telephone number is +44 207-425-8700.

The personnel of the Adviser principally responsible for management of the Partnership are experienced and educated investment professionals with a long performance record in alternative investments. They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of alternative investments globally and maintain a strong network within the alternative investment community as a result of their prior and ongoing experience. The Adviser and its personnel maintain relationships with a large number of managers. The Adviser believes that, as a result of these contacts, the Partnership should have access to a large number of Investment Funds from which to select.

The personnel of the Adviser who have primary responsibility for management of the Partnership are:

Mustafa A. Jama. Mr. Jama is a Managing Director of MSIM. Effective February 2005, Mr. Jama began serving as Chief Investment Officer and Head of Morgan Stanley AIP Fund of Hedge Funds of Morgan Stanley AIP and, since 2004, he has been a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2004. Prior to joining MSIM in January 2004, he was with Glenwood Capital Investments where he was a senior investment professional and a member of its Investment Committee. Previously, he was a portfolio manager at Deutsche Asset Management in its hedge fund group, focusing on long/short equity, fixed income, and convertible arbitrage strategies. He holds an M.B.A. from Harvard Business School and a B.S. in civil engineering from Southern University.

Lawrence Berner. Mr. Berner is an Executive Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2006. Mr. Berner joined the Morgan Stanley AIP Fund of Hedge Funds team in April 2006 as an investment analyst, focusing on credit and event driven strategies including merger arbitrage, equity special situations, credit arbitrage, capital structure arbitrage and distressed investing. Mr. Berner has ten years of relevant industry experience. Before joining AIP, Mr. Berner was an analyst at Man-Glenwood Capital Investments for six years where he was responsible for hedge fund manager selection, portfolio construction and quantitative analysis. Prior to Man-Glenwood, he was a risk analyst at ABN Amro, focusing on fixed income and foreign exchange derivatives. Before that, he was a commodities research analyst at Salomon Smith Barney. Mr. Berner received both a B.S. in computer science and a B.A. in mathematics from the University of Texas, Austin. He also received an M.S. in financial mathematics from The University of Chicago. Mr. Berner holds the Chartered Financial Analyst designation.

Paresh Bhatt. Mr. Bhatt is a Managing Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2003. He was promoted to portfolio manager in July 2004 after having served as a Research Analyst since he joined MSIM in May 2003. Prior to joining MSIM, he was a Senior Investment Analyst with SEI Investments where he managed multi-manager global equity and Europe, Australia and Far East (EAFE) portfolios as well as led due diligence activities on institutional quality funds of hedge funds. Prior to joining SEI Investments, he was an Equity Analyst for Granite Associates where he conducted equity research in the technology, media and telecom sector and monitored hedge fund investments. He has also held positions at Lehman Brothers and Bankers Trust, where he focused on credit risk management of derivatives portfolios. Mr. Bhatt began his career with the Federal Reserve Board. Mr. Bhatt holds an M.B.A. from the Wharton School in Finance and a B.A. in Economics from Union College.

José F. González-Heres. Mr. González-Heres is a Managing Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2001. He was promoted to Portfolio Manager in 2004 after having served as Senior Research Analyst since 2001. Prior to joining MSIM, he served as Chief Executive Officer of Suggestionator, Inc., a privately held software company. Mr. González-Heres has also worked as an Investment Banker in the Public Finance departments of Bear, Stearns & Co., Inc. and Prudential Securities Inc. Prior to his investment banking positions, Mr. González-Heres worked at IBM Corporation in Engineering, Sales, Marketing and Consulting and at IBM Credit Corporation in its Corporate Finance Department. While at IBM, he earned a U.S. and international patent for his work on algorithms. Mr. González-Heres is a past Board Member of the City of Boca Raton and Florida’s Telecommunications Advisory Board. He holds an M.B.A. from the Yale University School of Management in Finance and Investments and a B.S. in Electrical Engineering from Northwestern University.

Jarrod Quigley. Mr. Quigley is a Managing Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2004. Previously, he was an investment analyst at Morgan Stanley AIP since he joined MSIM in 2004, focusing on multi-strategy, convertible bond arbitrage, and other relative value arbitrage strategies. Before joining Morgan Stanley AIP, Mr. Quigley was in the investment banking department at A.G. Edwards, where he was involved in corporate finance and acquisitions for the financial institutions group. Mr. Quigley received a B.S. in business management from Babson College and holds the Chartered Financial Analyst designation.

Eric Stampfel. Mr. Stampfel is a Managing Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2010. He focuses on the long/short equity strategy. Mr. Stampfel is also a member of the Investment Committee. He joined Morgan Stanley in 2010 and has 19 years of relevant industry experience. Previously, he was vice president and global head of long/short equity at Ivy Asset Management. Prior to that, he was a senior equity analyst at Cambium Capital Management and a senior equity analyst at Kingdon Capital Management where he focused on long/short stock selection. Mr. Stampfel received a B.S. in accounting from Villanova University. He is a member of the New York Society of Security Analysts and an affiliate member of the Market Technicians Association. He holds both the Chartered Alternative Investment Analyst and the Chartered Financial Analyst designations.

Radha Thillainatesan. Ms. Thillainatesan is an Executive Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2006. She was promoted to Portfolio Manager after having served as investment analyst for the Morgan Stanley AIP Fund of Hedge Funds group, focusing on systematic strategies. She joined Morgan Stanley AIP in 2006 and has 14 years of industry experience. Prior to joining the firm, Ms. Thillainatesan was a hedge fund analyst in the fund of hedge funds group at Larch Lane Advisors. Previously, she was a research assistant at the Center for Research in Neuroscience, Montreal. Ms. Thillainatesan received a B.S. in physiology from McGill University and an M.S. in mathematics from New York University. Ms. Thillainatesan holds the Chartered Financial Analyst designation.

Mark L.W. van der Zwan, CFA. Mr. van der Zwan is a Managing Director of MSIM and a portfolio manager for several Morgan Stanley AIP Fund of Hedge Funds portfolios, including the Partnership since 2004. He was promoted to portfolio manager in September 2006 after having served as an investment analyst since he joined MSIM in September 2004. Mr. van der Zwan has more than 20 years of relevant industry experience. He is also a member of the Investment Committee. Prior to joining MSIM, he was a senior consultant with Alan D. Biller & Associates, Inc., an institutional investment consulting firm with approximately $70 billion in assets under advisory. He has also held various positions at the National Research Council of Canada where he conducted advanced computational modeling research. Mr. van der Zwan received both a B.Sc. with honors in chemistry and an M.B.A. in finance from Queen’s University in Ontario, Canada. Mr. van der Zwan holds the Chartered Financial Analyst designation.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Interests in the Partnership.

The Adviser is an affiliate of Morgan Stanley. Morgan Stanley is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. The firm has relationships with many users and providers of capital, and the Adviser has access to the firm’s talent, ideas, unique opportunities and resources. Morgan Stanley has one of the largest global asset management organizations of any full-service securities firm, with total assets under management and supervision as of September 30, 2015 of approximately $403.6 billion for a large and diversified group of corporations, governments, financial institutions and individuals. Morgan Stanley serves many interests in addition to the Partnership, which creates certain risks and possibilities of adverse effects on investors in the Partnership. See “Conflicts of Interest.”

Other Accounts Managed by the Portfolio Managers

Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser may receive fees from certain accounts that are higher than the fee it receives from the Partnership, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Partnership. In addition, a conflict of interest could exist to the extent the Adviser has proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Adviser’s employee benefits and/or deferred compensation plans. The portfolio manager may have an incentive to favor these accounts over others. If the Adviser manages accounts that engage in short sales of securities of the type in which the Partnership invests, the Adviser could be seen as harming the performance of the Partnership for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The following table shows information regarding accounts (other than the Partnership) managed by each named portfolio manager as of December 31, 2014:

Mustafa A. Jama Jose F. Gonzalez-Heres Paresh Bhatt Mark L. W. van der Zwan Lawrence Berner Jarrod Quigley Eric Stampfel Radha Thillainatesan	Number of Accounts	Total Assets in Accounts ($ billion)
Registered Investment Companies	4	$0.94
Other Pooled Investment Vehicles	9	$2.43
Other Accounts	28	$6.32

Securities Ownership of Portfolio Managers

As of December 31, 2014, the dollar range of securities beneficially owned by each portfolio manager in the Partnership is shown below:

Mustafa A. Jama:	None
Jose F. Gonzalez-Heres:	None
Paresh Bhatt:	Over $1 million
Mark L. W. van der Zwan:	None
Lawrence Berner:	None
Jarrod Quigley:	None
Eric Stampfel:	None
Radha Thillainatesan	None

Portfolio Manager Compensation Structure

Morgan Stanley’s compensation structure is based on a total reward system of base salary and Incentive Compensation which is paid partially as a cash bonus and partially as mandatory deferred compensation. Deferred compensation may be granted as deferred cash under the Adviser’s Investment Management Alignment Plan (“IMAP”), as an equity-based award or it may be granted under other plans as determined annually by Morgan Stanley’s Compensation, Management Development and Succession Committee subject to vesting and other conditions.

Base salary compensation. Generally, portfolio managers receive base salary compensation based on the level of their position with the Adviser.

Incentive compensation. In addition to base compensation, portfolio managers may receive discretionary year-end compensation.

Incentive compensation may include:

•	Cash Bonus.

•	Deferred Compensation:

•	A mandatory program that defers a portion of incentive compensation into restricted stock units or other awards based on Morgan Stanley common stock or other plans that are subject to vesting and other conditions.

•	IMAP is a mandatory program that defers a portion of incentive compensation and notionally invests it in designated funds advised by the Adviser or its affiliates. The award is subject to vesting and other conditions. Portfolio managers must notionally invest a minimum of 25% to a maximum of 100% of their IMAP deferral account into a combination of the designated funds they manage that are included in the IMAP fund menu, which may or may not include the Partnership.

All deferred compensation awards are subject to clawback provisions where awards can be cancelled, in whole or in part, if an employee takes any action, or omits to take any action which: causes a restatement of Morgan Stanley’s consolidated financial results; constitutes a violation by the portfolio manager of Morgan Stanley’s Global Risk Management Principles, Policies and Standards; or constitutes violation of internal risk and control policies involving a subsequent loss.

Several factors determine incentive compensation, which can vary by portfolio management team and circumstances. These factors include:

•	Revenues generated by the investment companies, pooled investment vehicles and other accounts managed by the portfolio manager.

•	The investment performance of the funds/accounts managed by the portfolio manager.

•	Contribution to the business objectives of the Adviser.

•	The dollar amount of assets managed by the portfolio manager.

•	Market compensation survey research by independent third parties.

•	Other qualitative factors, such as contributions to client objectives.

•	Performance of Morgan Stanley and Morgan Stanley Investment Management, and the overall performance of the investment team(s) of which the portfolio manager is a member.

INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS

The Investment Advisory Agreement and Sub-Advisory Agreement provide that the Adviser is responsible, subject to the supervision of the Board of Directors, for formulating a continuing investment program for the Partnership. The Adviser makes all decisions regarding the Partnership’s purchases and withdrawals of interests in Investment Funds.

The Investment Advisory Agreement is terminable without penalty on 60 days’ prior written notice by the Board of Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Partnership, or by the Adviser upon 60 days’ prior written notice. The Investment Advisory Agreement, effective as of June 30, 2002, is renewed annually and will continue in effect from year to year so long as the continuance is approved annually by a majority of the Directors, including a majority of the Independent Directors by vote cast in person at a meeting called for the purpose of voting on approval. The Investment Advisory Agreement provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules under that Act.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Partnership, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Partnership for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Partnership. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Partnership of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Partnership, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

A discussion of the factors considered by the Board of Directors on approving the continuance of the Investment Advisory Agreement and Sub-Advisory Agreement is set forth in the Partnership’s most recent semi-annual report to Limited Partners for the six months ended June 30, 2015.

VOTING

Each Limited Partner has the right to cast a number of votes based on the value of the Limited Partner’s investment percentage at a meeting of Limited Partners called by the Board of Directors, the General Partner or by Limited Partners holding at least a majority of the total number of votes eligible to be cast. Limited Partners are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Advisory Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Limited Partners in their capacity as such are not entitled to participate in the management or control of the Partnership’s business, and may not act for or bind the Partnership.

INVESTMENT MANAGERS TO THE INVESTMENT FUNDS

Set out below are practices that the Adviser anticipates that Investment Managers will follow. No guarantee or assurances can be made that such practices will be followed or that an Investment Manager will adhere to, and comply with, its stated practices.

Participation in Investment Opportunities—The Adviser anticipates that each Investment Manager will consider participation by the Partnership or an Investment Fund in which the Partnership participates in all appropriate investment opportunities that are also under consideration for investment by the Investment Manager for Investment Funds and other accounts managed by the Investment Managers, other than the Partnership (“Investment Manager Accounts”), that pursue investment programs similar to that of the Partnership. Circumstances may arise, however, under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Partnership or an Investment Fund. Circumstances may also arise under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Partnership or an Investment Fund, or vice versa.

Situations may occur when the Partnership could be disadvantaged by investment activities conducted by the Investment Manager for the Investment Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Partnership, or an Investment Fund in which the Partnership participates and/or Investment Manager Accounts (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Partnership’s or an Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

Each Investment Manager, and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may face conflicts of interest with respect to investments made on behalf of the Partnership or an Investment Fund in which the Partnership participates. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same as or different from, or made at different times from, positions taken for the Partnership or an Investment Fund.

Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Adviser or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide to one or more Investment Manager Accounts or the Partnership.

PROXY VOTING

While it is unlikely that the Partnership will hold voting securities on a regular basis pursuant to its stated investment policies, the Partnership may, from time to time, hold voting securities in an Investment Fund and may at some point vote a proxy. The Board of Directors believes that the voting of proxies on securities held by the Partnership is an important element of the overall investment process. As such, the Directors have delegated the responsibility to vote such proxies to the Adviser. The following is a summary of the Adviser’s Proxy Voting Policy (“Proxy Policy”). The complete text of the Proxy Policy is contained in Appendix A.

The Adviser uses its best efforts to vote proxies on securities held in the Partnership as part of its authority to manage, acquire and dispose of Partnership assets. In this regard, the Adviser has formed a Proxy Review Committee (“Committee”) comprised of senior investment professionals that is responsible for creating and implementing the Proxy Policy. The Committee meets monthly but may meet more frequently as conditions warrant. The Proxy Policy provides that the Adviser will vote proxies in the best interests of clients consistent with the objective of maximizing long term investment returns. The Proxy Policy provides that the Adviser will generally vote proxies in accordance with pre-determined guidelines contained in the Proxy Policy. The Adviser may vote in a manner that is not consistent with the pre-determined guidelines, provided that the vote is approved by the Committee. The Adviser will generally not vote a proxy if it has sold the affected security between the record date and the meeting date.

The Proxy Policy provides that, unless otherwise determined by the Committee, votes will be cast in the manner described below:

•	Generally, routine proposals will be voted in support of management.

•	With regard to the election of directors, where no conflict exists and where no specific governance deficiency has been noted, votes will be cast in support of management’s nominees.

•	The Adviser will vote in accordance with management’s recommendation with respect to certain non-routine proposals (i.e., reasonable capitalization changes, stock repurchase programs, stock splits, certain compensation-related matters, certain anti-takeover measures, etc.).

•	The Adviser will vote against certain non-routine proposals (i.e., unreasonable capitalization changes, establishment of cumulative voting rights for the election of directors, requiring supermajority shareholder votes to amend by-laws, indemnification of auditors, etc.).

•	The Adviser will vote in its discretion with respect to certain non-routine proposals (i.e., mergers, acquisitions, take-overs, spin-offs, etc.), which may have a substantive financial or best interest impact on an issuer.

•	The Adviser will vote for certain proposals it believes call for reasonable charter provisions or corporate governance practices (i.e., requiring auditors to attend annual shareholder meetings, requiring that members of compensation, nominating and audit committees be independent, reducing or eliminating supermajority voting requirements, etc.).

•	The Adviser will vote against certain proposals it believes call for unreasonable charter provisions or corporate governance practices (i.e., proposals to declassify boards, proposals to require a company to prepare reports that are costly to provide or that would require duplicative efforts or expenditure that are of a non-business nature or would provide no pertinent information from the perspective of institutional shareholders, etc.).

•	Certain other proposals (i.e., proposals requiring directors to own large amounts of company stock to be eligible for election; requiring diversity of board membership relating to broad based social, religious or ethnic groups; limiting retirement benefits or executive compensation; etc.) generally are evaluated by the Committee based on the nature of the proposal and the likely impact on shareholders.

OTHER MATTERS

An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and an Investment Manager Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser, its affiliates and their principals, partners, directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made by the Adviser on behalf of the Partnership. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser or its affiliates that are the same as or different from, or made at different times from, positions taken for the Partnership. To lessen the possibility that the Partnership will be adversely affected by this personal trading, each of the Partnership, the General Partner and the Adviser has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the 1940 Act that restrict securities trading, including with respect to securities that may be purchased or held by the Partnership, in the personal accounts of investment professionals and others who normally come into possession of information regarding the Partnership’s portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-5850. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, 100 F Street N.E., Washington, DC 20549.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Partnership, except that the Partnership may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Partnership as a result of common principals, partners, officers, directors, advisers or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Partnership to purchase and another client to sell, or the Partnership to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates and their principals, partners, directors, officers or employees may give rise to conflicts of interest other than those described above.

BROKERAGE

Each Investment Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Adviser expects that each Investment Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the

Adviser can give no assurance that an Investment Manager will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, an Investment Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Investment Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or items that benefit the Investment Manager rather than its Investment Fund. The Adviser may consider the broker selection process employed by an Investment Manager as a factor in determining whether to invest in its Investment Fund. Each Investment Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, an Investment Manager may place brokerage orders with brokers (including affiliates of the Adviser) that may provide the Investment Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of an Investment Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Investment Manager in connection with an Investment Fund in which the Partnership invests. Conversely, the information provided to the Investment Manager by brokers and dealers through which other clients of the Investment Manager and its affiliates effect securities transactions may be useful to the Investment Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the General Partner and the Adviser may effect brokerage transactions for an Investment Fund.

ADMINISTRATOR

The Partnership has retained the Administrator, State Street Bank and Trust Company, whose principal business address is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02110, to provide certain administrative and investor services to the Partnership. Under the terms of an administration agreement between the Partnership and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things: (1) maintaining a list of Limited Partners and generally performing all actions related to the issuance, repurchase and transfer of Interests, if any; (2) accepting payment for the Interests; (3) computing and disseminating the NAV of the Partnership in accordance with the Partnership Agreement; (4) preparing for review the annual financial statements of the Partnership, as well as monthly or quarterly reports regarding the Partnership’s performance and net asset value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Partnership. The Administrator may retain third parties, including its affiliates or those of the Adviser, to perform some or all of these services.

The Administrator is paid a monthly Administrative Fee at an annual rate ranging from 0.045% to 0.075%, based on the aggregate monthly net assets of certain Morgan Stanley products, including the Partnership for which State Street Bank and Trust Company serves as administrator. The Administrator is also reimbursed by the Partnership for out-of-pocket expenses relating to services provided to the Partnership. The Administrative Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either of the parties upon not less than 60 days’ written notice.

The Administration Agreement provides that the Administrator, subject to certain limitations, will not be liable to the Partnership or to Limited Partners for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Administrator or its agents. In addition, under the Administration Agreement, the Partnership has agreed to indemnify the Administrator from and against any and all liabilities and expenses whatsoever out of the Administrator’s actions under the Administration Agreement, other than liability and expense arising out of the Administrator’s fraud, gross negligence or willful default or misconduct.

CUSTODIAN AND ESCROW AGENT

State Street Bank and Trust Company serves as the Custodian of the assets of the Partnership, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Directors. Assets of the Partnership are not held by the General Partner or the Adviser or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. The Custodian’s principal business address is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02110.

The Custodian is paid a custody fee monthly at an annual rate of 0.020%, based on (i) the aggregate monthly net assets of certain Morgan Stanley products, including the Partnership, for which State Street Bank and Trust Company serves as the custodian and (ii) investment purchases and sales activity related to the Partnership.

State Street Bank and Trust Company also serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be subscribed for and monies may be transmitted to the Partnership.

PARTNERSHIP EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Partnership, including travel and other expenses related to the selection and monitoring of Investment Managers. As described below, however, the Partnership bears all other expenses related to its investment program. The Adviser also provides, or arranges at its expense, for certain management and administrative services to be provided to the Partnership and the General Partner. Among those services are: providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Partnership’s expenses. The Adviser also pays or assumes all ordinary operating expenses of the Partnership and the General Partner (if incurred by the General Partner in connection with the Partnership), other than the fee payable to the Adviser, investment related expenses of the Partnership and certain other expenses described below. The expenses assumed by the Adviser include expenses of meetings of the Board of Directors and Limited Partners (other than fees and travel expenses of Directors and Limited Partners, or the expenses of meetings of Limited Partners, which meetings were not called by the Adviser, the General Partner or any of their affiliates); and expenses related to providing investor services to the Partnership and regulatory compliance.

In consideration of the administrative services provided by the Administrator to the Partnership, the Partnership pays the Administrator the Administrative Fee and also reimburses the Administrator’s out-of-pocket expenses related to services provided to the Partnership. The Administrative Fee and the reimbursement of out-of-pocket expenses are expenses paid out of the Partnership’s assets, and are reflected in each Limited Partner’s capital account (including the capital accounts of the Adviser, the General Partner and any of their respective affiliates that may participate as Limited Partners) as a reduction to net profits or an increase to net losses credited to or debited against each Limited Partner’s capital account.

Expenses borne by the Partnership include:

•	all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Partnership’s investments in the underlying Investment Funds, any fees and expenses charged by the Investment Managers of the Investment Funds (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds (whether or not consummated), and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•	any non-investment related interest expense;

•	attorneys’ fees and disbursements associated with preparing and updating the Offering Materials and with qualifying prospective investors;

•	fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership;

•	fees paid and out-of-pocket expenses reimbursed to the Administrator;

•	recordkeeping, custody and escrow fees and expenses;

•	the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond;

•	the Management Fee;

•	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

•	fees of Directors who are not “interested persons” and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

•	all costs and charges for equipment or services used in communicating information regarding the Partnership’s transactions among the Adviser and any custodian or other agent engaged by the Partnership;

•	any extraordinary expenses, including indemnification expenses as provided for in the Partnership Agreement; and

•	the Partnership’s organization expenses and offering costs, which initially were borne by the Adviser. The Partnership reimbursed the Adviser for these expenditures, through monthly expense allocations to Limited Partners’ capital accounts.

The Adviser and the General Partner are reimbursed by the Partnership for any of the above expenses that they pay on behalf of the Partnership, except as otherwise provided above.

Investment Funds bear various expenses in connection with their operations similar to those incurred by the Partnership. Investment Managers generally assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Partnership itself. As an investor in the Investment Funds, the Partnership will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Managers.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Investment Adviser to the Partnership, the Partnership pays the Investment Adviser the Management Fee, monthly, at the rate of 0.046% (0.55% on an annualized basis) of the Partnership’s net assets. The Management Fee is an expense paid out of the Partnership’s assets, and is reflected in each Limited Partner’s capital account (including the capital accounts of the Investment Adviser and the General Partner or any of their respective affiliates to the extent any of them holds a Limited Partner Interest) as a reduction to net profits or an increase to net losses credited to or debited against each Limited Partner’s capital account. Net assets for these purposes mean the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership. The Management Fee is computed based on the net assets of the Partnership as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within five business days after the end of the month. The Investment Adviser pays the Sub-Adviser on a monthly basis a portion of the net Management Fee the Investment Adviser receives from the Fund.

For the fiscal years ended December 31, 2012, 2013 and 2014, the Partnership paid the Investment Adviser a Management Fee of $2,755,605, $2,686,516 and $2,527,210, respectively.

ADVISER PAYMENTS

The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Partnership, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries (“Intermediaries”) in connection with the sale, distribution and retention of Interests, and/or Limited Partner servicing. For example, the Adviser may pay compensation to Intermediaries for the purpose of promoting the sale of Interests of the Partnership, maintaining balances in the Partnership, and/or for sub-accounting, administrative or Limited Partner processing services. Such payments are made quarterly by the Adviser. The payments made by the Adviser may be based on the net asset value of the Partnership as determined by the Adviser. The amount of these payments is determined from time to time by the Adviser and may be substantial. With respect to any Intermediaries affiliated with the Adviser, such additional compensation will not exceed 0.05% of the average net asset value of the outstanding Interests beneficially owned by customers of an Intermediary over the applicable quarter (0.20% on an annualized basis).

With respect to each Intermediary that may receive such payments, these payments will be paid by the Adviser from its own funds, based in each case on the net asset value of the Partnership attributable to each client of such Intermediary who invests in the Partnership. A portion of this payment may be paid through to the professional responsible for the client relationship and/or selling the Partnership. This payment may be made as long as a client of an Intermediary is invested in the Partnership.

The prospect of receiving, or the receipt of, additional compensation as described above by Intermediaries, out of the Adviser’s own funds and not as an additional charge to the Partnership, may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Interests of the Partnership, and funds whose affiliates make similar compensation available, over sales of shares of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation, or lower levels of additional compensation. The prospect of receiving, or the receipt of, such additional ongoing compensation may provide Intermediaries and/or their salespersons with an incentive to favor recommending that Limited Partners maintain their assets in the Partnership rather than re-allocate assets to another investment. These payment arrangements, however, will not change the price that an investor pays for Interests of the Partnership or the amount that the Partnership receives to invest on behalf of an investor. Limited Partners may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Interests of the Partnership.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Partnership maintains a separate capital account for each Limited Partner (including the Adviser, the General Partner or any of their respective affiliates to the extent any of them contributes capital to the Partnership as a Limited Partner). Each such capital account has an opening balance equal to the Limited Partner’s initial contribution to the capital of the Partnership and is increased by the sum of the amount of cash and the value of any securities contributed by the Limited Partner to the capital of the Partnership, plus any amounts credited to the Limited Partner’s capital account as described below. Each Limited Partner’s capital account is reduced by the sum of the amount of any repurchase by the Partnership of the Interest, or portion of an Interest, held by the Limited Partner, plus the amount of any distributions to the Limited Partner that are not reinvested, plus any amounts debited against the Limited Partner’s capital account as described below.

Capital accounts of Limited Partners are adjusted as of the close of business on the last day of each of the Partnership’s fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Partnership’s business on the first to occur of the following: (1) the last day of a fiscal year of the Partnership; (2) the last day of a taxable year of the Partnership; (3) the day preceding any day on which a contribution to the capital of the Partnership is made; (4) any day on which the Partnership repurchases any Interest or portion of an Interest of any Limited Partner; (5) the day on which a substituted Partner is admitted; or (6) any day on which any amount is credited to or debited against the capital accounts of all Limited Partners in accordance with their “investment percentages.” An “investment percentage” will be determined for each Limited Partner as of the start of each fiscal period by dividing the balance of the Limited Partner’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Limited Partners as of that date.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Partnership for each of its fiscal periods are allocated among and credited to or debited against the capital accounts of all Limited Partners as of the last day of the fiscal period in accordance with Limited Partners’ investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Partnership, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Partnership of Interests or portions of Interests, and excluding the amount of any items to be allocated among the capital accounts of the Limited Partners other than in accordance with the Limited Partners’ investment percentages. Allocations for U.S. federal income tax purposes generally are made among the Limited Partners so as to reflect equitably amounts credited or debited to each Limited Partner’s capital account for the current and prior fiscal years. See “Tax Aspects—Tax Treatment of the Partnership’s Operations—Allocation of Profits and Losses.”

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Partnership that are attributable to any Limited Partner will be debited against the capital account of that Limited Partner as of the close of the fiscal period during which the Partnership paid those obligations, and any amounts distributable at or after that time to the Limited Partner will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Limited Partner and any successor to the Limited Partner’s Interest is required to pay upon demand to the Partnership, as a contribution to the capital of the Partnership, the amount of the excess. The Partnership is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Limited Partner, although in the event that the Partnership determines that a Limited Partner is eligible for a refund of any withholding tax, it may, at the request and expense of the Limited Partner, assist the Limited Partner in applying for the refund.

Any expenditures payable by the Partnership, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Limited Partners, will generally be charged to only those Limited Partners on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Limited Partners as of the close of the fiscal period during which the items were paid or accrued by the Partnership.

Reserves

The General Partner may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Limited Partners for contingent liabilities as of the date the contingent liabilities become known to the General Partner. Reserves will be in such amounts (subject to increase or reduction) that the General Partner may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Limited Partners at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, exceeds the lesser of $500,000 or 1.0% of the aggregate value of the capital accounts of all those Limited Partners, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Limited Partners at the time, as determined by the General Partner, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Net Asset Valuation

The value of the Partnership’s net assets is determined as of the close of the Partnership’s business at the end of any fiscal period in accordance with the procedures described below or as may be determined from time to time in accordance with the valuation policies and procedures adopted by the Board of Directors. The Board of Directors has approved procedures pursuant to which the Partnership values its investments in Investment Funds at fair value, which ordinarily will be the value provided to the Partnership by the Investment Funds’ Investment Managers from time to time, usually monthly. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Investment Fund in accordance with the Investment Fund’s valuation policies and reported at the time of the Partnership’s valuation. Because most Investment Managers will provide the Partnership with their determinations of the month end net asset value of their Investment Funds after the relevant month-end, the Partnership expects to calculate its month-end net asset value within approximately 15 business days following the relevant month-end. This information will be available to Limited Partners upon request. As a general matter, the fair value of the Partnership’s interest in an Investment Fund will represent the amount that the Partnership could reasonably expect to receive from an Investment Fund if the Partnership’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable. In the event that an Investment Fund does not report a month-end value to the Partnership on a timely basis, the Partnership would determine the fair value of such Investment Fund based on the most recent final or estimated value reported by the Investment Fund, as well as any other relevant information available at the time the Partnership values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Partnership’s valuation date.

Prior to investing in any Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Partnership for valuing its own investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the Investment Managers to the

Investment Funds, neither the Adviser nor the Board of Directors will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited). Accordingly, the valuations of the Investment Manager generally will be relied upon by the Partnership, even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager’s compensation.

The Partnership’s valuation procedures require the Adviser to consider all relevant information available at the time the Partnership values its portfolio. The Adviser and/or the Board of Directors will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager of an Investment Fund does not represent the fair value of the Partnership’s interests in the Investment Fund. Although redemptions of interests in Investment Funds are subject to advance notice requirements, Investment Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Directors, in the absence of specific transaction activity in interests in a particular Investment Fund, the Partnership would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the

Partnership may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemption, or when there have been no recent transactions in Investment Fund interests, the Partnership may determine that it was appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board of Directors.

The valuations reported by the Investment Managers of the Investment Funds, upon which the Partnership calculates its month-end net asset value may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by their independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Partnership at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustments or revisions will not affect the amount of the repurchase proceeds of the Partnership received by Limited Partners who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Investment Managers or revisions to net asset value of an Investment Fund adversely affect the Partnership’s net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Limited Partners who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Limited Partners who previously had their Interests repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Interests. New Limited Partners may be affected in a similar way.

To the extent the Adviser invests the assets of the Partnership in securities or other instruments that are not investments in Investment Funds, the Partnership will generally value such assets as described below.

•	U.S. exchange listed and NASDAQ traded equity securities (other than options) will be valued at their closing sale prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

•

Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Directors will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Directors to represent fair value.

•	If, in the view of the Adviser, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Adviser may request a valuation committee to instead adopt procedures to be used by the Adviser, if so delegated by the Board of Directors and in accordance with procedures adopted by the Board of Directors, to value the security at fair value, subject to the oversight of the valuation committee.

•	All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using non-U.S. exchange rates provided by a pricing service compiled as of 12:00 noon, New York time. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Non-U.S. exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When an event materially affects the values of securities held by the Partnership or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

In general, fair value represents a good faith determination of the current value of an asset (or, with regard to a short sale, a liability) and will be used when there is no public market or possibly no market at all for the asset (or, with regard to a short sale, the liability). The fair values of one or more assets (or, with regard to short sales, liabilities) may not be the prices at which those assets (or, with regard to short sales, liabilities) are ultimately sold. In such circumstances, the Adviser and/or the Board of Directors will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

The Adviser or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Partnership. Consequently, the fees charged to the Partnership and other clients may be different, since the method of calculating the fees takes the value of all assets (or, with regard to short sales, all liabilities), including assets (or, with regard to short sales, liabilities) carried at different valuations, into consideration.

Expenses of the Partnership, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Partnership’s net assets if the judgments of the Board, the Adviser, or Investment Managers to the Investment Funds should prove incorrect. Also, Investment Managers to the Investment Funds will only provide determinations of the net asset value of Investment Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Partnership more frequently.

CONFLICTS OF INTEREST

As a diversified global financial services firm, Morgan Stanley, an affiliate of the Adviser, engages in a broad spectrum of activities including financial advisory services, asset management activities, sponsoring and managing private investment funds, engaging in broker-dealer transactions, and other activities. In the ordinary course of business, Morgan Stanley engages in activities in which Morgan Stanley’s interests or the interests of its clients may conflict with the interests of the Partnership or the Limited Partners. The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist. The Adviser can give no assurance that any conflicts of interest will be resolved in favor of the Partnership or the Limited Partners.

Transactions by Morgan Stanley—Morgan Stanley may pursue acquisitions of assets and businesses and identification of an investment opportunity in connection with its existing businesses or a new line of business without first offering the opportunity to the Partnership. Such an opportunity could include a business that competes with the Partnership or an Investment Fund in which the Partnership has invested or proposes to invest.

From time to time, Morgan Stanley may pursue the development of investment managers who will manage private investment funds that would otherwise qualify as investments for the Partnership. Due to the conflicts of interest involved and in accordance with applicable law, the Adviser will not make any investment for the Partnership in any Investment Fund that is managed by an affiliate of the Adviser. Accordingly, there may be investments that are unavailable to the Partnership due to the manager’s affiliation with Morgan Stanley. Further, in the event that Morgan Stanley acquires a business or investment manager that is a manager of any Investment Fund, the Adviser may need to liquidate any investment by the Partnership in an Investment Fund managed by such affiliated investment manager.

In addition, Morgan Stanley may have other relationships with Investment Funds or Investment Managers which may not result in Morgan Stanley directly or indirectly controlling, being controlled by, or being under common control with, such Investment Funds or Investment Managers. These relationships may include distribution or intermediary relationships with Investment Funds, strategic or principal investments in Investment Funds or their Investment Managers, or other contractual relationships. To the extent permitted by applicable law, it is possible that the Partnership may invest in one or more such Investment Funds or with one or more such Investment Managers. In such circumstances, the management fee and the incentive fee or allocation charged by any such Investment Fund or Investment Manager may still apply.

Compensation for Services—Morgan Stanley may seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees and brokerage fees. Investment banking and other financial services compensation will not be shared with the Partnership or Limited Partners and may be received before the Partnership realizes a return on its investment. Morgan Stanley may have an incentive to cause investments to be made, managed or realized in seeking to advance the interests of a client other than the Partnership or its Limited Partners or to earning compensation. Morgan Stanley may also act as prime broker for Investment Funds.

Morgan Stanley’s Asset Management Activities—Morgan Stanley conducts a variety of asset management activities, including sponsoring unregistered investment funds as well as other investment funds registered under the 1940 Act and in that capacity is subject to the 1940 Act and its regulations. Those activities also include managing assets of employee benefit plans that are subject to ERISA and related regulations. Morgan Stanley’s investment management activities may present conflicts if the Partnership and these other investment or pension funds either compete for the same investment opportunities or pursue investment strategies counter to each other.

Morgan Stanley’s Prime Brokerage and Administrative Activities—Certain Morgan Stanley affiliates may provide brokerage, administrative and other services from time to time to one or more accounts or entities managed by the Investment Managers of Investment Funds or their affiliates. A Morgan Stanley affiliate, as prime broker to an Investment Fund, may be a secured lender to the Investment Fund and, as such, may protect its own interests by foreclosing on fund assets, notwithstanding that such foreclosure may be adverse to the interests of investors in the Investment Fund. In addition, Morgan Stanley, as prime broker or administrator, may be privy to non-public information about the performance of the Investment Fund which it generally would not disclose to the Adviser, the General Partner or Limited Partners without express permission to do so. Accordingly, Limited Partners may not know important information that could result in a deterioration in the Partnership’s performance notwithstanding that certain affiliates or entities within Morgan Stanley will have such information.

Morgan Stanley affiliates may provide prime brokerage and other brokerage services to the Investment Funds in compliance with applicable law. The Investment Funds may, to the extent permissible, and in compliance with applicable law, sell securities to or purchase securities from Morgan Stanley affiliates as counterparty. Morgan Stanley affiliates may create, write, or issue derivative instruments with respect to which the counterparty is an Investment Fund or the performance of which is based on the performance of an Investment Fund. Morgan Stanley affiliates may keep any profits, commissions, and fees accruing to it in connection with its activities for itself and other clients, and the Management Fees from the Partnership to the Adviser will not be reduced thereby. The Investment Funds will pay market rate commissions or fees in respect of such transactions.

The Morgan Stanley affiliates may have an interest in an account managed by, or enter into relationships with, an Investment Manager of an Investment Fund or its affiliates on terms different from those of an interest in the Partnership. In addition, the Investment Managers of Investment Funds may receive research products and services in connection with the brokerage services that Morgan Stanley affiliates may provide from time to time to one or more Investment Funds or other accounts of such Investment Managers.

Morgan Stanley and its affiliates, including their officers, directors, partners, principals, members, or employees, may have banking and investment banking relationships with the issuers of securities that are held by the Investment Funds or by the Partnership. They may also own the securities of these issuers. However, in making investment decisions for the Partnership, the Adviser does not obtain or use material inside information acquired by any division, department, or affiliate of Morgan Stanley in the course of those relationships. In addition, Morgan Stanley affiliates may provide brokerage, placement, investment banking and other financial or advisory services from time to time to one or more accounts or entities managed by the Investment Managers or their affiliates, including the Investment Funds, and receive compensation for providing these services. These relationships could preclude the Partnership from engaging in certain transactions and could constrain the Partnership’s investment flexibility.

As part of its investment management process with respect to the Partnership, the Adviser performs operational due diligence on, and periodically monitors, the operational control environment of the Investment Managers. See “Investment Program—Investment Selection.” The Adviser has arrangements in place to provide similar operational due diligence and monitoring services to certain of its affiliates and other third parties. In some cases, the Adviser charges a fee for this service.

Voting Rights in Investment Funds—From time to time, an Investment Fund may seek the approval or consent of its investors in connection with certain matters relating to the Investment Fund. In such a case, the Adviser has the right to vote in its sole discretion the Partnership’s interest in the Investment Fund. The Adviser considers only those matters it considers appropriate in taking action with respect to the approval or consent of the particular matter. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Investment Managers and affiliates of the Investment Funds, on the other hand, other than as a result of the Partnership’s investment in an Investment Fund. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Partnership and its Limited Partners. See “Proxy Voting.”

The Partnership may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Fund and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. The Partnership’s lack of ability to vote may result in a decision for an Investment Fund that is adverse to the interests of the Limited Partners. In certain circumstances, the Partnership may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure—Investments in Non-Voting Stock; Inability to Vote.”

Client Relationships—Morgan Stanley and its affiliates have existing and potential relationships with a significant number of sponsors and managers of Investment Funds, corporations and institutions. In providing services to its clients and the Partnership, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and the Partnership, the Limited Partners and/or the Investment Funds, on the other hand. Morgan Stanley may also face conflicts of interest in connection with any purchase or sale transactions involving an investment by the Partnership, whether to or from a Morgan Stanley client, and in connection with the consideration offered by, and obligations of, such Morgan Stanley client in such transactions. In such cases, Morgan Stanley will owe fiduciary duties to the Morgan Stanley client that may make Morgan Stanley’s interest adverse to that of the Partnership. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Partnership.

Diverse Membership; Relationships with Limited Partners—The Limited Partners are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Partnership. The conflicting interests of individual Limited Partners may relate to or arise from, among other things, the nature of investments made by the Partnership, the structuring of the acquisition of investments of the Partnership, and the timing of disposition of investments. This structuring of the Partnership’s investments and other factors may result in different returns being realized by different Limited Partners. Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments, that may be more beneficial for one Limited Partner than for another Limited Partner, especially with respect to Limited Partners’ individual tax situations. In selecting Investment Funds for the Partnership, the Adviser considers the investment and tax objectives of the Partnership as a whole, not the investment, tax or other objectives of any Limited Partner individually.

Brokerage Activities—Morgan Stanley will be authorized to engage in transactions in which it acts as a broker for the Partnership and for another person on the other side of the transaction. In any such event, Morgan Stanley may receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such transactions. Morgan Stanley may also act as agent for the Partnership, Investment Funds and other clients in selling publicly traded securities simultaneously. In such a situation, transactions may be bundled and clients, including the Partnership, may receive proceeds from sales based on average prices received, which may be lower than the price which could have been received had the Partnership sold its securities separately from Morgan Stanley’s other clients.

Regulation as a Bank Holding Company—In September 2008, Morgan Stanley elected to be regulated as a Bank Holding Company (a “BHC”) under the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), and the Federal Reserve granted Morgan Stanley’s application for financial holding company (“FHC”) status under the BHCA. FHC status is available to BHCs that meet certain criteria. FHCs may engage in a broader range of activities than BHCs that are not FHCs.

The activities of BHCs and their affiliates are subject to certain restrictions imposed by the BHCA and related regulations. Certain BHCA regulations may require aggregation of the positions owned, held, or controlled by Morgan Stanley and its affiliates (including without limitation the Adviser and the General Partner) in client and proprietary accounts with positions held by the Partnership (and, in certain instances, one or more Investment Funds). Moreover, Morgan Stanley may cease in the future to qualify as an FHC, which in either case may subject the Partnership to additional restrictions or may cause the Adviser or the General Partner to recommend that the Board of Directors vote to dissolve the Partnership. Additionally, there can be no assurance that the bank regulatory requirements applicable to Morgan Stanley and the Partnership will not change, or that any such change will not have a material adverse effect on the Partnership.

Related Funds—Conflicts of interest may arise for the Adviser or the General Partner in connection with certain transactions involving investments by the Partnership in Investment Funds, and investments by other funds advised by the Adviser, or sponsored or managed by the General Partner or Morgan Stanley, in the same Investment Funds. Conflicts of interest may also arise in connection with investments in the Partnership by other funds advised or managed by the Adviser, the General Partner, principals, or any of their affiliates. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in an Investment Fund is appropriate for a particular client or for itself or its officers, directors, principals, members or employees, but that the investment is not appropriate for the Partnership. Situations also may arise in which the Adviser, one of its affiliates, or the clients of either, have made investments that would have been suitable for investment by the Partnership but, for various reasons, were not pursued by, or available to, the Partnership. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, principals, members or employees may disadvantage the Partnership in certain situations, if among other reasons, the investment activities limit the Partnership’s ability to invest in a particular Investment Fund.

Management of the Partnership—Personnel of the Adviser, General Partner, or their affiliates will devote such time as the Adviser, the General Partner and their affiliates, in their discretion, deem necessary to carry out the operations of the Partnership effectively. Officers, principals and employees of the Adviser and its affiliates will also work on other projects for Morgan Stanley and its other affiliates (including other clients served by the Adviser and its affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

The Partnership intends to accept initial and additional subscriptions for Interests made after the Closing Date and the commencement of the Partnership’s investment operations as of the first business day of each month. Any amounts received in advance of the initial or subsequent subscription dates are placed in an escrow account with the Escrow Agent prior to their investment in the Partnership. All subscriptions are subject to the receipt of available funds prior to the applicable subscription date in the full amount of the subscription. Although the General Partner may accept, in its sole discretion, a subscription prior to receipt of available funds, an investor may not become a Limited Partner until available funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The General Partner, on behalf of the Partnership, reserves the right to reject any subscription for Interests (or portions of Interests) and the General Partner may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

The minimum initial investment in the Partnership from each investor is $5,000,000, and the minimum additional investment in the Partnership is $100,000. The minimum initial and additional investments may be reduced by the General Partner with respect to individual investors or classes of investors (specifically, with respect to certain key employees, officers or directors of the Partnership, the Adviser, the General Partner or their affiliates). The General Partner may, in its discretion, cause the Partnership to repurchase all of the Interests held by a Limited Partner if the Limited Partner’s capital account balance in the Partnership, as a result of repurchase or transfer requests by the Limited Partner, is less than $5,000,000.

Except as otherwise permitted by the General Partner, initial and any additional contributions to the capital of the Partnership by any Limited Partner must be made via wire transfer of funds, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Partnership. Initial and any additional contributions to the capital of the Partnership are payable in one installment. Although the Partnership may accept contributions of securities in the sole discretion of the General Partner, the Partnership has no intention at present of accepting contributions of securities. If the Partnership chooses to accept a contribution of securities, the securities would be valued in the same manner as the Partnership values its other assets.

Each new Limited Partner must agree to be bound by all of the terms of the Partnership Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing an Interest for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

Eligible Investors

Each investor in the Partnership will be required to certify to the Partnership that the Interest subscribed for is being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act and a “qualified eligible person” as defined in Rule 4.7 under the Commodity Exchange Act. Each prospective investor, in addition to qualifying as an accredited investor and a qualified eligible participant, must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D, “qualified eligible persons” as defined in Rule 4.7 and “qualified clients” within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as “Eligible Investors.” Existing Limited Partners who subscribe for additional Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Limited Partner are set out in the subscription agreement that must be completed by each prospective investor.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

No Limited Partner or other person holding an Interest, or a portion of an Interest acquired from a Limited Partner, has the right to require the Partnership to redeem the Interest or any portion of it. No public market for Interests exists, and none is expected to develop in the future. Consequently, Limited Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Partnership, as described below.

Repurchases of Interests

The Partnership may from time to time repurchase Interests or portions of them from Limited Partners in accordance with written tenders by Limited Partners at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. Each such repurchase offer will generally apply to up to 5-25% of the net assets of the Partnership. In determining whether the Partnership should offer to repurchase Interests or portions of them from Limited Partners, the Board of Directors will consider the recommendation of the Adviser and the General Partner. The Adviser and the General Partner expect that, generally, they will recommend to the Board of Directors that the Partnership offer to repurchase Interests from Limited Partners quarterly, with such repurchases to occur as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day). Each repurchase offer will generally commence approximately 75 days prior to the applicable repurchase date. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Directors will consider the following factors, among others:

•	whether any Limited Partners have requested to tender Interests or portions of Interests to the Partnership;

•	the liquidity of the Partnership’s assets (including fees and costs associated with withdrawing from Investment Funds);

•	the investment plans and working capital and reserve requirements of the Partnership;

•	the relative economies of scale of the tenders with respect to the size of the Partnership;

•	the history of the Partnership in repurchasing Interests or portions of them;

•	the availability of information as to the value of the Partnership’s interests in underlying Investment Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Partnership of any proposed repurchases of Interests or portions of them; and

•	the recommendations of the General Partner and/or the Adviser.

The Partnership Agreement provides that the Partnership will be dissolved if any Partner that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire

Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Partnership will repurchase Interests or portions of them from Limited Partners pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Partnership and to all Limited Partners or persons holding Interests acquired from Limited Partners as applicable. The value of a Limited Partner’s Interest (or the portion of it) that is being repurchased will be equal to the value of the Limited Partner’s capital account (or the portion of it being repurchased) as of the date of the repurchase, after giving effect to all allocations that are made as of that date. When the Board of Directors determines that the Partnership will repurchase Interests or portions of them, notice will be provided to Limited Partners describing the terms of the offer, containing information Limited Partners should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Limited Partners deciding whether to tender their Interests or portions of them during the period that a repurchase offer is open may obtain the net asset value of their Interests by contacting the Adviser during the period. If a repurchase offer is oversubscribed by Limited Partners who tender Interests, the Partnership will either repurchase a pro rata portion of the Interests tendered by each Limited Partner, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of Interests or portions of them from Limited Partners by the Partnership will be paid in cash. Repurchases will be effective after receipt and acceptance by the Partnership of eligible written tenders of Interests or portions of them from Limited Partners by the applicable repurchase offer deadline. The Partnership does not impose any charges in connection with repurchases of Interests or portions of Interests.

In light of liquidity constraints associated with the Partnership’s investments in Investment Funds and the fact that the Partnership may have to effect withdrawals from Investment Funds in order to pay for Interests being repurchased, the Partnership expects to employ the following repurchase procedures:

•	Each repurchase offer will generally commence approximately 75 days prior to the applicable repurchase date. A Limited Partner choosing to tender an Interest or a portion of an Interest for repurchase must do so by the applicable deadline, which generally will be 45 days before the date as of which Interests are to be repurchased (the “Notice Date”). Interests or portions of them will be valued as of the Valuation Date, which is generally expected to be March 31, June 30, September 30 or December 31 (or, if such day is not a business day, as of the immediately preceding business day). Tenders will be revocable upon written notice to the Partnership up to two business days prior to the Valuation Date (the “Expiration Date”). If a repurchase offer is extended, the Expiration Date will be extended accordingly.

•	Promptly after the Expiration Date, the Partnership will give to each Limited Partner whose Interest or portion of an Interest has been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Limited Partner to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest or portion of Interest. The determination of the value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Partnership’s financial statements.

•	The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times, as is customary regarding such payments.

•	The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Interest (or portion of an Interest), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Partnership has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Partnership has received at least 90% of the aggregate amount withdrawn by the Partnership from the Investment Funds.

•	The second and final payment in respect of the Promissory Note (the “Post-Audit Payment”) is expected to be in the amount, if any, by which (1) the value of the repurchased Interest (or portion of an Interest), determined as of the Valuation Date and based upon the results of the annual audit of the Partnership’s financial statements for the year in which the Valuation Date occurs exceeds (2) the Initial Payment. The General Partner anticipates that the annual audit of the Partnership’s financial statements will be completed within 60 days after the end of each fiscal year of the Partnership and that the Post-Audit Payment will be made promptly after the completion of the audit.

•	The amounts required to be paid by the Partnership under the Promissory Note will be paid in cash.

If modification of the Partnership’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Limited Partners substantially the same liquidity for Interests as would be available under the procedures described above. The Partnership is subject to certain Investment Funds’ initial lock-up periods beginning at the time of the Partnership’s initial investment in an Investment Fund, during which the Partnership may not withdraw its investment. In addition, certain Investment Funds may at times elect to suspend completely or limit withdrawal rights for an indefinite period of time in response to market turmoil or other adverse conditions (such as those experienced by many hedge funds for a period of time commencing in late 2008). During such periods, the Partnership thus may not be able to liquidate its holdings in such Investment Funds in order to meet repurchase requests. In addition, should the Partnership seek to liquidate its investment in an Investment Fund that maintains a side pocket, the Partnership might not be able to fully liquidate its investment without delay, which could be considerable. The Partnership may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Partnership will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Partnership has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Limited Partners tendering Interests and portions of Interests.

Payment for repurchased Interests and portions of Interests may require the Partnership to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Partnership’s investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests and portions of Interests.

A Limited Partner tendering for repurchase only a portion of the Limited Partner’s Interest will be required to maintain a capital account balance of at least $5,000,000 after giving effect to the repurchase. If a Limited Partner tenders an amount that would cause the Limited Partner’s capital account balance to fall below the required minimum, the General Partner reserves the right to reduce the amount to be repurchased from the Limited Partner so that the required minimum balance is maintained or to repurchase the Limited Partner’s entire Interest in the Partnership.

The Partnership may repurchase an Interest, or portion of an Interest, of a Limited Partner or any person acquiring an Interest or portion of the Interest from or through a Limited Partner without consent or other action by the Limited Partner or other person if the General Partner in its sole discretion determines that:

•	the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner;

•	ownership of the Interest or portion of the Interest by a Limited Partner or other person is likely to cause the Partnership to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of the Interest or portion of the Interest by a Limited Partner may be harmful or injurious to the business or reputation of the Partnership, the Board of Directors, the General Partner, the Adviser or any of their affiliates, or may subject the Partnership or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Limited Partner or other person in connection with the acquisition of an Interest or portion of the Interest was not true when made or has ceased to be true;

•	with respect to a Limited Partner subject to Special Laws or Regulations, the Limited Partner is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

•	it would be in the best interests of the Partnership for the Partnership to repurchase the Interest or a portion of the Interest.

In the event that the General Partner, the Adviser or any of their respective affiliates holds an Interest or portion of Interest in the capacity of a Limited Partner, the Interest or a portion of it may be tendered for repurchase in connection with any repurchase offer made by the Partnership.

Transfers of Interests

Except as otherwise described below, no person may become a substituted Limited Partner without the written consent of the General Partner, which consent may be withheld for any reason in its sole discretion. Interests or portions of Interests held by a Limited Partner may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Limited Partner; or

•	under certain limited circumstances, with the written consent of the General Partner, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

Unless the Partnership consults with counsel to the Partnership and counsel confirms that the transfer will not cause the Partnership to be treated as a “publicly traded partnership” taxable as a corporation, the General Partner generally will not consent to a transfer unless the following conditions are met:

•	the transferring Limited Partner has been a Limited Partner for at least six months;

•	the proposed transfer is to be made on the effective date of an offer by the Partnership to repurchase Interests or portions of Interests; and

•	the transfer is (1) one in which the tax basis of the Interest or portion of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Limited Partner, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Limited Partner’s immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Partnership of any proposed transfer of an Interest or portion of an Interest must include evidence satisfactory to the General Partner that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Partnership with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million and owns at least $2 million of securities and other investments. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The General Partner generally will not consent to a transfer of an Interest or portion of an Interest by a Limited Partner unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $5,000,000. A Limited Partner transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with the transfer. In connection with any request to transfer Interests, the General Partner may require the Limited Partner requesting the transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request.

Any transferee acquiring an Interest or portion of an Interest by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Limited Partner or otherwise, will be entitled to the allocations and distributions allocable to the Interest or portion of the Interest so acquired, to transfer the Interest or portion of the Interest in accordance with the terms of the

Partnership Agreement and to tender the Interest or portion of the Interest for repurchase by the Partnership, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner as specified in the Partnership Agreement. If a Limited Partner transfers an Interest or portion of the Interest with the approval of the General Partner, the Partnership will promptly take all necessary actions so that each transferee or successor to whom the Interest or portion of the Interest is transferred is admitted to the Partnership as a Limited Partner.

In subscribing for an Interest or portion of an Interest, a Limited Partner agrees to indemnify and hold harmless the Partnership, the General Partner, the Board of Directors, the Adviser, each other Limited Partner and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Limited Partner in violation of these provisions or any misrepresentation made by that Limited Partner or a substituted Limited Partner in connection with any such transfer.

TAX ASPECTS

The following is a summary of certain aspects of the income taxation of the Partnership and its Limited Partners that should be considered by a prospective Limited Partner. The Partnership has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Partnership, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

The summary of the U.S. federal income tax treatment of the Partnership set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed and final) (the “Regulations”) and rulings in existence on the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect.

The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Partnership. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions and dealers. Each prospective Limited Partner should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Partnership.

Entities exempt from U.S. federal income tax should, in addition to reviewing the discussions below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Partnership are consistent with their overall investment plans. Each prospective tax-exempt Limited Partner is urged to consult its own counsel regarding the acquisition of Interests.

Tax Treatment of the Partnership’s Operations

Classification of the Partnership. Prior to commencement of operations, the Partnership received an opinion of Shearman & Sterling LLP, counsel to the Partnership at that time, substantially to the effect that, based on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and certain representations of the General Partner, the Partnership will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation. Shearman & Sterling LLP also provided the Partnership with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests in the Partnership and the limitations on any right to have the Interests repurchased by the Partnership at the request of the Limited Partner, the anticipated operations of the Partnership and certain representations of the General Partner, the interests in the Partnership will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Partnership will not be treated as a “publicly traded partnership” taxable as a corporation.

The opinions of counsel received by the Partnership are not binding on the IRS or the courts. If it were determined that the Partnership should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Partnership would be subject to corporate income tax when recognized by the Partnership; distributions of that income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Limited Partners to the extent of the current or accumulated earnings and profits of the Partnership; and Limited Partners would not be entitled to report profits or losses realized by the Partnership. One consequence would be a significant reduction in the after-tax return to the Limited Partners. The balance of the discussion below is based on the assumption that the Partnership will be treated as a partnership for U.S. federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Partnership’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Partnership, and those indirectly attributable to the Partnership as a result of it being an investor in an Investment Fund.

As an entity taxed as a partnership, the Partnership is not itself subject to U.S. federal income tax. The Partnership files annual partnership information returns with the IRS that reports the results of its operations. Each Limited Partner is required to report separately on the Partner’s income tax return the Partner’s distributive share of the Partnership’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Limited Partner is taxed on the Partner’s distributive share of the Partnership’s taxable income and gain regardless of whether the Partner has received or will receive a distribution from the Partnership. A Limited Partner may have taxable income for a taxable year for which it has incurred an economic loss with respect to the interest in the Partnership.

Partnerships such as the Partnership with 100 or more partners may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items, and the handling of partnership audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the partners. If the Partnership is eligible, the General Partner may elect to have such rules and procedures apply to the Partnership if it believes that they may be beneficial to a majority of the Limited Partners. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Limited Partners.

Allocation of Profits and Losses. Under the Partnership Agreement, the Partnership’s net capital appreciation or net capital depreciation for each accounting period of the Partnership is allocated among the Limited Partners and to their capital accounts without regard to the amount of income or loss recognized by the Partnership for U.S. federal income tax purposes. The Partnership Agreement provides that items of income, deduction, gain, loss or credit recognized by the Partnership for each fiscal year generally are to be allocated for income tax purposes among the Limited Partners pursuant to the Regulations, based upon amounts of the Partnership’s net capital appreciation or net capital depreciation allocated to each Limited Partner’s capital account for the current and prior fiscal years.

Under the Partnership Agreement, the General Partner has the discretion to allocate specially an amount of the Partnership’s capital gain (including short-term capital gain) or capital loss for U.S. federal income tax purposes to a withdrawing Limited Partner to the extent that the Limited Partner’s capital account exceeds his, hers or its U.S. federal income tax basis in his, her or its Interest, or such Limited Partner’s U.S. federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the General Partner makes such a special allocation, the IRS will accept the allocation. If the allocation is successfully challenged by the IRS, the Partnership’s gains allocable to the remaining Limited Partners would be increased.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) if a partnership election has been made under Section 754 the Code. Under the Partnership Agreement, at the request of a Limited Partner, the General Partner, in its sole discretion, may cause the Partnership to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the General Partner currently does not intend to make an election.

The General Partner decides how to report the partnership items on the Partnership’s tax returns, and all Limited Partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Partnership’s items have been reported. In the event the income tax returns of the Partnership are audited by the IRS, the tax treatment of the Partnership’s income and deductions generally will be determined at the Partnership level in a single proceeding rather than by individual audits of the Limited Partners. The General Partner is the Partnership’s “Tax Matters Partner” and in that capacity has the authority to bind certain Limited Partners to settlement agreements and the right on behalf of all Limited Partners to extend the statute of limitations relating to the Limited Partners’ tax liabilities with respect to Partnership items.

Mandatory Basis Adjustments. The Partnership is generally required to adjust its tax basis in cases of distributions that result in a “substantial basis reduction” (i.e., in excess of $250,000) in respect of the Partnership’s property. The Partnership is also required to adjust its tax basis in its assets in the case of a sale or exchange of an Interest, or a transfer upon death, when there exists a “substantial built in loss” (i.e. in excess of $250,000) in respect of Partnership property immediately after the transfer. For this reason, the Partnership may require (i) a Limited Partner who receives a distribution from the Partnership in connection with a complete withdrawal, (ii) a transferee of an Interest and (iii) any other Limited Partner in appropriate circumstances, to provide the Partnership with information regarding its adjusted tax basis in its Interest.

Tax Consequences to a Withdrawing Limited Partner

A Limited Partner receiving a cash liquidating distribution from the Partnership, in connection with a complete withdrawal from the Partnership, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Limited Partner and the Limited Partner’s adjusted tax basis in his, her or its Interest. The capital gain or loss will be short-term or long-term, depending upon the Limited Partner’s holding period for his, her or its Interest. A withdrawing Limited Partner will, however, recognize ordinary income to the extent the Limited Partner’s allocable share of the Partnership’s “unrealized receivables” exceeds the Limited Partner’s basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Partnership will be treated as an unrealized receivable, with respect to which a withdrawing Limited Partner would recognize ordinary income. A Limited Partner receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Limited Partner’s adjusted tax basis in his, her or its Interest (except that the Limited Partner could recognize ordinary income nevertheless with respect to a reduction in his, her, or its share of “unrealized receivables”).

The General Partner may specially allocate items of Partnership capital gain (including short-term capital gain) to a withdrawing Limited Partner to the extent the Limited Partner’s capital account would otherwise exceed the Partner’s adjusted tax basis in his, her or its Interest. The special allocation may result in the withdrawing Limited Partner’s recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Limited Partner receives its liquidating distribution upon withdrawal.

Distributions of Property. A partner’s receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” and the recipient is an “eligible partner” within the meaning of the Code. The General Partner will determine at the appropriate time whether the Partnership qualifies as an “investment partnership.” If the Partnership qualifies, and if a Limited Partner is an “eligible partner,” which term should include a Limited Partner whose contributions to the Partnership consisted solely of cash, the recharacterization rule described above would not apply.

Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Tax Treatment of Partnership Investments

In General. The General Partner expects that the Partnership and the Investment Funds will act as traders or investors, and not as dealers, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Partnership’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Partnership, and those indirectly attributable to the Partnership as a result of it being an investor in an Investment Fund.

Gains and losses realized by a trader or an investor on the sale of securities are generally capital gains and losses. The General Partner thus expects that its gains and losses from its securities transactions and the gains and losses from the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Partnership maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) “Section 1256 Contracts,” which are described below. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to certain non-U.S. regulated contracts and options contracts may alter the manner in which the Partnership’s or an Investment Fund’s holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Partnership or an Investment Fund.

The Partnership may acquire Derivative positions with respect to other Investment Funds, which may be treated as constructive ownership of the other Investment Funds. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Partnership has long-term capital gain from a “constructive ownership transaction,” the amount of the gain that may be treated as long-term capital gain by the Partnership is limited to the amount that the Partnership would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that the constructive ownership was open.

The Partnership may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. Certain of such dividends may qualify for the 20% maximum tax rate for qualified dividend income applicable to individuals, estates and trusts. The Partnership or an Investment Fund may hold debt obligations with “original issue discount,” in which case, the Partnership would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Partnership or Investment Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Partnership generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Partnership or an Investment Fund. The Partnership may realize ordinary income or loss with respect to its or an Investment Fund’s investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain Derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Partnership or an Investment Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered “miscellaneous itemized deductions” which, for a noncorporate Limited Partner, may be subject to restrictions on their deductibility.

Gain recognized by the Partnership or an Investment Fund from certain “conversion transactions” will be treated as ordinary income. In such a transaction, substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in the Regulations.

Limited Partners may be treated as owning positions held by the Partnership, including positions held by the Partnership through different investment advisory agreements or Investment Funds. Those positions, and other positions held by a Limited Partner, may be treated as positions in a straddle as described below under the caption “Effect of Straddle Rules on Limited Partners’ Securities Positions.”

Currency Fluctuations. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Partnership (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the U.S. dollar. Gains or losses with respect to the Partnership’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Partnership on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Partnership accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Partnership collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

The Partnership or an Investment Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Partnership or an Investment Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Partnership with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Partnership or an Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

Options Contracts. Gain or loss realized by the Partnership or an Investment Fund from a closing transaction with respect to call and put options written by the Partnership or the Investment Fund, or gain from the lapse of such options, generally will be treated as short-term capital gain or loss. Gain or loss realized by the Partnership or an Investment Fund from the call and put options purchased by the Partnership or the Investment Fund (other than options that are Section 1256 Contracts, as discussed below), as well as any loss attributable to the lapse of such options, generally will be treated as capital gain or loss. Such capital gain or loss generally will be long-term or short-term depending upon whether the Partnership or the Investment Fund held the particular option for more than one year.

Section 1256 Contracts. The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Partnership or an Investment Fund at the end of a taxable year of the Partnership or an Investment Fund will be treated for U.S. federal income tax purposes as if they were sold by the Partnership or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Partnership’s obligations under the Contract), must be taken into account by the Partnership in computing its taxable income for the year. If a Section 1256 Contract held by the Partnership or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under “Currency Fluctuations,” above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry back does not increase or produce a net operating loss for the year.

A “securities futures contract” is not treated as a Section 1256 Contract, except when it meets the definitions of a “dealer securities futures contract.” A “securities futures contract” is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a “dealer securities futures contract”) is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer’s hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

Any “dealer securities futures contract” is treated as a Section 1256 Contract. A “dealer securities futures contract” is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts or options and (2) is traded on a qualified board of trade or exchange.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts and certain identification requirements are met. Under certain Treasury Regulations, the Partnership (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Treasury Regulations’ mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Partnership or the Investment Fund will be accepted by the IRS.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Partnership’s or an Investment Fund’s hands. Except with respect to certain situations in which the property used to close a short sale has a long term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Partnership or an Investment Fund for more than one year. Certain Regulations may suspend the running of the holding period of “substantially identical property” held by the Partnership or an Investment Fund.

Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Partnership or an Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Partnership or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Partnership or an Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Partnership or an Investment Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Partnership or an Investment Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

Mark-to-Market Election. If the Partnership or an Investment Fund is considered to be a trader in securities, the Partnership or the Investment Fund will be permitted to elect to “mark to market” its positions in such securities, except to the extent to which, in general, such securities have no connection to the trading activities of the Partnership or the Investment Fund, as the case may be, and the Partnership or the Investment Fund clearly identifies such securities as being held for investment. If the mark-to-market method is elected, the Partnership or an Investment Fund generally would be required to recognize gain or loss on any security held in connection with its activities as a trader at the close of a taxable year, such gain or loss would be determined as if such security were sold at its fair market value on the last business day of the taxable year, and such gain or loss (both from actual sales and from marking-to-market) would be taken into account by the Partnership as ordinary income or loss for the taxable year. The Partnership has not made this election and does not presently intend to do so. It is possible, however, that one or more Investment Funds have made, or will make, the mark-to-market election with respect to their securities positions.

Effect of Straddle Rules on Limited Partners’ Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Limited Partner and his, her or its indirect interest in similar securities held by the Partnership or an Investment Fund as “straddles” for U.S. federal income tax purposes. The application of the “straddle” rules in such a case could affect a Limited Partner’s holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Partnership will not generally be in a position to furnish to Limited Partners information regarding the securities positions of Investment Funds that would permit a Limited Partner to determine whether his, her or its positions in securities also held by Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of noncorporate taxpayers to deduct “investment interest,” which is interest on indebtedness and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

The Partnership’s or an Investment Fund’s activities will be treated as giving rise to investment income for a Limited Partner, and the investment interest limitation would apply to a noncorporate Limited Partner’s share of the interest and short sale expenses attributable to the Partnership’s operation. In such case, a noncorporate Limited Partner would be denied a deduction for all or part of that portion of his, her or its distributive share of the Partnership’s ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Partnership. A Limited Partner that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Limited Partner on money borrowed to finance his, her or its investment in the Partnership. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

Deductibility of Partnership Investment Expenditures by Noncorporate Limited Partners. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the specified amount or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

Under certain Treasury Regulations, the limitations on deductibility should not apply to a noncorporate Limited Partner’s share of the trade or business expenses of the Partnership. These limitations will apply, however, to a noncorporate Limited Partner’s share of the investment expenses of the Partnership (including the Management Fee, and any fee payable to an Investment Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Partnership). The Partnership intends to treat its expenses attributable to an Investment Fund that it determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Partnership as not being subject to these limitations, although no assurance can be given that the IRS will agree with the treatment.

The consequences of the Code’s limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For example, various limitations apply to a Limited Partner’s ability to take deductions depending on a Limited Partner’s taxable year. For that reason, noncorporate Limited Partners should consult their tax advisors with respect to the application of these limitations to their situation.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Temporary Regulations, income or loss from the Partnership’s securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-managing Limited Partner’s share of such income and gain from the Partnership. Income or loss attributable to the Partnership’s investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

“Phantom Income” from Partnership Investments. Under various “anti-deferral” provisions of the Code (the “passive foreign investment company” and “controlled foreign corporation” provisions), investments, if any, by the Partnership in certain foreign corporations may cause a Limited Partner (1) to recognize taxable income prior to the Partnership’s receipt of distributable proceeds, (2) pay an interest charge on receipts that are deemed as having been deferred, or (3) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Non-U.S. Taxes

Certain dividends and interest directly or indirectly received by the Partnership from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Partnership or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent they purchase and sell securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Partnership cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Partnership’s assets to be invested in various countries is not known at this time.

The Limited Partners will be informed by the Partnership as to their proportionate share of the non-U.S. taxes paid by the Partnership or an Investment Fund that they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Limited Partner will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

An organization that is exempt from U.S. federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

This general exemption available to an exempt organization from U.S. federal income tax does not apply to the “unrelated business taxable income” (“UBTI”) of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

The Partnership may incur “acquisition indebtedness” with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Partnership will treat its short sales of securities as not involving “acquisition indebtedness” and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Partnership recognizes income in the form of dividends and interest from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the taxable year.

To the extent the Partnership recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the taxable year. In determining the unrelated debt-financed income of the Partnership, an allocable portion of deductions directly connected with the Partnership’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

The calculation of the Partnership’s “unrelated debt-financed income” will be complex and will depend on the amount of leverage used by the Partnership from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Funds. As a result of this complexity, the Partnership cannot predict the percentage of its income and gains that will be treated as UBTI for a Limited Partner that is an exempt organization. An exempt organization’s share of the income or gains of the Partnership that is treated as UBTI may not be offset by losses of the exempt organization either from the Partnership or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

To the extent that the Partnership generates UBTI, the applicable U.S. federal tax rate for an exempt Limited Partner generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Limited Partner. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Partnership will report to a Limited Partner that is an exempt organization information as to the portion of its income and gains from the Partnership for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Partnership is highly complex, and for that reason, no assurance can be given that the Partnership’s calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Partnership’s income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Partnership generally should not, as a result, affect the tax-exempt status of an exempt organization. However, a charitable remainder trust will be subject to a 100% excise on any UBTI recognized with respect to an investment in the Partnership. In view of the potential for UBTI, the Partnership is not likely to be a suitable investment for a charitable remainder trust. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Partnership.

Certain Matters Relating to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to U.S. federal excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation’s investment in the Partnership would most likely be classified as a nonfunctionally related asset. A determination that an Interest in the Partnership is a nonfunctionally related asset could cause cash flow problems for a prospective Limited Partner that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

In some instances, an investment in the Partnership by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. If a private foundation (either directly or together with a “disqualified person”), for example, acquires more than 20% of the capital interest or profits interest of the Partnership, the private foundation may be considered to have “excess business holdings.” In such a case, the foundation may be required to divest itself of its Interest in the Partnership in order to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Partnership is “passive” within the applicable provisions of the Code and the Regulations. The General Partner believes that the Partnership will likely meet the 95% gross income test, although the General Partner can give no absolute assurance with respect to the matter.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts (“IRAs”) and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Partnership.

Tax Shelter Disclosure Regulations

Certain Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, these Regulations impose a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve “tax shelters.” Consequently, it is possible that such disclosure could be required by any or all of the Partnership, an Investment Fund or the Limited Partners (1) if the Partnership or an Investment Fund incurs a foreign currency loss on certain foreign currency transactions or a loss with respect to a position that formed part of a straddle (in each case, in excess of a certain monetary threshold and computed without regard to offsetting gains or other income), (2) if a Limited Partner or the Partnership incurs a loss upon a disposition of, or withdrawal from, the Partnership or an Investment Fund, respectively, in each case in excess of a certain monetary threshold or (3) possibly in other circumstances. Furthermore, the Partnership’s material advisers could be required to maintain a list of persons investing in the Partnership pursuant to these Regulations and the IRS could inspect such list upon request.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Partnership. The Partnership intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Partnership will be able to achieve this goal.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Limited Partner’s distributive share of the taxable income or loss of the Partnership generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Limited Partner is a resident. A partnership in which the Partnership acquires an interest may conduct business in a jurisdiction that will subject to tax a Limited Partner’s share of the partnership’s income from that business. A prospective Limited Partner should consult his, her or its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Limited Partner is a resident.

Non-U.S. Investors

The Partnership must withhold U.S. federal income tax at a rate of 30 percent (or any lower rate provided by an applicable tax treaty) with respect to the distributive share of the Partnership’s income of an investor that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust (a “Non-U.S. Investor”), if such income consists of certain types of U.S. source income (such as interest (other than “portfolio interest”), dividends and rents) not effectively connected with the conduct by the Partnership of a U.S. trade or business.

Generally, if the Partnership is (or is treated as) engaged in the conduct of a U.S. trade or business (directly or indirectly through an Investment Fund), a Non-U.S. Investor’s distributive share of the Partnership’s taxable income effectively connected with such trade or business is subject to U.S. federal income tax on a net basis. In addition, a Non-U.S. Investor that is a corporation would generally also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. The net U.S. federal income tax is generally collected by means of a U.S. federal withholding tax payable quarterly by the Partnership at the highest applicable ordinary income tax rate. This tax must be paid without regard to whether the Partnership makes actual distributions to Non-U.S. Investors. Each Non-U.S. Investor generally would be allowed a credit for its distributive share of the withholding tax paid by the Partnership against its U.S. federal income tax liability. The Non-U.S. Investor would be liable to the extent the actual tax liability were greater than the amount withheld and any excess withholding tax may generally be eligible for a refund.

In addition, gains, if any, allocable to a Non-U.S. Investor and attributable to a sale by the Partnership or an Investment Fund of a “U.S. real property interest” (“USRPI”) (other than such gains subject to tax under the rules discussed in the immediately preceding paragraph) are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct by the Non-U.S. Investor of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than. solely as a creditor) in a “U.S. real property holding corporation” (i.e., in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USPR1s), as well as an interest in a partnership that holds USRPIs. This withholding tax would also be creditable against a Non-U.S. Investor’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund.

A Non-U.S. Investor (other than an individual) would be subject to U.S. federal withholding taxes (at a 30% rate) on payments of certain amounts made to the Non-U.S. Investor (“withholdable payments”), unless the Non-U.S. Investor complies or is deemed compliant with applicable reporting and withholding requirements. Withholdable payments generally will include interest (including original issue discount), dividends, rents, annuities, and other fixed or determinable annual or periodical gains, profits or income, if such payments are derived from U.S. sources, as well as (effective January 1, 2019) gross proceeds from dispositions of securities that could produce U.S. source interest or dividends. Income which is effectively connected with the conduct of a U.S. trade or business is not, however, included in this definition. To avoid the withholding tax, unless deemed compliant, the Non-U.S. Investor would be required to identify and disclose certain identifying and financial information about certain U.S. account holders or investors, and in certain circumstances may be required to withhold tax (at a 30% rate) on withholdable payments and related payments made to any account holder or investor which fails to furnish the requested information.

Non-U.S. Investors should consult their own tax advisers as to the tax consequences to them of an investment in the Partnership, including the possible application of any treaty provisions, withholding and other taxes and reporting requirements.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to ERISA (an “ERISA Plan”) or the Code should consider, among other things, the matters described below in determining whether to cause the ERISA Plan to invest in the Partnership.

ERISA imposes general and specific responsibilities on persons who are “fiduciaries” for purposes of ERISA with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the “DOL”), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (1) give appropriate consideration to, among other things, the role that the investment plays in the Plan’s portfolio, taking into account whether the investment is designed reasonably to further the Plan’s purposes; (2) examine the risk and return factors associated with the investment; (3) assess the portfolio’s composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan; and (4) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the Plan’s funding objectives.

Before investing the assets of an ERISA Plan in the Partnership, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL’s regulations. The fiduciary should, for example, consider whether an investment in the Partnership may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the Plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of the breach.

Because the Partnership has registered as an investment company under the 1940 Act, the underlying assets of the Partnership are not considered to be “plan assets” of ERISA Plans investing in the Partnership for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. For that reason, neither the Adviser nor any of the Investment Managers are fiduciaries with respect to those Plans within the meaning of ERISA.

The General Partner requires an ERISA Plan proposing to invest in the Partnership to represent: that it, and any fiduciaries responsible for its investments, are aware of and understand the Partnership’s investment objective, policies and strategies; and that the decision to invest Plan assets in the Partnership was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

Certain prospective ERISA Plan investors may currently maintain relationships with the Adviser or the Investment Managers, or with other entities that are affiliated with the Adviser or the Investment Managers. Each of the Adviser, the Investment Managers and their affiliates may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Partnership is a transaction that is prohibited by ERISA or the Code. A fiduciary of an ERISA Plan investing in the Partnership will be required to represent: that the decision to invest in the Partnership was made by it as a fiduciary that is independent of the Adviser, the Investment Managers and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Adviser, an Investment Manager or their affiliates, as a primary basis for the decision to invest in the Partnership and that its investment in the Partnership will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential ERISA Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

ADDITIONAL INFORMATION REGARDING THE PARTNERSHIP AGREEMENT

Amendment of the Partnership Agreement

The Partnership Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Limited Partners unless the approval of Limited Partners is required by the 1940 Act. Certain amendments to the Partnership Agreement involving capital accounts and allocations to those accounts may not be made without the written consent of any Limited Partner adversely affected by the amendments or unless each Limited Partner has received written notice of the amendment and any Limited Partner objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by General Partner) to tender his, her or its entire Interest for repurchase by the Partnership.

Power of Attorney

In subscribing for an Interest, an investor appoints the General Partner as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Partnership as a limited partnership under Delaware law or signing all instruments effecting authorized changes in the Partnership or the Partnership Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Partnership. This power of attorney, which is contained in an investor’s subscription agreement, is a special power of attorney and is coupled with an interest in favor of the General Partner and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Limited Partner granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Limited Partner of all or any portion of the Limited Partner’s Interest, except that when the transferee of the Interest or portion of the Interest has been approved by the General Partner for admission to the Partnership as a substitute Limited Partner, or upon the withdrawal of a Limited Partner from the Partnership pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

REPORTS TO LIMITED PARTNERS

The General Partner furnishes to Limited Partners as soon as practicable after the end of each taxable year information as is required by law to assist the Limited Partners in preparing their tax returns. Investment Managers typically experience delays in providing the necessary tax information, thereby causing a delay in the General Partner’s preparation of tax information for investors. This delay will require Limited Partners to seek extensions on the time to file their tax returns or delay the preparation of the Partnership’s annual report. The General Partner sends Limited Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Limited Partners also are sent reports on a monthly or quarterly basis regarding the Partnership’s operations during each month or quarter. See “Types of Investments and Related Risks—Risks of Fund of Hedge Funds Structure.”

TERM, DISSOLUTION AND LIQUIDATION

The Partnership will be dissolved upon, among other things, the affirmative vote to dissolve the Partnership by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Limited Partners. The Partnership may also be dissolved at the election of, or upon the withdrawal of, the General Partner, unless there is another general partner, or a successor general partner is elected as provided under the terms of the Partnership Agreement. In addition, the Partnership Agreement provides that the Partnership will be dissolved if any Limited Partner that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Partnership has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Limited Partner who intends to cause the Partnership to be dissolved must so indicate in a separate written request submitted within the applicable two-year period. The Partnership will also be dissolved as required by operation of law.

Upon the occurrence of any event of dissolution, the General Partner, acting as liquidator (or if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners and whose fees will be paid by the Partnership) is charged with winding up the affairs of the Partnership and liquidating its assets. Net profits or net losses during the fiscal period including the period of liquidation will be allocated as described above under the caption “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

Upon the liquidation of the Partnership, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Partnership (other than debts to Limited Partners) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Limited Partners, and (3) finally to the Partners proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in kind would be in the interests of the Limited Partners in facilitating an orderly liquidation.

FISCAL YEAR

For accounting purposes, the Partnership’s fiscal year is the 12-month period ending on December 31. For tax purposes, the Partnership has adopted the 12-month period ending December 31 of each year as its taxable year.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Ernst & Young LLP as the independent public accountants of the Partnership. Its principal business address is located at One Commerce Square, 2005 Market Street, Suite 700, Philadelphia, Pennsylvania 19103.

LEGAL COUNSEL

Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, serves as legal counsel to the Partnership, and as legal counsel to the General Partner, the Adviser and their affiliates with respect to the Partnership.

FINANCIAL STATEMENTS

Reference is made to the audited financial statements of the Partnership for the fiscal year ended on December 31 of the most recently completed calendar year, which the Partnership has prepared and furnished to Limited Partners and filed with the Securities and Exchange Commission on Form N-CSR under the 1940 Act, and which are incorporated herein by reference in their entirety.

INQUIRIES

Inquiries concerning the Partnership and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

Investor Services

Morgan Stanley Institutional Fund of Hedge Funds LP

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Telephone: (800) 421-7572

APPENDIX A

MORGAN STANLEY INVESTMENT MANAGEMENT

PROXY VOTING POLICY AND PROCEDURES

I. POLICY STATEMENT

Morgan Stanley Investment Management’s (“MSIM”) policy and procedures for voting proxies (“Policy”) with respect to securities held in the accounts of clients applies to those MSIM entities that provide discretionary investment management services and for which an MSIM entity has authority to vote proxies. This Policy is reviewed and updated as necessary to address new and evolving proxy voting issues and standards.

The MSIM entities covered by this Policy currently include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Investment Management (Japan) Co. Limited and Morgan Stanley Investment Management Private Limited (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates” or as “we” below).

Each MSIM Affiliate will use its best efforts to vote proxies as part of its authority to manage, acquire and dispose of account assets. With respect to the MSIM registered management investment companies (the “MSIM Funds”), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the Board of Directors/Trustees of the MSIM Funds. A MSIM Affiliate will not vote proxies unless the investment management or investment advisory agreement explicitly authorizes the MSIM Affiliate to vote proxies. MSIM Affiliates will vote proxies in a prudent and diligent manner and in the best interests of clients, including beneficiaries of and participants in a client’s benefit plan(s) for which the MSIM Affiliates manage assets, consistent with the objective of maximizing long-term investment returns (“Client Proxy Standard”). In addition to voting proxies at portfolio companies, MSIM routinely engages with the management or board of companies in which we invest on a range of governance issues. Governance is a window into or proxy for management and board quality. MSIM engages with companies where we believe we can make a positive impact on the governance structure. MSIM’s engagement process, through private communication with companies, allows us to understand the governance structure at investee companies and better inform our voting decisions. In certain situations, a client or its fiduciary may provide an MSIM Affiliate with a proxy voting policy. In these situations, the MSIM Affiliate will comply with the client’s policy.

Retention and Oversight of Proxy Advisory Firms—ISS Governance Services (“ISS”) and Glass Lewis (together with other proxy research providers as we may retain from time to time, the “Research Providers”) are independent advisers that specialize in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided include in-depth research, global issuer analysis, and voting recommendations.

MSIM has retained Research Providers to analyze proxy issues and to make vote recommendations on those issues. While we may review and utilize the recommendations of one or more Research Providers in making proxy voting decisions, we are in no way obligated to follow such recommendations. MSIM votes all proxies based on its own proxy voting policies in the best interests of each MSIM Affiliate. In addition to research, ISS provides vote execution, reporting, and recordkeeping services to MSIM.

As part of MSIM’s ongoing oversight of the Research Providers, MSIM performs periodic due diligence on the Research Providers. Topics of the reviews include, but are not limited to, conflicts of interest, methodologies for developing their policies and vote recommendations, and resources.

Voting Proxies for Certain Non-U.S. Companies—Voting proxies of companies located in some jurisdictions may involve several problems that can restrict or prevent the ability to vote such proxies or entail significant costs. These problems include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of organization to exercise votes; (iv) requirements to vote proxies in person; (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate our voting instructions. As a result, we vote clients’ non-U.S. proxies on a best efforts basis only, after weighing the costs and benefits of voting such proxies, consistent with the Client Proxy Standard. ISS has been retained to provide assistance in connection with voting non-U.S. proxies.

II. GENERAL PROXY VOTING GUIDELINES

To promote consistency in voting proxies on behalf of its clients, we follow this Policy (subject to any exception set forth herein). The Policy addresses a broad range of issues, and provides general voting parameters on proposals that arise most frequently. However, details of specific proposals vary, and those details affect particular voting decisions, as do factors specific to a given company. Pursuant to the procedures set forth herein, we may vote in a manner that is not in accordance with the following general guidelines, provided the vote is approved by the Proxy Review Committee (see Section III for description) and is consistent with the Client Proxy Standard. Morgan Stanley AIP GP LP will follow the procedures as described in Appendix A.

We endeavor to integrate governance and proxy voting policy with investment goals, using the vote to encourage portfolio companies to enhance long-term shareholder value and to provide a high standard of transparency such that equity markets can value corporate assets appropriately.

We seek to follow the Client Proxy Standard for each client. At times, this may result in split votes, for example when different clients have varying economic interests in the outcome of a particular voting matter (such as a case in which varied ownership interests in two companies involved in a merger results in different stakes in the outcome). We also may split votes at times based on differing views of portfolio managers.

We may abstain on matters for which disclosure is inadequate.

A. Routine Matters.

We generally support routine management proposals. The following are examples of routine management proposals:

•	Approval of financial statements and auditor reports if delivered with an unqualified auditor’s opinion.

•	General updating/corrective amendments to the charter, articles of association or bylaws, unless we believe that such amendments would diminish shareholder rights.

•	Most proposals related to the conduct of the annual meeting, with the following exceptions. We generally oppose proposals that relate to “the transaction of such other business which may come before the meeting,” and open-ended requests for adjournment. However, where management specifically states the reason for requesting an adjournment and the requested adjournment would facilitate passage of a proposal that would otherwise be supported under this Policy (i.e. an uncontested corporate transaction), the adjournment request will be supported. We do not support proposals that allow companies to call a special meeting with a short (generally two weeks or less) time frame for review.

We generally support shareholder proposals advocating confidential voting procedures and independent tabulation of voting results.

B. Board of Directors.

1. Election of directors: Votes on board nominees can involve balancing a variety of considerations. In vote decisions, we may take into consideration whether the company has a majority voting policy in place that we believe makes the director vote more meaningful. In the absence of a proxy contest, we generally support the board’s nominees for director except as follows:

a. We consider withholding support from or voting against a nominee if we believe a direct conflict exists between the interests of the nominee and the public shareholders, including failure to meet fiduciary standards of care and/or loyalty. We may oppose directors where we conclude that actions of directors are unlawful, unethical or negligent. We consider opposing individual board members or an entire slate if we believe the board is entrenched and/or dealing inadequately with performance problems; if we believe the board is acting with insufficient independence between the board and management; or if we believe the board has not been sufficiently forthcoming with information on key governance or other material matters.

b. We consider withholding support from or voting against interested directors if the company’s board does not meet market standards for director independence, or if otherwise we believe board independence is insufficient. We refer to prevalent market standards as promulgated by a stock exchange or other authority within a given market (e.g., New York Stock Exchange or Nasdaq rules for most U.S. companies, and The Combined Code on Corporate Governance in the United Kingdom). Thus, for an NYSE company with no controlling shareholder, we would expect that at a minimum a majority of directors should be independent as defined by NYSE. Where we view market standards as inadequate, we may withhold votes based on stronger independence standards. Market standards notwithstanding, we generally do not view long board tenure alone as a basis to classify a director as non-independent.

i. At a company with a shareholder or group that controls the company by virtue of a majority economic interest in the company, we have a reduced expectation for board independence, although we believe the presence of independent directors can be helpful, particularly in staffing the audit committee, and at times we may withhold support from or vote against a nominee on the view the board or its committees are not sufficiently independent. In markets where board independence is not the norm (e.g. Japan), however, we consider factors including whether a board of a controlled company includes independent members who can be expected to look out for interests of minority holders.

ii. We consider withholding support from or voting against a nominee if he or she is affiliated with a major shareholder that has representation on a board disproportionate to its economic interest.

c. Depending on market standards, we consider withholding support from or voting against a nominee who is interested and who is standing for election as a member of the company’s compensation/renumeration, nominating/governance or audit committee.

d. We consider withholding support or voting against nominees if the term for which they are nominated is excessive. We consider this issue on a market-specific basis.

e. We consider withholding support from or voting against nominees if, in our view, there has been insufficient board renewal (turnover), particularly in the context of extended poor company performance.

f. We consider withholding support from or voting against a nominee standing for election if the board has not taken action to implement generally accepted governance practices for which there is a “bright line” test. For example, in the context of the U.S. market, failure to eliminate a dead hand or slow hand poison pill would be seen as a basis for opposing one or more incumbent nominees.

g. In markets that encourage designated audit committee financial experts, we consider voting against members of an audit committee if no members are designated as such. We also consider voting against the audit committee members if the company has faced financial reporting issues and/or does not put the auditor up for ratification by shareholders.

h. We believe investors should have the ability to vote on individual nominees, and may abstain or vote against a slate of nominees where we are not given the opportunity to vote on individual nominees.

i. We consider withholding support from or voting against a nominee who has failed to attend at least 75% of the nominee’s board and board committee meetings within a given year without a reasonable excuse. We also consider opposing nominees if the company does not meet market standards for disclosure on attendance.

j. We consider withholding support from or voting against a nominee who appears overcommitted, particularly through service on an excessive number of boards. Market expectations are incorporated into this analysis; for U.S. boards, we generally oppose election of a nominee who serves on more than six public company boards (excluding investment companies), although we may reference National Association of Corporate Directors guidance suggesting that public company CEOs, for example, should serve no more than two outside boards given the level of time commitment required in their primary job.

2. Discharge of directors’ duties: In markets where an annual discharge of directors’ responsibility is a routine agenda item, we generally support such discharge. However, we may vote against discharge or abstain from voting where there are serious findings of fraud or other unethical behavior for which the individual bears responsibility. The annual discharge of responsibility represents shareholder approval of disclosed actions taken by the board during the year and may make future shareholder action against the board difficult to pursue.

3. Board independence: We generally support U.S. shareholder proposals requiring that a certain percentage (up to 66 2⁄3%) of the company’s board members be independent directors, and promoting all-independent audit, compensation and nominating/governance committees.

4. Board diversity: We consider on a case-by-case basis shareholder proposals urging diversity of board membership with respect to social, religious or ethnic group.

5. Majority voting: We generally support proposals requesting or requiring majority voting policies in election of directors, so long as there is a carve-out for plurality voting in the case of contested elections.

6. Proxy access: We consider proposals on procedures for inclusion of shareholder nominees and to have those nominees included in the company’s proxy statement and on the company’s proxy ballot on a case-by-case basis. Considerations include ownership thresholds, holding periods, the number of directors that shareholders may nominate and any restrictions on forming a group.

7. Reimbursement for dissident nominees: We generally support well-crafted U.S. shareholder proposals that would provide for reimbursement of dissident nominees elected to a board, as the cost to shareholders in electing such nominees can be factored into the voting decision on those nominees.

8. Proposals to elect directors more frequently: In the U.S. public company context, we usually support shareholder and management proposals to elect all directors annually (to “declassify” the board), although we make an exception to this policy where we believe that long-term shareholder value may be harmed by this change given particular circumstances at the company at the time of the vote on such proposal. As indicated above, outside the U.S., we generally support greater accountability to shareholders that comes through more frequent director elections, but recognize that many markets embrace longer term lengths, sometimes for valid reasons given other aspects of the legal context in electing boards.

9. Cumulative voting: We generally support proposals to eliminate cumulative voting in the U.S. market context. (Cumulative voting provides that shareholders may concentrate their votes for one or a handful of candidates, a system that can enable a minority bloc to place representation on a board. ) U.S. proposals to establish cumulative voting in the election of directors generally will not be supported.

10. Separation of Chairman and CEO positions: We vote on shareholder proposals to separate the Chairman and CEO positions and/or to appoint an independent Chairman based in part on prevailing practice in particular markets, since the context for such a practice varies. In many non-U.S. markets, we view separation of the roles as a market standard practice, and support division of the roles in that context. In the U.S., we consider such proposals on a case-by-case basis, considering, among other things, the existing board leadership structure, company performance, and any other evidence of entrenchment or perceived risk that power is overly concentrated in a single individual.

11. Director retirement age and term limits: Proposals setting or recommending director retirement ages or director term limits are voted on a case-by-case basis that includes consideration of company performance, the rate of board renewal, evidence of effective individual director evaluation processes, and any indications of entrenchment.

12. Proposals to limit directors’ liability and/or broaden indemnification of officers and directors. Generally, we will support such proposals provided that an individual is eligible only if he or she has not acted in bad faith, with gross negligence or with reckless disregard of their duties.

C. Statutory Auditor Boards.

The statutory auditor board, which is separate from the main board of directors, plays a role in corporate governance in several markets. These boards are elected by shareholders to provide assurance on compliance with legal and accounting standards and the company’s articles of association. We generally vote for statutory auditor nominees if they meet independence standards. In markets that require disclosure on attendance by internal statutory auditors, however, we consider voting against nominees for these positions who failed to attend at least 75% of meetings in the previous year. We also consider opposing nominees if the company does not meet market standards for disclosure on attendance.

D. Corporate Transactions and Proxy Fights.

We examine proposals relating to mergers, acquisitions and other special corporate transactions (i.e., takeovers, spin-offs, sales of assets, reorganizations, restructurings and recapitalizations) on a case-by-case basis in the interests of each fund or other account. Proposals for mergers or other significant transactions that are friendly and approved by the Research Providers usually are supported if there is no portfolio manager objection. We also analyze proxy contests on a case-by-case basis.

E. Changes in Capital Structure.

1. We generally support the following:

•	Management and shareholder proposals aimed at eliminating unequal voting rights, assuming fair economic treatment of classes of shares we hold.

•	U.S. management proposals to increase the authorization of existing classes of common stock (or securities convertible into common stock) if: (i) a clear business purpose is stated that we can support and the number of shares requested is reasonable in relation to the purpose for which authorization is requested; and/or (ii) the authorization does not exceed 100% of shares currently authorized and at least 30% of the total new authorization will be outstanding. (We consider proposals that do not meet these criteria on a case-by-case basis.)

•	U.S. management proposals to create a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital, unless we have concerns about use of the authority for anti-takeover purposes.

•	Proposals in non-U.S. markets that in our view appropriately limit potential dilution of existing shareholders. A major consideration is whether existing shareholders would have preemptive rights for any issuance under a proposal for standing share issuance authority. We generally consider market-specific guidance in making these decisions; for example, in the U.K. market, we usually follow Association of British Insurers’ (“ABI”) guidance, although company-specific factors may be considered and for example, may sometimes lead us to voting against share authorization proposals even if they meet ABI guidance.

•	Management proposals to authorize share repurchase plans, except in some cases in which we believe there are insufficient protections against use of an authorization for anti-takeover purposes.

•	Management proposals to reduce the number of authorized shares of common or preferred stock, or to eliminate classes of preferred stock.

•	Management proposals to effect stock splits.

•	Management proposals to effect reverse stock splits if management proportionately reduces the authorized share amount set forth in the corporate charter. Reverse stock splits that do not adjust proportionately to the authorized share amount generally will be approved if the resulting increase in authorized shares coincides with the proxy guidelines set forth above for common stock increases.

•	Management dividend payout proposals, except where we perceive company payouts to shareholders as inadequate.

2. We generally oppose the following (notwithstanding management support):

•	Proposals to add classes of stock that would substantially dilute the voting interests of existing shareholders.

•	Proposals to increase the authorized or issued number of shares of existing classes of stock that are unreasonably dilutive, particularly if there are no preemptive rights for existing shareholders. However, depending on market practices, we consider voting for proposals giving general authorization for issuance of shares not subject to pre-emptive rights if the authority is limited.

•	Proposals that authorize share issuance at a discount to market rates, except where authority for such issuance is de minimis, or if there is a special situation that we believe justifies such authorization (as may be the case, for example, at a company under severe stress and risk of bankruptcy).

•	Proposals relating to changes in capitalization by 100% or more.

We consider on a case-by-case basis shareholder proposals to increase dividend payout ratios, in light of market practice and perceived market weaknesses, as well as individual company payout history and current circumstances. For example, currently we perceive low payouts to shareholders as a concern at some Japanese companies, but may deem a low payout ratio as appropriate for a growth company making good use of its cash, notwithstanding the broader market concern.

F. Takeover Defenses and Shareholder Rights.

1. Shareholder rights plans: We generally support proposals to require shareholder approval or ratification of shareholder rights plans (poison pills). In voting on rights plans or similar takeover defenses, we consider on a case-by-case basis whether the company has demonstrated a need for the defense in the context of promoting long-term share value; whether provisions of the defense are in line with generally accepted governance principles in the market (and specifically the presence of an adequate qualified offer provision that would exempt offers meeting certain conditions from the pill); and the specific context if the proposal is made in the midst of a takeover bid or contest for control.

2. Supermajority voting requirements: We generally oppose requirements for supermajority votes to amend the charter or bylaws, unless the provisions protect minority shareholders where there is a large shareholder. In line with this view, in the absence of a large shareholder we support reasonable shareholder proposals to limit such supermajority voting requirements.

3. Shareholder right to call meetings: We consider proposals to enhance a shareholder’s right to call a special meeting on a case-by-case basis. At large-cap U.S. companies, we generally support efforts to establish the rights of holders of 10% or more of shares to call special meetings, unless the board or state law has a set policy or law establishing such rights at a threshold that we believe to be acceptable.

4. Written consent rights: In the U.S. context, we examine proposals for shareholder written consent rights on a case-by-case basis.

5. Reincorporation: We consider management and shareholder proposals to reincorporate to a different jurisdiction on a case-by-case basis. We oppose such proposals if we believe the main purpose is to take advantage of laws or judicial precedents that reduce shareholder rights.

6. Anti-greenmail provisions: Proposals relating to the adoption of anti-greenmail provisions will be supported, provided that the proposal: (i) defines greenmail; (ii) prohibits buyback offers to large block holders (holders of at least 1% of the outstanding shares and in certain cases, a greater amount) not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders.

7. Bundled proposals: We may consider opposing or abstaining on proposals if disparate issues are “bundled” and presented for a single vote.

G. Auditors.

We generally support management proposals for selection or ratification of independent auditors. However, we may consider opposing such proposals with reference to incumbent audit firms if the company has suffered from serious accounting irregularities and we believe rotation of the audit firm is appropriate, or if fees paid to the auditor for non-audit-related services are excessive. Generally, to determine if non-audit fees are excessive, a 50% test will be applied (i.e., non-audit-related fees should be less than 50% of the total fees paid to the auditor). We generally vote against proposals to indemnify auditors.

H. Executive and Director Remuneration.

1. We generally support the following:

•	Proposals for employee equity compensation plans and other employee ownership plans, provided that our research does not indicate that approval of the plan would be against shareholder interest. Such approval may be against shareholder interest if it authorizes excessive dilution and shareholder cost, particularly in the context of high usage (“run rate”) of equity compensation in the recent past; or if there are objectionable plan design and provision.

•	Proposals relating to fees to outside directors, provided the amounts are not excessive relative to other companies in the country or industry, and provided that the structure is appropriate within the market context. While stock-based compensation to outside directors is positive if moderate and appropriately structured, we are wary of significant stock option awards or other performance-based awards for outside directors, as well as provisions that could result in significant forfeiture of value on a director’s decision to resign from a board (such forfeiture can undercut director independence).

•	Proposals for employee stock purchase plans that permit discounts, but only for grants that are part of a broad-based employee plan, including all non-executive employees, and only if the discounts are limited to a reasonable market standard or less.

•	Proposals for the establishment of employee retirement and severance plans, provided that our research does not indicate that approval of the plan would be against shareholder interest.

2. We generally oppose retirement plans and bonuses for non-executive directors and independent statutory auditors.

3. In the U.S. context, we generally vote against shareholder proposals requiring shareholder approval of all severance agreements, but we generally support proposals that require shareholder approval for agreements in excess of three times the annual compensation (salary and bonus) and proposals that require companies to adopt a provision requiring an executive to receive accelerated vesting of equity awards if there is a change of control and the executive is terminated. We generally oppose shareholder proposals that would establish arbitrary caps on pay. We consider on a case-by-case basis shareholder proposals that seek to limit Supplemental Executive Retirement Plans (SERPs), but support such proposals where we consider SERPs to be excessive.

4. Shareholder proposals advocating stronger and/or particular pay-for-performance models will be evaluated on a case-by-case basis, with consideration of the merits of the individual proposal within the context of the particular company and its labor markets, and the company’s current and past practices. While we generally support emphasis on long-term components of senior executive pay and strong linkage of pay to performance, we consider factors including whether a proposal may be overly prescriptive, and the impact of the proposal, if implemented as written, on recruitment and retention.

5. We generally support proposals advocating reasonable senior executive and director stock ownership guidelines and holding requirements for shares gained in executive equity compensation programs

6. We generally support shareholder proposals for reasonable “claw-back” provisions that provide for company recovery of senior executive bonuses to the extent they were based on achieving financial benchmarks that were not actually met in light of subsequent restatements.

7. Management proposals effectively to re-price stock options are considered on a case-by-case basis. Considerations include the company’s reasons and justifications for a re-pricing, the company’s competitive position, whether senior executives and outside directors are excluded, potential cost to shareholders, whether the re-pricing or share exchange is on a value-for-value basis, and whether vesting requirements are extended.

8. Say-on-Pay: We consider proposals relating to an advisory vote on remuneration on a case-by-case basis. Considerations include a review of the relationship between executive remuneration and performance based on operating trends and total shareholder return over multiple performance periods. In addition, we review remuneration structures and potential poor pay practices, including relative magnitude of pay, discretionary bonus awards, tax gross ups, change-in-control features, internal pay equity and peer group construction. As long-term investors, we support remuneration policies that align with long-term shareholder returns.

I. Social, Political and Environmental Issues. Shareholders in the U.S. and certain other markets submit proposals encouraging changes in company disclosure and practices related to particular corporate, social, political and environmental matters. We consider how to vote on the proposals on a case-by-case basis to determine likely impacts on shareholder value. We seek to balance concerns on reputational and other risks that lie behind a proposal against costs of implementation, while considering appropriate shareholder and management prerogatives. We may abstain from voting on proposals that do not have a readily determinable financial impact on shareholder value. We support proposals that, if implemented, would enhance useful disclosure, but we generally vote against proposals requesting reports that we believe are duplicative, related to matters not material to the business, or that would impose unnecessary or excessive costs. We believe that certain social and environmental shareholder proposals may intrude excessively on management prerogatives, which can lead us to oppose them.

J. Funds of Funds. Certain MSIM Funds advised by an MSIM Affiliate invest only in other MSIM Funds. If an underlying fund has a shareholder meeting, in order to avoid any potential conflict of interest, such proposals will be voted in the same proportion as the votes of the other shareholders of the underlying fund, unless otherwise determined by the Proxy Review Committee. Other MSIM Funds invest in unaffiliated funds. If an unaffiliated underlying fund has a shareholder meeting and the MSIM Fund owns more than 25% of the voting shares of the underlying fund, the MSIM Fund will vote its shares in the unaffiliated underlying fund in the same proportion as the votes of the other shareholders of the underlying fund to the extent possible.

III. ADMINISTRATION OF POLICY

The MSIM Proxy Review Committee (the “Committee”) has overall responsibility for the Policy. The Committee, which is appointed by MSIM’s Long-Only Executive Committee, consists of investment professionals who represent the different investment disciplines and geographic locations of the firm, and is chaired by the director of the Corporate Governance Team (“CGT”). Because proxy voting is an investment responsibility and impacts shareholder value, and because of their knowledge of companies and markets, portfolio managers and other members of investment staff play a key role in proxy voting, although the Committee has final authority over proxy votes.

The CGT Director is responsible for identifying issues that require Committee deliberation or ratification. The CGT, working with advice of investment teams and the Committee, is responsible for voting on routine items and on matters that can be addressed in line with these Policy guidelines. The CGT has responsibility for voting case-by-case where guidelines and precedent provide adequate guidance.

The Committee will periodically review and have the authority to amend, as necessary, the Policy and establish and direct voting positions consistent with the Client Proxy Standard.

CGT and members of the Committee may take into account Research Providers’ recommendations and research as well as any other relevant information they may request or receive, including portfolio manager and/or analyst comments and research, as applicable. Generally, proxies related to securities held in accounts that are managed pursuant to quantitative, index or index-like strategies (“Index Strategies”) will be voted in the same manner as those held in actively managed accounts, unless economic interests of the accounts differ. Because accounts managed using Index Strategies are passively managed accounts, research from portfolio managers and/or analysts related to securities held in these accounts may not be available. If the affected securities are held only in accounts that are managed pursuant to Index Strategies, and the proxy relates to a matter that is not described in this Policy, the CGT will consider all available information from the Research Providers, and to the extent that the holdings are significant, from the portfolio managers and/or analysts.

A. Committee Procedures

The Committee meets at least quarterly and reviews and considers changes to the Policy at least annually. Through meetings and/or written communications, the Committee is responsible for monitoring and ratifying “split votes” (i.e., allowing certain shares of the same issuer that are the subject of the same proxy solicitation and held by one or more MSIM portfolios to be voted differently than other shares) and/or “override voting” (i.e., voting all MSIM portfolio shares in a manner contrary to the Policy). The Committee will review developing issues and approve upcoming votes, as appropriate, for matters as requested by CGT.

The Committee reserves the right to review voting decisions at any time and to make voting decisions as necessary to ensure the independence and integrity of the votes.

B. Material Conflicts of Interest

In addition to the procedures discussed above, if the CGT Director determines that an issue raises a material conflict of interest, the CGT Director may request a special committee to review, and recommend a course of action with respect to, the conflict(s) in question (“Special Committee”).

A potential material conflict of interest could exist in the following situations, among others:

1. The issuer soliciting the vote is a client of MSIM or an affiliate of MSIM and the vote is on a matter that materially affects the issuer.

2. The proxy relates to Morgan Stanley common stock or any other security issued by Morgan Stanley or its affiliates except if echo voting is used, as with MSIM Funds, as described herein.

3. Morgan Stanley has a material pecuniary interest in the matter submitted for a vote (e.g., acting as a financial advisor to a party to a merger or acquisition for which Morgan Stanley will be paid a success fee if completed).

If the CGT Director determines that an issue raises a potential material conflict of interest, depending on the facts and circumstances, the issue will be addressed as follows:

1. If the matter relates to a topic that is discussed in this Policy, the proposal will be voted as per the Policy.

2. If the matter is not discussed in this Policy or the Policy indicates that the issue is to be decided case-by-case, the proposal will be voted in a manner consistent with the Research Providers, provided that all the Research Providers consulted have the same recommendation, no portfolio manager objects to that vote, and the vote is consistent with MSIM’s Client Proxy Standard.

3. If the Research Providers’ recommendations differ, the CGT Director will refer the matter to a Special Committee to vote on the proposal, as appropriate.

Any Special Committee shall be comprised of the CGT Director and at least two portfolio managers (preferably members of the Committee) as approved by the Committee. The CGT Director may request non-voting participation by MSIM’s General Counsel or his/her designee and the Chief Compliance Officer or his/her designee. In addition to the research provided by Research Providers, the Special Committee may request analysis from MSIM Affiliate investment professionals and outside sources to the extent it deems appropriate.

C. Proxy Voting Reporting

The CGT will document in writing all Committee and Special Committee decisions and actions, which documentation will be maintained by the CGT for a period of at least six years. To the extent these decisions relate to a security held by an MSIM Fund, the CGT will report the decisions to each applicable Board of Trustees/Directors of those Funds at each Board’s next regularly scheduled Board meeting. The report will contain information concerning decisions made during the most recently ended calendar quarter immediately preceding the Board meeting.

MSIM will promptly provide a copy of this Policy to any client requesting it. MSIM will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client’s account.

MSIM’s Legal Department is responsible for filing an annual Form N-PX on behalf of each MSIM Fund for which such filing is required, indicating how all proxies were voted with respect to such Fund’s holdings.

APPENDIX A

The following procedures apply to accounts managed by Morgan Stanley AIP GP LP: (i) closed-end funds registered under the Investment Company Act of 1940, as amended; (ii) discretionary separate accounts; (iii) unregistered funds; and (iv) non-discretionary accounts offered in connection with AIP’s Customized Advisory Portfolio Solutions service.

Generally, AIP will follow the guidelines set forth in Section II of MSIM’s Proxy Voting Policy and Procedures. To the extent that such guidelines do not provide specific direction, or AIP determines that consistent with the Client Proxy Standard, the guidelines should not be followed, the Proxy Review Committee has delegated the voting authority to vote securities held by accounts managed by AIP to the Fund of Hedge Funds investment team, the Private Equity Fund of Funds investment team, the Private Equity Real Estate Fund of Funds investment team or the Portfolio Solutions team of AIP. A summary of decisions made by the applicable investment teams will be made available to the Proxy Review Committee for its information at the next scheduled meeting of the Proxy Review Committee.

In certain cases, AIP may determine to abstain from determining (or recommending) how a proxy should be voted (and therefore abstain from voting such proxy or recommending how such proxy should be voted), such as where the expected cost of giving due consideration to the proxy does not justify the potential benefits to the affected account(s) that might result from adopting or rejecting (as the case may be) the measure in question.

Waiver of Voting Rights

For regulatory reasons, AIP may either 1) invest in a class of securities of an underlying fund (the “Fund”) that does not provide for voting rights; or 2) waive 100% of its voting rights with respect to the following:

1. Any rights with respect to the removal or replacement of a director, general partner, managing member or other person acting in a similar capacity for or on behalf of the Fund (each individually a “Designated Person,” and collectively, the “Designated Persons”), which may include, but are not limited to, voting on the election or removal of a Designated Person in the event of such Designated Person’s death, disability, insolvency, bankruptcy, incapacity, or other event requiring a vote of interest holders of the Fund to remove or replace a Designated Person; and

2. Any rights in connection with a determination to renew, dissolve, liquidate, or otherwise terminate or continue the Fund, which may include, but are not limited to, voting on the renewal, dissolution, liquidation, termination or continuance of the Fund upon the occurrence of an event described in the Fund’s organizational documents; provided, however, that, if the Fund’s organizational documents require the consent of the Fund’s general partner or manager, as the case may be, for any such termination or continuation of the Fund to be effective, then AIP may exercise its voting rights with respect to such matter.

Approved by the Morgan Stanley Funds Board on September 16-17, 2015.

APPENDIX B

DESCRIPTION OF RATINGS

Standard & Poor’s Ratings Services

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

I. S&P’s Long-Term Issue Credit Ratings

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB; B; CCC; CC; and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Note: The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

II. S&P’s Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Moody’s Investors, Inc.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.

I. Moody’s Global Long-Term Rating Scale

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

II. Moody’s Global Short-Term Rating Scale

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch Ratings Inc.

Fitch Ratings’ credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

I. Fitch’s Long-Term Issuer Credit Rating Scales

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk Default is imminent or inevitable, or the issuer is in standstill. Conditions that are indicative of a ‘C’ category rating for an issuer include: a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation; b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or c. Fitch Ratings otherwise believes a condition of ‘RD’ or ‘D’ to be imminent or inevitable, including through the formal announcement of a distressed debt exchange.

RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased operating. This would include: a. the selective payment default on a specific class or currency of debt; b. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation; c. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; or d. execution of a distressed debt exchange on one or more material financial obligations.

D: Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term Issuer Default Ratings category, or to Long-Term Issuer Default Ratings categories below ‘B’.

II. Fitch’s Short-Term Ratings Assigned to Issuers or Obligations in Corporate, Public and Structure Finance

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

PART C—OTHER INFORMATION

ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements: The audited financial statements of the Partnership for the fiscal year ended December 31, 2014 are incorporated by reference, as stated in the Private Placement Memorandum.

(2)	Exhibits:

(2)(a)(1)	Certificate of Formation of Limited Partnership.(1)

(2)(a)(2)	Agreement of Limited Partnership.(1)

(2)(a)(3)	Amended and Restated Agreement of Limited Partnership.(1)

(2)(a)(4)	Amendment to Amended and Restated Agreement of Limited Partnership.(1)

(2)(b)	Not Applicable.

(2)(c)	Not Applicable.

(2)(d)	See Item 25(2)(a)(2).

(2)(e)	Not Applicable.

(2)(f)	Not Applicable.

(2)(g)(1)	Amended and Restated Investment Advisory Agreement.(1)

(2)(g)(2)	Sub-Advisory Agreement.(2)

(2)(h)	Not Applicable.

(2)(i)	Not Applicable.

(2)(j)	Custodian Agreement.(1)

(2)(k)(1)	Administrative Services Agreement.(1)

(2)(k)(2)	Escrow Agreement.(1)

(2)(k)(3)	Demand Discretionary Credit Agreement.(1)

(2)(k)(4)	Second Amendment to Demand Discretionary Credit Agreement.(2)

(2)(k)(5)	Form of Voting Waiver Agreement.(1)

(2)(l)	Not Applicable.

(2)(m)	Not Applicable.

(2)(n)	Not Applicable.

(2)(o)	Not Applicable.

(2)(p)	Not Applicable.

(2)(q)	Not Applicable.

(2)(r)(1)	Code of Ethics of the Partnership.(1)

(2)(r)(2)	Code of Ethics of the Adviser and General Partner.(1)

(1)	Previously filed.
(2)	Filed herewith.

ITEM 26.	MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable.

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Morgan Stanley Alternative Investment Partners LP (the “General Partner”), the general partner of the Registrant, and/or Morgan Stanley AIP GP LP (the “Adviser”), the investment adviser to the Registrant. The Adviser was formed under the laws of the State of Delaware on November 10, 2000. Additional information regarding the Adviser is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60699). The General Partner was formed under the laws of the State of Delaware on July 25, 2000, and is the sole general partner of the Partnership. The General Partner is a limited partnership whose sole general partner is the Adviser.

ITEM 29.	NUMBER OF HOLDERS OF SECURITIES

Title of Class: Limited Partnership Interests Number of Record Holders: 13 (Registrant anticipates that as the result of the ongoing private offerings of Interests there will be more than 100 record holders of such Interests).

ITEM 30.	INDEMNIFICATION

Reference is made to Section 3.10 of Registrant’s Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) filed as Exhibit 2(a)(3) to this Registration Statement. Registrant hereby undertakes that it will apply the indemnification provisions of the Partnership Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect. Registrant, in conjunction with the General Partner, the Adviser and Registrant’s Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each managing director, executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant’s Private Placement Memorandum in the section entitled “The Adviser.”

ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of Registrant at 225 Franklin Street, Boston, Massachusetts 02110. The other required books and records are maintained by the General Partner at 100 Front Street, Suite 400, West Conshohocken, Pennsylvania 19428-2881.

ITEM 33.	MANAGEMENT SERVICES

Not Applicable.

ITEM 34.	UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Amendment No. 9 to the registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 23rd day of October, 2015.

Morgan Stanley Institutional Fund of Hedge Funds LP

By:	/s/ John H. Gernon
	Name:	John H. Gernon
	Title:	President and Principal Executive Officer